UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
(Rule 14a-101)
SCHEDULE 14A INFORMATION
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Navistar International Corporation

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1

NAVISTAR INTERNATIONAL CORPORATION
2701 NAVISTAR DRIVE
LISLE, ILLINOIS 60532
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
MONDAY, MARCH 10, 2014
11:00 A.M. – CENTRAL TIME

January 24, 2014
To our stockholders:

On behalf of the Board of Directors of Navistar International Corporation you are cordially invited to attend our 2014 Annual Meeting of Stockholders, which will be held on March 10, 2014, at 11:00 A.M. Central Time, at our corporate headquarters located at 2701 Navistar Drive, Lisle, Illinois 60532. At our annual meeting, our stockholders will be asked to:

●	Elect as directors the nominees named in the accompanying proxy statement;

●	Ratify the appointment of our independent registered public accounting firm;

●	Act on an advisory vote on executive compensation as disclosed in this proxy statement;

●	Consider a stockholder proposal; and

●	Act upon any other matters properly brought before the annual meeting.

We plan to send a Notice of Internet Availability of Proxy Materials on or about January 24, 2014. The Notice of Internet Availability of Proxy Materials contains instructions on how to access our materials on the Internet, as well as instructions on obtaining a paper copy of the proxy materials. The Notice of Internet Availability of Proxy Material is not a form for voting and presents only an overview of the proxy materials. In order to attend our 2014 Annual Meeting of Stockholders, you must have an admission ticket. Procedures for requesting an admission ticket are detailed in the accompanying proxy statement. Attendance and voting is limited to stockholders of record at the close of business on January 10, 2014.

By Order of the Board of Directors,

Curt A. Kramer Secretary
IMPORTANT NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIALS
FOR THE STOCKHOLDERS MEETING TO BE HELD ON MARCH 10, 2014,
THE ANNUAL REPORT AND PROXY STATEMENT ARE AVAILABLE AT
HTTP://WWW.NAVISTAR.COM/NAVISTAR/INVESTORS

EXECUTIVE SUMMARY
Business Strategy
Our 2013 Accomplishments
During fiscal 2013, Navistar International Corporation ("we", the "Company" or "Navistar") have taken several actions that we believe will improve our performance while continuing to evaluate additional opportunities to enhance value. The entire organization remains aligned around our Drive-to-Deliver turnaround plan to address our top priorities, which are:

•
Improved quality - We moved with urgency to address quality issues in our existing product portfolio, as well as implemented new quality controls and testing systems. For example, during fiscal 2013, we logged nearly four million test miles on the International® ProStar® trucks powered by our Certified MaxxForce 13L engine (defined below).

•
Hit our launches - We achieved several milestones, which include achieving U.S. Environmental Protection Agency ("EPA") certification using an existing Selective Catalytic Reduction ("SCR") technology, getting to market products that incorporate existing SCR technology while expanding our engine options, and revamping our heavy-duty truck portfolio. Specific examples include:

◦	We met our first major engine strategy milestone with the launch of certain Class 8 truck models featuring the Cummins ISX15 engine with the Cummins SCR after-treatment system in December 2012.

◦
In April, we met another major engine strategy milestone with the receipt of EPA certification of our MaxxForce 13L Big-Bore engines incorporating the Cummins SCR after-treatment system (the “Certified MaxxForce 13L engine”). Later in that same month, we began shipping our International® ProStar® trucks powered by our Certified MaxxForce 13L engine. Also in April, we received on-board diagnostic ("OBD") certification for all current applications.

•
Deliver on our 2013 plan - We demonstrated discipline with regard to the cash of our manufacturing operations, where we met our guidance each quarter of fiscal 2013. We made tough decisions to reduce operating costs and made good progress on our benchmarking study and a Return on Invested Capital ("ROIC") evaluation initiative. We changed our leadership, which resulted in blending a combination our internal expertise with an outside perspective.

◦
Throughout fiscal 2013, we initiated various cost-reduction actions that were identified by our benchmarking study. Specifically in September 2013, we leveraged efficiencies identified through redesigning our organizational structure and began implementing new cost-reduction initiatives, including an enterprise-wide reduction-in-force, which we expect will contribute an estimated $50 million to $60 million of annual savings beginning in fiscal 2014.

◦
The ROIC evaluation initiative drove the discussions to divest: (i) our interests in Mahindra Navistar Automotives Ltd. and Mahindra-Navistar Engines Private Ltd. (collectively, the "Mahindra Joint Ventures") in February, (ii) the Workhorse Custom Chassis ("WCC") business in March, (iii) substantially all of our interest in certain operations of the Monaco RV business in May, and (iv) the Bison Coach trailer manufacturing business ("Bison Coach") in October. We also entered into an agreement to sublease a portion of our manufacturing facility in Cherokee, Alabama. Additionally, we began rationalizing certain engineering and product development programs, due in part to changes in our engine strategy and renewed focus on our core business of the North American truck and bus markets.

•
Built sales momentum - We have seen a strong response in our traditional markets as evidenced by our backlog of unfilled truck orders increase of 26% for October 31, 2013, as compared to October 31, 2012. We have seen an increase in our order share in the second half of fiscal 2013 compared to the first half of the year. We believe this momentum will continue to be fueled by offering the Cummins ISB 6.7 liter engine (the “Cummins ISB”) in our International® DuraStar® medium-duty trucks and IC Bus™ CE Series school buses. Initial production of DuraStar® and CE Series school buses, incorporating the Cummins ISB, is expected to begin during our first quarter of fiscal 2014.

Our Expectations Going Forward
We believe we are well-positioned to build upon our fiscal 2013 accomplishments and take them to the next level through the following efforts:

•
Lead in vehicle uptime - Quality remains at the forefront of our customer-focused approach. We believe our quality will continue to improve and our trucks will be market leaders in uptime and fuel economy with the lowest cost of ownership. Going forward, we believe we are building the best trucks in our Company's history.

•
Lean enterprise - We are utilizing a customer-focused redesign of our trucks to find new ways to reduce costs and add value for our customers. We are eliminating waste and driving functional excellence to achieve continuous improvement. We expect these steps will build customer satisfaction, lower our break-even point, and drive profitability at all points in the cycle.

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Financial growth - We expect the increases seen in our orders and backlogs in our traditional markets will translate to increased volumes and market share in the future. Due to our focus on reducing costs through manufacturing optimization, eliminating waste, and addressing the opportunities identified by our benchmarking study, we expect to lower manufacturing costs, increase capacity utilization and productivity, and a lower cost structure. We also expect to continue to enhance our liquidity profit and meet the needs of our financial obligations. As a result of these actions, we expect to improve our financial performance and achieve our long-term financial goals.

•
Profitable improvements in market share - We expect the sales momentum that began in fiscal 2013 to continue with new and improved products, volume growth, and effective pricing. We intend to move steadily closer to having a full-product portfolio with SCR technology. We expect to continue to enhance our product differentiation with enhanced features and options that will benefit our customers and help drive profitable market share improvements.

Changes in Management
In connection with our renewed focus on the North America market, we have realigned our leadership and management structure around functional expertise. We believe this realignment will result in better execution of our strategies by facilitating faster decision making, driving greater accountability and transparency, creating better alignment towards common objectives, and reducing our operating costs.
In March 2013, our Board of Directors (the "Board") appointed Troy A. Clarke as President and Chief Executive Officer (“CEO”) of the Company and as a member of the Board, effective April 15, 2013. Mr. Clarke, previously served as the Company’s President and Chief Operating Officer. At the same effective date, Lewis B. Campbell, who had served as Executive Chairman and Interim CEO since August 2012, stepped down from those positions and from the Board.
The Company made several other management changes during fiscal 2013:

•	In June, Walter G. Borst was appointed as the Company's as Executive Vice President and Chief Financial Officer ("CFO"), succeeding Andrew J. (A. J.) Cederoth.

•	In April, Jack Allen was named President and Chief Operating Officer. He had previously been President of North America Truck and Parts.

•	In May, Bill Kozak was hired as the new President of North America Truck and Parts and Bill Osborne was named the new Vice President, Global Manufacturing and Quality.

•	In August, Terry Kline was hired as the new Chief Information Officer.
Board of Director Changes
During fiscal 2013, our Board underwent several changes due, in part, to the retirement of Diane H. Gulyas and John C. Pope, and amendments to agreements (the "Settlement Agreement Amendments") relating to the composition of our Board entered into with two of our largest stockholders, Carl C. Icahn and several entities controlled by him (collectively, the “Icahn Group”) and Mark H. Rachesky, MD and several entities controlled by him (collectively, the “MHR Group”). On December 10, 2012, Mr. Samuel J. Merksamer was appointed as the mutually agreed upon representative of both the Icahn Group and the MHR Group to replace Ms. Gulyas. Pursuant to the Settlement Agreement Amendments, we granted each of the Icahn Group and the MHR Group the right to nominate two directors to serve on our Board effective as of our 2014 Annual Meeting of Stockholders (the "Annual Meeting"). The Icahn Group's nominees are Mr. Vincent J. Intrieri and Mr. Samuel J. Merksamer. The MHR Group nominees are Dr. Mark H. Rachesky and Mr. Michael Sirignano.
Corporate Governance
During fiscal 2013, we strove to maintain effective governance practices and policies, and to solicit and consider input from our stockholders. Beginning with the Annual Meeting, the Board will be completely declassified and all directors will be subject to annual election to one-year terms. In April, with the appointment of Mr. Clarke as our new CEO, the Board determined it would be preferable for one of our independent directors to serve as Chairman and so elected James H. Keyes to this position. Mr. Keyes, who has served on our Board since 2002, was previously Chairman/CEO of a Fortune 500 company and has served on other public company boards. In July, we amended our Stockholder Rights Plan (the "Rights Plan") to raise the trigger threshold from 15% to 20% and to extend the expiration of the Rights Plan to June 18, 2015.
In addition to these actions during the year, we believe that the following items, among others, contribute to a strong governance and compensation profile:

•	9 of 10 director nominees are independent under ours and the NYSE rules.

•	We have 100% independent Board standing committees.

•	We have stockholder representation on all of our Board committees.

•	We have a director resignation policy with respect to directors who fail to obtain a majority vote.

•	We adopted a clawback policy.

•	We do not provide tax gross-ups to any employees.

•	We have "double trigger" change in control benefits.

•	Our NEOs and directors are subject to stock ownership guidelines and stock retention requirements.

•	We impose restrictions on short selling, trading in derivatives, pledges, hedges and margin account use by our executives and directors.
Compensation Policies
During fiscal 2013, members of our Board and management spoke with several of our large stockholders and with proxy advisors Institutional Shareholder Services ("ISS") and Glass Lewis to discuss our compensation policies, among other matters. In response to stockholder feedback, we made significant changes to our executive compensation policies in fiscal 2013. For a summary of our commitment to best practices in executive compensation and changes made in fiscal 2013, please see the Executive Summary section of the Compensation, Discussion and Analysis section of this proxy statement. Highlights of these changes include the following:

•	We engaged the services of a new executive compensation consultant.

•	We approved changes to our Annual Incentive Plan to support our turnaround strategy.

•	We limited future long-term incentive awards to executives to performance-based equity instruments.

•	We structured our CEO's pay to provide an upfront equity grant in lieu of long-term incentive payments.

•	We approved a new peer group.

•	We approved new stock ownership and retention requirements for our senior management team.

•	We adopted a clawback policy.
For a more detailed summary of our commitment to best practices in executive compensation and changes made in fiscal 2013, please see Executive Summary section of the Compensation, Discussion and Analysis section of this proxy statement.

FREQUENTLY ASKED QUESTIONS REGARDING ATTENDANCE AND VOTING
Q:  Why did I receive a notice of internet availability of proxy materials?
A:   Pursuant to the rules of the U.S. Securities and Exchange Commission (“SEC”), we have elected to provide access to our proxy materials over the internet. Accordingly, we have sent you a Notice of Internet Availability of Proxy Materials (the "Notice") because the Board is soliciting your proxy to vote your shares at our 2014 Annual Meeting of Stockholders (the “Annual Meeting”). This proxy statement includes information that we are required to provide to you under the rules of the SEC and is designed to assist you in voting your shares. All stockholders will have the ability to access the proxy materials on the website referred to in the Notice or request to receive a printed set of the proxy materials. Instructions on how to access the proxy materials over the internet or to request a printed copy can be found in the Notice.
Q:  What is the purpose of the Annual Meeting?
A:   The purpose of the Annual Meeting is to have stockholders consider and act upon the matters outlined in the notice of Annual Meeting and this proxy statement, which include (i) Proposal 1 – the election of the nominees named in this proxy statement as directors, (ii) Proposal 2 – the ratification of the appointment of KPMG LLP ("KPMG"), the Company's independent registered public accounting firm, (iii) Proposal 3 – an advisory vote on executive compensation, a so-called “Say-on-Pay” proposal, (iv) Proposal 4 - acting on a stockholder proposal, and (v) any other matters properly brought before the Annual Meeting. In addition, management may report on the performance of the Company and respond to appropriate questions from stockholders.
Q:  How does the Board recommend that I vote?
A.   The Board recommends that you vote:

•	FOR the election of each of the director nominees (Proposal 1);

•	FOR the ratification of the appointment of KPMG LLP, as our independent registered public accounting firm (Proposal 2);

•	FOR the approval of the advisory vote on executive compensation (Proposal 3); and

•	NO RECOMMENDATION with respect to the stockholder proposal (Proposal 4).
Q:  Who can attend the Annual Meeting?
A:   Anyone wishing to attend the Annual Meeting must have an admission ticket issued in his or her name. Admission is limited to:

•	Stockholders of record on January 10, 2014;

•	An authorized proxy holder of a stockholder of record on January 10, 2014; or

•	An authorized representative of a stockholder of record who has been designated to present a properly-submitted stockholder proposal.
You must provide evidence of your ownership of shares with your ticket request. The specific requirements for obtaining an admission ticket are specified in the Admission and Ticket Request Procedure section of this proxy statement.

Q:  What is a stockholder of record?
A:   A stockholder of record or registered stockholder is a stockholder whose ownership of Navistar common stock ("Common Stock") is reflected directly on the books and records of our transfer agent, Computershare Investor Services (the “Transfer Agent”). If you hold Common Stock through a bank, broker or other intermediary, you hold your shares in “street name” and are not a stockholder of record. For shares held in street name, the stockholder of record of the shares is your bank, broker or other intermediary. Navistar only has access to ownership records for stockholders of record. So, if you are not a stockholder of record, for the purpose of requesting an admission ticket to attend the Annual Meeting, you must present us with additional documentation to evidence your stock ownership as of the record date, such as, a copy of your brokerage account statement, a letter from your broker, bank or other nominee or a copy of your voting instruction card.
Q:  When is the record date and who is entitled to vote?
A:   The Board has set January 10, 2014, as the record date for the Annual Meeting. Holders of shares of Common Stock on that date are entitled to one vote per share. As of January 10, 2014, there were approximately 81,242,023 shares of Common Stock outstanding. If you hold shares of our Common Stock as a participant in any of the Company’s 401(k) or retirement savings plans, your proxy card will represent the number of shares of Common Stock allocated to your account under the plan and will serve as a direction to the plan’s trustee as to how the shares in your account are to be voted.
A list of all registered stockholders will be available for examination by stockholders during normal business hours at 2701 Navistar Drive, Lisle, Illinois 60532 at least ten (10) days prior to the Annual Meeting and will also be available for examination at the Annual Meeting.
Q:  How do I vote?
A:   For stockholders of record: You may vote by any of the following methods:

•	in person – stockholders who obtain an admission ticket (following the specified procedures) and attend the Annual Meeting in person may cast a ballot received at the Annual Meeting.

•	by Internet – stockholders may access the Internet at www.proxyvote.com and follow the instructions on the proxy card or in the Notice.

•	by phone – stockholders may call toll-free 1-800-690-6903 and follow the instructions on the proxy card or in the Notice.

•	by mail – if you requested and received your proxy materials by mail, you may complete, sign, date and mail the enclosed proxy card.
For holders in street name: You will receive instructions from your bank or broker that you must follow in order for your shares to be voted.
Q:  How can I change or revoke my proxy?
A:   For stockholders of record: You may change or revoke your proxy at any time before it is exercised by (i) submitting a written notice of revocation to Navistar c/o the Corporate Secretary at 2701 Navistar Drive, Lisle, Illinois 60532, (ii) signing and returning a new proxy card with a later date, (iii) validly submitting a later-dated vote by telephone or via the Internet on or before 11:59 pm EST on March 9, 2014 or (iv) attending the Annual Meeting and voting in person. For all methods of voting, the last vote properly cast will supersede all previous votes.

For holders in street name: You may change or revoke your voting instructions by following the specific directions provided to you by your bank or broker.
Q:  Is my vote confidential?
A:   Yes. Proxy cards, ballots and voting tabulations that identify stockholders are kept confidential. There are exceptions for contested proxy solicitations or when necessary to meet legal requirements. Broadridge Financial Solutions, Inc., the independent proxy tabulator appointed by Navistar for the Annual Meeting, will count the votes and act as the inspector of elections for the Annual Meeting.
Q:  Will my shares be voted if I do not provide my proxy?
A:   For stockholders of record: If you are the stockholder of record and you do not vote by proxy card, by telephone or via the Internet or in person at the Annual Meeting, your shares will not be voted at the Annual Meeting.
For holders in street name: If your shares are held in street name, under certain circumstances, your shares may be voted even if you do not provide the bank or brokerage firm with voting instructions. Under New York Stock Exchange (“NYSE”) rules, your broker may vote shares held in street name on certain “routine” matters without your instruction. NYSE rules considers the ratification of the appointment of KPMG as our independent registered public accounting firm (Proposal 2) to be a routine matter. As a result, your broker is permitted to vote your shares on that matter at its discretion without instruction from you.
When a proposal is not a routine matter, such as the election of directors (Proposal 1), the Say-On-Pay proposal (Proposal 3) and the approval of a stockholder proposal (Proposal 4), and you have not provided voting instructions to the bank or brokerage firm with respect to that proposal, the bank or brokerage firm cannot vote the shares on that proposal. The missing votes for these non-routine matters are called “broker non-votes.”
Q:  What is the quorum requirement for the Annual Meeting?
A:   Under Navistar’s Third Amended and Restated By-Laws (the “By-Laws”), holders of at least one-third of the shares of Common Stock outstanding on the record date must be present in person or represented by proxy in order to constitute a quorum for voting at the Annual Meeting. Abstentions and broker non-votes are counted as present for purposes of establishing a quorum.
Q:  What vote is necessary for action to be taken on proposals?
A:   It will depend on each proposal.

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Proposal 1 (election of directors) requires a plurality vote of the shares present or represented by proxy at the Annual Meeting and entitled to vote, meaning that the director nominees with the greatest number of affirmative votes are elected to fill the available seats. As outlined in our Corporate Governance Guidelines, any director who receives more “withheld” votes than “for” votes in an uncontested election is required to tender his or her resignation to the Nominating and Governance Committee for consideration and recommendation to the Board.

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Proposal 2 (ratification of the appointment of KPMG as our independent registered public accounting firm) requires the affirmative vote of a majority of the shares present or represented by proxy at the Annual Meeting and entitled to vote.

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Proposal 3 (Say-On-Pay proposal) represents an advisory vote and the results will not be binding on the Board or the Company. The affirmative vote of a majority of the shares present or represented by proxy at the Annual Meeting and entitled to vote on the matter will constitute the stockholders’ non-binding approval with respect to our executive compensation programs. Our Board will review the voting results and take them into consideration when making future decisions regarding executive compensation.

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Proposal 4 (stockholder proposal) constitutes a non-binding request that the Board redeem the rights issued pursuant to the Rights Plan. The affirmative vote of a majority of the shares present or represented by proxy at the Annual Meeting and entitled to vote on the matter will constitute the stockholders’ non-binding approval of the stockholder proposal. Our Board will review the voting results and take them into consideration in determining the course of action that it determines is in the best interests of the Company.

With respect to Proposals 2, 3 and 4 you may vote FOR, AGAINST or ABSTAIN. If you abstain from voting on any of these proposals, the abstention will have the same effect as an AGAINST vote. With respect to Proposal 1, you may vote FOR all nominees, WITHHOLD your vote as to all nominees, or FOR all nominees except those specific nominees from whom you WITHHOLD your vote. A properly executed proxy card marked WITHHOLD with respect to the election of one or more directors will not be voted with respect to the director or directors indicated. Proxies may not be voted for more than nine directors and stockholders may not cumulate votes in the election of directors. If you abstain from voting on Proposal 1, the abstention will not have an effect on the outcome of the vote.
Broker non-votes will not affect the outcome on a proposal that requires a plurality vote (Proposal 1) or on a proposal that requires the approval of a majority of the shares present in person or represented by proxy and entitled to vote (Proposals 3, and 4).
Votes submitted by mail, telephone or Internet will be voted by the individuals named on the proxy and/or voting instruction card (or the individual properly authorized) in the manner indicated. If you do not specify how you want your shares voted, they will be voted in accordance with management’s recommendations. If you hold shares in more than one account, you must vote each proxy and/or voting instruction card you receive to ensure that all shares you own are voted.

Q:  What is house-holding?
A:   If you and other residents at your mailing address own shares of Common Stock in street name, your broker or bank may notify you that your household will receive only one annual report and proxy statement for the Company if you hold shares through that broker or bank. In this practice known as “house-holding,” you were deemed to have consented to receiving only one annual report and proxy statement for your household. House-holding benefits both you and the Company because it reduces the volume of duplicate information received at your household and helps the Company to reduce expenses. Accordingly, the Company and your broker or bank will send one copy of the Notice (or our annual report and proxy statement if you have requested a physical copy) to your address. Each stockholder will continue to be entitled to vote a separate proxy and/or voting instruction card. We will promptly deliver an additional copy of either document to you if you call or write us at the following address or phone number: Investor Relations, Navistar International Corporation, 2701 Navistar Drive, Lisle, Illinois 60532, (331) 332-2143.
Q:  What does it mean if I receive more than one proxy card or more than one Notice?
A:   Whenever possible, shares of Common Stock, including shares held of record by a participant in any of the Company's 401(k) or retirement savings plans, for multiple accounts for the same registered stockholder will be combined into the same Notice or proxy card. Shares with different, even though similar, registered stockholders cannot be combined, and as a result, the stockholder may receive more than one Notice or proxy card. For example, shares registered in the name of John Doe will not be combined on the same proxy card as shares registered jointly in the name of John Doe and his wife.
Shares held in street name are not combined with shares registered in the name of an individual stockholder or for a participant in any of the Company's 401(k) or retirement savings plan and may result in the stockholder receiving more than one proxy and/or voting instruction card. For example, shares held in street name by a broker for John Doe will not be combined with shares registered in the name of John Doe.
If you hold shares in more than one account, you must vote each proxy and/or voting instruction card you receive to ensure that all shares you own are voted. If you receive more than one proxy and/or voting instruction card for accounts that you believe could be combined because the stockholder is the same, contact our Transfer Agent (for shares held by registered stockholders) or your broker (for shares held in street name) to request that the accounts be combined for future mailings.
Q:  Who pays for the solicitation of proxies?
A:   This solicitation is being made by Navistar. Accordingly, Navistar pays the cost of soliciting proxies. This solicitation is being made by mail, but also may be made by telephone, e-mail or in person. We have hired Alliance Advisors, LLC ("Alliance Advisors") to assist in the solicitation of proxies. Alliance Advisors’ fees for their assistance in the solicitation of proxies are estimated to be $15,000, plus out-of-pocket expenses. Proxies may also be solicited by our directors, officers and employees who will not receive any additional compensation for those activities. We will reimburse brokerage firms and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses for sending proxy materials to stockholders and obtaining their votes.
Q:  When are stockholder proposals or nominations due for the 2015 Annual Meeting of Stockholders?
A:   Our annual meeting of stockholders is typically held on the third Tuesday in February. Accordingly, we expect to hold our 2015 annual meeting of stockholders on or around February 17, 2015. Any stockholder proposal for inclusion in the Company’s proxy materials for the 2015 annual meeting of stockholders pursuant to SEC Rule 14a-8 under the Securities Exchange Act of 1934 (the “Exchange Act”) must be received by the Company’s Corporate Secretary no later than September 26, 2014. Any proposal may be included in next year’s proxy statement only if such proposal complies with the Company’s By-Laws and the rules and regulations promulgated by the SEC, including Rule 14a-8.
In addition, the Company’s By-Laws require that the Company be given advance written notice of nominations for election to the Board and other matters that stockholders wish to present for action at an annual meeting of stockholders (other than matters included in the Company’s proxy materials in accordance with Rule 14a-8 under the Exchange Act). For matters to be presented at the 2015 annual meeting of stockholders, the Company’s Corporate Secretary must receive such notice no earlier than October 11, 2014, and no later than November 10, 2014. The notice must contain, and be accompanied by, certain information as specified in the Company’s By-Laws. The Company recommends that any stockholder wishing to nominate a director at, or bring any other item before, an annual meeting of stockholders review the Company’s By-Laws, which are available on the Company’s website at http://www.navistar.com/navistar/investors/corporategovernance/documents. All stockholder proposals and director nominations must be delivered to Navistar by mail c/o the Corporate Secretary at 2701 Navistar Drive, Lisle, Illinois 60532.
Q:  Are there any matters to be voted on at the Annual Meeting that are not included in the proxy?
A:   We do not know of any matters to be acted upon at the Annual Meeting other than those discussed in this proxy statement. If any other matter is properly presented, proxy holders will vote on the matter in their discretion.
Q:  May stockholders ask questions at the Annual Meeting?
A:   Yes. During the Annual Meeting, stockholders may ask questions or make remarks directly related to the matters being voted on. In order to ensure an orderly meeting, we ask that stockholders direct questions and comments to the Chairman. In order to provide the opportunity to every stockholder who wishes to speak, each stockholder’s remarks will be limited to two minutes. Stockholders may speak a second time only after all other stockholders who wish to speak have had their turn.

Q: How can I find the voting results of the Annual Meeting?
A:   Preliminary voting results will be announced at the Annual Meeting. Final voting results will be published in a Current Report on Form 8-K to be filed with the SEC within four business days after the Annual Meeting. If the official voting results are not available at that time, we will provide preliminary voting results in the Form 8-K and will provide the final voting results in an amendment to the Form 8-K as soon as they become available.

PROPOSAL 1—ELECTION OF DIRECTORS
Our Board currently consists of ten directors but there exists one vacancy on our Board. At the Annual Meeting, our Board has chosen to nominate nine directors, all of who will be up for election at the Annual Meeting. The tenth director is appointed by the United Automobiles, Aerospace and Agricultural Implement Workers of America (the “UAW”) pursuant to a settlement agreement we entered into in 1993 in connection with the restructuring of our postretirement health care and life insurance benefits and is not elected by the stockholders. At our 2012 annual meeting of stockholders, our stockholders approved an amendment to Article Seventh of the Company's Certificate of Incorporation that provides for the declassification of the Board. Accordingly, the directors elected at the Annual Meeting will be elected for a one-year term ending at the 2015 annual meeting of stockholders.
If a nominee is unavailable for election, proxy holders will vote for another nominee proposed by the Board or, as an alternative, the Board may reduce the number of directors to be elected at the Annual Meeting. We know of no reason why any nominee would be unable to accept nomination or election. All nominees have consented to be named in this proxy statement and to serve if elected.
As discussed in the Executive Summary, during fiscal 2013, our Board underwent several changes as follows:

•	Effective December 10, 2012, Diane Gulyas retired as a member of the Board.

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Effective December 10, 2012, pursuant to the settlement agreements entered into with each of the Icahn Group and the MHR Group, the Company appointed Mr. Samuel J. Merksamer to the Board as the representative appointed together by the Icahn Group and the MHR Group.

•	Effective April 15, 2013, Lewis B. Campbell stepped down from his positions as Executive Chairman and Interim Chief Executive Officer and as a member of the Board.

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Effective April 15, 2013, Troy A. Clarke was appointed by the Board to the position of President and Chief Executive Officer of the Company and as a member of the Board to fill the vacancy created by the resignation of Mr. Campbell.

•	Effective April 15, 2013, James H. Keyes, an independent non-executive director, was appointed Chairman of the Board to replace Mr. Campbell.

•	Effective July 14, 2013, John C. (Jack) Pope retired as a member of the Board.

•
During the summer of 2013, our Board held discussions with two of our largest stockholders, namely the Icahn Group and the MHR Group. As a result of those discussions, on July 14, 2013, we entered into amendments to the existing settlement agreements with each of the Icahn Group and the MHR Group, pursuant to which each of the Icahn Group and the MHR Group have the right to nominate two directors to serve on our Board and to stand for election at the Annual Meeting.

•	The Icahn Group designated Vincent J. Intrieri and Samuel J. Merksamer as the Icahn Group nominees for election at the Annual Meeting.

•	The MHR Group designated Dr. Mark H. Rachesky and Michael Sirignano as the MHR Group nominees for election at the Annual Meeting.
The following summarizes additional information about each of the nominees and continuing directors as of the date of this proxy statement, including their business experience, public company director positions held currently or at any time during the last five years, involvement in certain legal or administrative proceedings, if applicable, and the experiences, qualifications, attributes or skills that qualify our nominees and continuing directors to serve as directors of the Company. The nominees were evaluated and recommended by the Nominating and Governance Committee in accordance with the process for nominating directors as found in the Nominating Directors section of this proxy statement.
YOUR BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE NOMINEES PRESENTED IN PROPOSAL 1.

Troy A. Clarke, 58, Director since April 2013. Mr. Clarke has served as President and Chief Executive Officer of NIC since April 2013. Prior to this position, Mr. Clarke served as President and Chief Operating Officer of NIC since August 2012, at Navistar, Inc. as President of the Truck and Engine Group from June 2012 to August 2012, as President of Asia-Pacific Operations of Navistar, Inc. from 2011 to 2012, and as Senior Vice President of Strategic Initiatives of Navistar, Inc. from 2010 to 2011. Prior to joining Navistar, Inc., Mr. Clarke held various positions at General Motors, including President of General Motors North America from 2006 to 2009 and President of General Motors Asia Pacific from 2003 to 2006. Over the course of his career with GM, he held several additional leadership roles, including President and Managing Director of GM de Mexico and Director of Manufacturing for GM de Mexico. On June 1, 2009, General Motors filed for voluntary reorganization under Chapter 11 of the U.S. Bankruptcy Code. Mr. Clarke received a bachelor's degree in engineering from the General Motors Institute in 1978 and a master's degree in business administration from the University of Michigan in 1982. Mr. Clarke has served on the board of directors of Fuel Systems Solutions, Inc., a public alternative fuel components and systems company, since December 2011.

Mr. Clarke's vast experience in the automotive industry over the past 38 years is invaluable to the Board in evaluating and directing the Company's future. As a result of his professional and other experiences, Mr. Clarke possesses particular knowledge and experience in a variety of areas, including corporate governance, engineering, manufacturing (international and domestic), mergers and acquisitions, sales (international and domestic) and union/labor relations, which strengthens the Board's collective knowledge, capabilities and experience and well qualifies him to serve on our Board.

John D. Correnti,* 66, Director since October 1994 (Committees: Audit, Nominating and Governance and Compensation (Chair)). Mr. Correnti serves as Chairman and Chief Executive Officer of Big River Steel, LLC, a steel mill operational and development company, since 2010. Prior to this position he was the Chairman and Chief Executive Officer of Steel Development Company, LLC, a steel mill operational and development company, from 2007 to 2010 and President and Chief Executive Officer of SeverCorr, LLC, a manufacturer of high quality flat-rolled steel products, from 2005 until 2008. He was Chairman and Chief Executive Officer of SteelCorr, LLC from 2002 to 2005, and Chairman and Chief Executive Officer of Birmingham Steel Corporation, a manufacturer of steel and steel products, from 1999 to 2002. Mr. Correnti served as Chief Executive Officer, President and Vice Chairman of Nucor Company, a mini mill manufacturer of steel products, from 1996 to 1999, and as its President and Chief Operating Officer and as a director from 1991 to 1996. He is Executive Chairman of the Board of Directors of Silicor Material, a private silicon manufacturer, since 2010, Chairman of BlueOak Resources, a private electronic waste recycling company, since 2010, and a director of Corrections Corporation of America, a public provider of correctional solutions, since 2000. He also serves on the Clarkson University Board of Trustees.

Mr. Correnti’s executive leadership and experience gained through his service as a chief executive of established and start-up companies, both public and private, and his public company director experience contribute significantly to the capabilities and composition of our Board. His skills and experience in accounting, corporate governance, distribution, engineering, human resources, compensation, and employee benefits, manufacturing (domestic and international), marketing, mergers and acquisitions, domestic sales and distribution and purchasing matters well qualifies him to serve on our Board.

Michael N. Hammes,* 72, Director since February 1996 (Committees: Compensation, Finance and Nominating and Governance (Chair)). Mr. Hammes also served as Lead Director of the Company from December 2007 to April 2013. He served as Chairman and Chief Executive Officer of Sunrise Medical Inc., which designs, manufacturers and markets home medical equipment worldwide, from 2000 until his retirement as Chief Executive Officer in 2007 and as Chairman in 2008. He was Chairman and Chief Executive Officer of the Guide Corporation, an automotive lighting business, from 1998 to 2000. He was also Chairman and Chief Executive Officer of The Coleman Company, Inc., a manufacturer and distributor of camping and outdoor recreational products and hardware/home products, from 1993 to 1997, and held a variety of executive positions with Ford and Chrysler including President of Chrysler’s International Operations and President of Ford’s European Truck Operations. He is a director of James Hardie, a public fibre cement technology company, since February 2007 and its Chairman since January 2008. He is also a director of Dynavox, Inc., a public speech-generating devices company, since April 2010 and a director of DeVilbiss Healthcare, a private manufacturer of respiratory medical products, since 2010.

As a result of these professional and other experiences, including his experience as a member of other public company boards of directors, Mr. Hammes possesses particular knowledge and experience in a variety of areas, including accounting, corporate governance, distribution, finance, manufacturing (domestic and international), marketing, international sales/distribution and product development, which strengthens the Board’s collective knowledge, capabilities and experience. Likewise, his experience and leadership in serving as Chairman and Chief Executive Officer for three different companies for fifteen years well qualifies him to serve on our Board.

Vincent J. Intrieri,* 57, Director since October 2012 (Committees: Finance (Co-Chair) and Nominating and Governance). Mr. Intrieri has been employed by Carl Icahn-related entities since October 1998 in various investment related capacities. Mr. Intrieri has served as Senior Managing Director of Icahn Capital LP, the entity through which Carl C. Icahn manages private investment funds, since January 2008. Since November 2004, Mr. Intrieri has been a Senior Managing Director of Icahn Onshore LP, the general partner of Icahn Partners LP, and Icahn Offshore LP, the general partner of Icahn Partners Master Fund LP, Icahn Partners Master Fund II LP and Icahn Partners Master Fund III LP, entities through which Mr. Icahn invests in securities. Mr. Intrieri is currently a director of: Chesapeake Energy Corporation, a public oil and gas exploration and production company, since June 2012; CVR Energy, Inc., a public independent petroleum refiner and marketer of high value transportation fuels, since May 2012; CVR Refining GP, LLC, the general partner of CVR Refining, LP, a public independent downstream energy limited partnership, since January 2013; and Forest Laboratories, a public pharmaceutical company, since June 2013.

Mr. Intrieri was previously: a director of Icahn Enterprises G.P. Inc., the general partner of Icahn Enterprises L.P. (a diversified holding company engaged in a variety of businesses, including investment, automotive, energy, gaming, railcar, food packaging, metals, real estate and home fashion) from July 2006 through September 2012, and was Senior Vice President of Icahn Enterprises G.P. Inc. from October 2011 through September 2012; a director of Dynegy Inc., a company primarily engaged in the production and sale of electric energy, capacity and ancillary services, from March 2011 through September 2012; chairman of the board and a director of PSC Metals Inc., a metal recycling company, from December 2007 through April 2012; a director of Motorola Solutions, Inc., a provider of communication products and services, from January 2011 through March 2012; a director of XO Holdings, a telecommunications company, from February 2006 through August 2011; a director of National Energy Group, Inc., a company that was engaged in the business of managing the exploration, production and operations of natural gas and oil properties, from December 2006 through June 2011; a director of American Railcar Industries, Inc., a railcar manufacturing company, from August 2005 until March 2011; a director of WestPoint International, Inc., a manufacturer and distributor of home fashion consumer products, from November 2005 through March 2011; chairman of the board and a director of Viskase Companies, Inc., a meat casing company, from April 2003 through March 2011; a director of WCI Communities, Inc., a homebuilding company, from August 2008 through September 2009; a director of Lear Corporation, a global supplier of automotive seating and electrical power management systems and components, from November 2006 through November 2008; and President and Chief Executive Officer of Philip Services Corporation, an industrial services company, from April 2005 through September 2008.

Mr. Intrieri graduated in 1984, with distinction, from The Pennsylvania State University (Erie Campus) with a B.S. in Accounting and was a certified public accountant. He possesses strong skills and experience in accounting, corporate governance, finance, mergers and acquisitions and treasury matters. Mr. Intrieri's significant experience as a director of various companies enables him to understand complex business and financial issues, which contributes greatly to the capabilities and composition of our Board and well qualifies him to serve on our Board.

James H. Keyes,* 73, Director since December 2002; Chairman since April 2013 (Committees: Audit (Chair), Compensation and Nominating and Governance). Mr. Keyes retired as Chairman of the Board of Johnson Controls, Inc., a public automotive system and facility management and control company, in 2003, a position he had held since 1993. He served as Chief Executive Officer of Johnson Controls, Inc. from 1988 until 2002. He retired as a director of Pitney Bowes, Inc. in May 2013 and is a member of the Board of Trustees of Fidelity Mutual Funds. He was also a director of LSI Logic Corporation, an electronics company that designs semiconductors and software that accelerate storage and networking in datacenters and mobile networks, from 1983 until 2008.

Mr. Keyes has broad experience as a former chief executive officer of a public company, experience as a certified public accountant, experience as a member of other public company boards of directors, and he has a Masters degree in Business Administration. He possesses strong skills and experience in accounting, corporate governance, finance, human resources/compensation/employee benefits, manufacturing (domestic and international), mergers and acquisitions and treasury matters, which well qualifies him to serve on our Board.

General (Retired) Stanley A. McChrystal,* 59, Director since February 2011 (Committees: Compensation, Finance and Nominating and Governance). Gen. McChrystal is a retired 34-year U.S. Army veteran of multiple wars. He commanded the U.S. and NATO’s security mission in Afghanistan, served as the director of the Joint Staff and was the Commander of Joint Special Operations Command, where he was responsible for the nation’s deployed military counter terrorism efforts. Gen. McChrystal is a graduate of the United States Military Academy at West Point, the United States Naval Command and Staff College and was a military fellow at both the Council on Foreign Relations and the Kennedy School of Government at Harvard University. Gen. McChrystal has been serving as a member of the Board of Directors of JetBlue Airways Corporation, a public commercial airline, since 2010, Chairman of the Board of Siemens Government Technologies, Inc., a wholly-owned indirect subsidiary and a Federal Business Entity of Siemens AG, since December 2011, and a member of the Board of Advisors of General Atomics, a private high-technology systems company ranging from the nuclear fuel cycle to remotely operated surveillance aircraft, airborne sensors, and advanced electric, electronic, wireless and laser technologies, since August 2011. In 2011, Gen. McChrystal co-founded McChrystal Group, a leadership consulting firm. He also teaches a seminar on leadership at the Jackson Institute for Global Affairs at Yale University and serves alongside his wife on the Board of Directors for the Yellow Ribbon Fund, a non-profit organization committed to helping wounded veterans and their families.

As a former senior military leader, Gen. McChrystal has experience in logistics, talent management and experience with government and regulatory affairs and military contracting. Gen. McChrystal’s years of military leadership and service are of great value to the Board as the Company makes decisions in respect of its global and military businesses.

Samuel J. Merksamer,* 33, Director since December 2012 (Committees: Audit and Compensation). Mr. Merksamer has served as a Managing Director at Icahn Capital LP since 2008, where he is responsible for identifying, analyzing and monitoring investment opportunities and portfolio companies for Icahn Capital. Mr. Merksamer has served as a director of: Hologic Inc., a public health-care company, since December 2013; Talisman Energy Inc., a public independent oil and gas exploration and production company, since December 2013; Transocean Ltd., a public provider of offshore contract drilling services for oil and gas wells, since May 2013; CVR Refining GP, LLC, the general partner of CVR Refining, LP, a public independent downstream energy limited partnership, since January 2013; Ferrous Resources Limited, a private iron ore mining company with operations in Brazil, since November 2012; and CVR Energy, Inc., a public diversified holding company primarily engaged in the petroleum refining and nitrogen fertilizer manufacturing industries, since May 2012. Mr. Merksamer was previously a director of: Federal−Mogul Corporation, a public supplier of automotive powertrain and safety components, from September 2010 to January 2014; American Railcar Industries, Inc., a railcar manufacturing company, from June 2011 to June 2013; Viskase Companies, Inc., a meat casing company, from January 2010 to April 2013; PSC Metals Inc., a metal recycling company, from March 2009 to October 2012; and Dynegy Inc., a company primarily engaged in the production and sale of electric energy, capacity and ancillary services, from March 2011 to September 2012. Mr. Merksamer received an A.B. in Economics from Cornell University in 2002.

Mr. Merksamer's significant experience as a director of various companies enables him to understand complex business and financial issues. He possesses strong skills and experience in accounting, corporate governance, finance, human resources/compensation/employee benefits, mergers and acquisitions and treasury matters, which contributes greatly to the capabilities and composition of our Board and qualifies him to serve on our Board.

Mark H. Rachesky, M.D.,* 54, Director since October 2012 (Committees: Compensation, Finance (Co-Chair) and Nominating and Governance). Dr. Rachesky is the founder and President of MHR Fund Management LLC, an investing firm that manages approximately $5 billion of assets and utilizes a private equity approach to investing in middle market companies with an emphasis on special situation and distressed investments. Dr. Rachesky serves as a member and chairman of the board of directors of Loral Space & Communications Inc., a public satellite communications company, since 2005, Lions Gate Entertainment Corp., a public entertainment company, since 2009, Leap Wireless International, Inc., a public digital wireless company, since 2004, and Telesat Canada, a public satellite company, since 2007, and as a member of the board of directors of Emisphere Technologies, Inc., a public biopharmaceutical company, since 2005 and Nationshealth, Inc., a private medical supply company, since 2005. Dr. Rachesky previously served as a director of Neose Technologies, Inc. from 1999 to 2008. Dr. Rachesky holds a B.S. in molecular aspects of cancer from the University of Pennsylvania, an M.D. from the Stanford University School of Medicine and an M.B.A. from the Stanford University School of Business.

Dr. Rachesky brings significant corporate finance and business expertise to our Board due to his background as an investor and fund manager. Dr. Rachesky also has significant expertise and perspective as a member of the boards of directors of private and public companies engaged in a wide range of businesses. Dr. Rachesky's broad and insightful perspectives relating to economic, financial and business conditions affecting the Company and its strategic direction well qualifies him to serve on our Board.

Michael Sirignano* 32, Mr. Sirignano has served as a Principal at MHR Fund Management LLC since 2012 where he is responsible for sourcing and managing investments and portfolio companies. From 2006 to 2011, Mr. Sirignano was at Owl Creek Asset Management, L.P. which is a value-oriented investment firm. Mr. Sirignano held various titles, most recently Senior Analyst. Mr. Sirignano was focused primarily on equities and distressed debt in the industrial, housing, metals and mining, telecommunication and technology sectors. Prior to that, Mr. Sirignano was a member of Rothschild’s restructuring group where he worked on restructurings, refinancing transactions and sale processes for distressed companies. Mr. Sirignano holds a B.A. in Economics, with honors, from Williams College.

Mr. Sirignano brings significant corporate finance and business expertise to our Board due to his experience as an analyst across a number of industries and his focus on equity and debt securities.

Additional Director Who Is Not Elected by the Stockholders

Dennis D. Williams,* ** 60, Director since June 2006. (Committee: Audit). Mr. Williams has served as UAW’s Secretary, Treasurer and Director, Agricultural Implement and Transnational Departments since June 2010. Prior to this position, Mr. Williams served as Director of UAW Region 4 from 2001 to June 2010 and as Assistant Director of Region 4 from 1995 to 2001. Prior to joining the UAW, Mr. Williams was employed by Case Company from 1977 to 1988. Mr. Williams also served for four years in the United States Marine Corps.

*	Indicates each director deemed independent in accordance with our Corporate Governance Guidelines and Section 303A of the NYSE Listed Company Manual Corporate Governance Standards.

**
In July 1993, we restructured our postretirement health care and life insurance benefits pursuant to a settlement agreement, which required, among other things, the addition of a seat on our Board. The director’s seat is filled by a person appointed by the UAW. This director is not elected by stockholders at the Annual Meeting. Mr. Williams was elected as a director in June 2006 to fill the seat previously held by David McAllister, the former UAW director who held this position from 2001 until his removal by the UAW in June 2006.

CORPORATE GOVERNANCE

CORPORATE GOVERNANCE GUIDELINES
Our Board has adopted Corporate Governance Guidelines, which are available on the Investor Relations section of our website at http://www.navistar.com/navistar/investors/corporategovernance/documents. These guidelines reflect the Board’s commitment to oversee the effectiveness of policy and decision-making both at the Board and management level, with a view to enhancing stockholder value.
RELATED PARTY TRANSACTIONS AND APPROVAL POLICY
Our Policy and Procedures with Respect to Related Person Transactions governs the review, approval and ratification of transactions involving the Company and related persons where the amount involved exceeds $120,000. Related persons include our executive officers, directors, director nominees, 5% stockholders and immediate family members of such persons, and entities in which one of these persons has a direct or indirect material interest. Under this policy, prior to entering into any related-person transaction, the General Counsel or Corporate Secretary of Navistar is to be notified of the facts and circumstances of the proposed transaction, including: (i) the related person’s relationship to the Company and interest in the transaction; (ii) the material facts of the proposed transaction, including the proposed aggregate value of such transaction or, in the case of indebtedness, the amount of principal that would be involved; (iii) the benefits to the Company of the proposed transaction; (iv) if applicable, the availability of other sources of comparable products or services; and (v) an assessment of whether the proposed transaction is on terms that are comparable to the terms available to an unrelated third party or to employees generally.
The General Counsel or Corporate Secretary then assesses whether the proposed transaction is a related-person transaction for purposes of the policy and SEC rules. If the General Counsel or Corporate Secretary determines that the proposed transaction is a related-person transaction for such purposes, the proposed transaction is then submitted to the Audit Committee of the Board for its consideration. The Audit Committee considers all of the relevant facts and circumstances available, including (if applicable) but not limited to: (i) the benefits to the Company; (ii) the impact on a director’s independence, in the event such person is a director; (iii) the availability of other sources for comparable products or services; (iv) the terms of the transaction; and (v) the terms available to unrelated third parties or to employees generally. No member of the Audit Committee shall participate in any review, consideration or approval of any related-person transaction with respect to which such member or any of his or her immediate family members is the related person. The Audit Committee will then make a recommendation to the Board. The Board approves only those proposed transactions that are in, or are not inconsistent with, the best interests of the Company and its stockholders, as determined by the Board in good faith. In the event that the Company becomes aware of a related-person transaction that has not been previously approved or ratified by the Board or the Audit Committee, a similar process will be undertaken by the Board and the Audit Committee in order to determine if the existing transaction should continue or be terminated and/or if any disciplinary action is appropriate. The General Counsel or Corporate Secretary may also develop, implement and maintain from time to time certain administrative procedures to ensure the effectiveness of this policy.
A copy of our Policy and Procedures with Respect to Related Person Transactions is available on the Investor Relations section of our website at http://www.navistar.com/navistar/investors/corporategovernance/documents.
Since the beginning of fiscal 2013, the following four related-person transactions occurred:

•
The first originally occurred in August 2008 and relates to our Senior Vice President and Treasurer, James M. Moran, whose wife, Kristin Moran, is employed as the General Counsel of our finance subsidiary, Navistar Financial Corporation. As General Counsel of Navistar Financial Corporation, Mrs. Moran received annual compensation and benefits for fiscal 2013 of less than $210,000, which includes base salary, annual incentive, Company 401(k) matching contributions and other standard benefits available to all employees generally, and was granted 1,028 stock options, 1,028 performance based options and 945 share settled restricted stock units. Mrs. Moran’s compensation and benefits are comparable to other employees with equivalent qualifications, experience, and responsibilities at the Company.  Moreover, Mrs. Moran’s annual compensation is market bench-marked periodically by our Corporate Compensation Department and determined outside of the related person’s reporting structure. This transaction is subject to our Policy and Procedures with Respect to Related Person Transactions because Mr. Moran is an executive officer of the Company. This transaction did not require approval, however, and is permissible under our Policy and Procedures with Respect to Related Person Transactions because Mrs. Moran's employment pre-dated Mr. Moran's appointment as our Senior Vice President and Treasurer. Any material change in the terms of Mrs. Moran’s employment would, however, need to be approved.

•
The second originally occurred in September 2009 and relates to our former Chief Financial Officer, Andrew J. Cederoth, whose brother-in-law, Daniel McEachern, is a materials manager at Navistar Defense, LLC. As materials manager at Navistar Defense, Mr. McEachern received annual compensation and benefits for fiscal 2013 of less than $145,000, which includes base salary, annual incentive, Company 401(k) matching contributions and other standard benefits available to all employees generally. Mr. McEachern’s compensation and benefits are comparable to other employees with equivalent qualifications, experience, and responsibilities at the Company.  Moreover, Mr. McEachern’s annual compensation is market bench-marked periodically by our Corporate Compensation Department and determined outside of the related person’s reporting structure. This transaction is subject to our Policy and Procedures with Respect to Related Person Transactions because Mr. Cederoth was an executive officer of the Company. This transaction did not require approval however, and is permissible under our Policy and Procedures with Respect to Related Person Transaction because Mr. McEachern’s employment predated Mr. Cederoth’s appointment as our former Executive Vice President and Chief Financial Officer.

•
The third occurred in June 2013 and was approved by our Board, upon the recommendation of the Audit Committee, and relates to Carl Icahn, a 16% stockholder of the Company, and a subsidiary of CVR Energy, Inc. (“CVR”). CVR purchased seven trucks from Navistar, Inc. for a total purchase price of approximately $800,000. Mr. Icahn owns 82% of CVR. In addition, Mr. Icahn is a member of CVR’s Board of Directors. CVR received the standard discount given to all customers and received no unique payment terms or special concessions. Because Mr. Icahn is an 82% owner of CVR, Mr. Icahn has a direct material interest in this transaction. The Audit Committee and Board considered the factors described above and the Board, upon the recommendation of the Audit Committee, approved the transaction on the basis that the Navistar/Icahn/CVR relationship is in the best interests of the Company.

•
The fourth occurred throughout fiscal 2013 and was ratified by the Board, upon the recommendation of the Audit Committee, in December 2013 and relates to Carl Icahn, a 16% stockholder of the Company, and Federal-Mogul Corporation (“Federal-Mogul”). Navistar purchased goods and services from Federal-Mogul throughout fiscal 2013 that amounted to approximately $21,000,000. Mr. Icahn owns over 80% of Federal-Mogul. Navistar received standard terms and conditions and received no unique payment terms or special concessions. Because Mr. Icahn is an 80% owner of Federal-Mogul, Mr. Icahn has a direct material interest in this transaction. The Audit Committee and the Board considered the factors described above and the Board, upon the recommendation of the Audit Committee, ratified the transactions on the basis that the Navistar/Icahn/Federal-Mogul relationship is in the best interests of the Company.

DIRECTOR INDEPENDENCE DETERMINATIONS
We believe that a substantial majority of the members of our Board should be independent non-employee directors. Our Board has affirmatively determined that eight of our nine current directors, namely Messrs. Correnti, Hammes, Intrieri, Keyes, McChrystal, Merksamer, Rachesky and Williams, qualifies as an “independent director” in accordance with the NYSE’s independence requirements and our own internal guidelines for determining director independence. If Mr. Sirignano is elected as director at the Annual Meeting, the Board has determined that he also qualifies as an "independent director." Each of these directors and nominees has also been determined to be financially literate. All of the members of our Audit Committee, Compensation Committee, Finance Committee and the Nominating and Governance Committee are independent and financially literate.
Both the NYSE requirements and our own guidelines include a series of objective tests for determining the independence of a director, such as that the director is not an employee of Navistar and has not engaged in various types of commercial or charitable relationships with Navistar. A copy of our existing guidelines for determining director independence, as included in our Corporate Governance Guidelines, is available on the Investor Relations section of our website at http://www.navistar.com/navistar/investors/corporategovernance/documents. Our Board has made a determination as to each independent director that no relationship exists which, in the opinion of the Board, would interfere with the exercise of the director’s independent judgment in carrying out his or her responsibilities as a director.

In making these determinations, our Board reviewed and discussed information provided by the directors and Navistar with regard to each director’s business and personal activities as they may relate to Navistar, its management and/or its independent registered public accounting firm.
BOARD LEADERSHIP STRUCTURE
The Company’s Corporate Governance Guidelines require the Board to select the Chairman of the Board and the CEO and to determine from time to time whether the positions are combined and filled by one person or separated and filled by two persons. Previously, our CEO served as Chairman and we had an independent Lead Director. Beginning in April 2013, with the appointment of Mr. Clarke as our new CEO, the Board determined it would be preferable for one of our independent directors to serve as Chairman, and as such elected Mr. Keyes to this position. Mr. Keyes, who has over 11 years serving on our Board, was previously Chairman/CEO of a Fortune 500 company and has served on other public company boards. The Board believes this board leadership structure is best for our Company and our stockholders as Mr. Clarke begins his service as CEO of our Company.
We believe it is the CEO's responsibility to run the Company and the Chairman's responsibility to run the Board. As directors continue to have more oversight responsibilities than ever before, we believe it is beneficial to have an independent Chairman whose sole job is leading the Board. In making its decision to change the leadership structure and appoint an independent chairman, the Board considered the time that Mr. Clarke will be required to devote to the CEO position in this important turn-around time for the Company. By having another director serve as Chairman, Mr. Clarke will be able to focus his entire energy on turning around the Company.
Our Corporate Governance Guidelines require that if, in the future, the CEO is serving as Chairman, then the Board would also name an independent Lead Director.
RISK OVERSIGHT
Our Board has overall responsibility for the oversight of risk management at our Company. Day-to-day risk management is the responsibility of management, which has implemented an Enterprise Risk Management process to identify, assess, manage and monitor risks that our Company faces. Enterprise Risk Management operates within our Internal Audit and Sarbanes-Oxley Compliance department and coordinates its efforts with that department. Our Board, either as a whole or through its committees, regularly discusses with management our major risk exposures, their potential impact on our Company, and the steps we take to monitor and control such exposures.
While our Board has general oversight responsibility for risk at our Company, the Board has delegated some of its risk oversight duties to the various Board committees. In particular, the Audit Committee is responsible for generally reviewing and discussing the Company’s policies and guidelines with respect to risk assessment and risk management. It also focuses on the management of financial risk exposure and oversees financial statement compliance and control environment risk exposure. The Nominating and Governance Committee oversees risks related to corporate governance, including risk related to the political environment. The Compensation Committee assists our Board in overseeing the management of risks arising from our compensation policies and programs and programs related to assessment, selection, succession planning, training and development of executives of the Company. Finally, the Finance Committee is responsible for overseeing policies with respect to financial risk assessment and financial risk management including, without limitation, risks relating to liquidity/access to capital and macroeconomic trends/environment risks. Each of the Board committees periodically reviews these risks and then discusses the process and results with the full Board.
The Board believes maintaining an independent Board with a separate Chairman and CEO permits open discussion and assessment of the Company’s ability to manage risks associated with the Company’s strategic plans and objectives.
NOMINATING DIRECTORS
You may recommend any person as a candidate for director for election at our 2015 annual meeting of stockholders by writing to our Corporate Secretary at 2701 Navistar Drive, Lisle, Illinois 60532 and complying with the procedures set forth in our By-Laws. Your letter must be received by the Company’s Corporate Secretary no earlier than October 11, 2014, and no later than November 10, 2014, and must include all of the information required by our By-Laws including, but not limited to, the proposed nominee’s biographical information and principal occupation; the number of shares of capital stock of the Company which are owned by the proposed nominee, appropriate information about the proposed nominee that would be required to be included in a proxy statement under the rules of the SEC, the number of shares held by you, information about the relationship between the proposed nominee and you, any pending or threatened litigation in which the proposed nominee is a party and a representation that you intend to appear in person or by proxy at the meeting to nominate the proposed nominee. Your letter must be accompanied by the written consent of the proposed nominee to being named as a nominee and to serve as a director if elected. You may only recommend a candidate for director if you hold shares of Common Stock on the date you give the notice described above, on the record date for the annual meeting of stockholders at which you propose such nominee be elected and on the date of the annual meeting of stockholders at which you propose such nominee be elected.
The Nominating and Governance Committee identifies nominees for directors from various sources, including suggestions from Board members and management, and in the past has used third party consultants to assist in identifying and evaluating potential nominees. The Nominating and Governance Committee will consider persons recommended by the stockholders in the same manner as a committee-recommended nominee. The Nominating and Governance Committee has specified the following minimum qualifications that it believes must be met by a nominee for a position on the Board:

•	knowledge and contacts in the Company’s industry and other relevant industries;

•	positive reputation in the business community;

•	the highest personal and professional ethics and integrity and values that are compatible with the Company’s values;

•	experiences and achievements that provide the nominee with the ability to exercise good business judgment;

•	ability to make significant contributions to the Company’s success;

•	ability to work successfully with other directors;

•	willingness to devote the necessary time to the work of the Board and its committees which includes being available for the entire time of meetings;

•	ability to assist and evaluate the Company’s management;

•	involvement only in other activities or interests that do not create a conflict with his or her responsibilities to the Company and its stockholders;

•
understanding of and ability to meet his or her responsibilities to the Company’s stockholders including the duty of care (making informed decisions) and the duty of loyalty (maintaining confidentiality and avoiding conflicts of interest); and

•	potential to serve on the Board for at least five years.
The Nominating and Governance Committee believes that consideration should also be given to having a diversity of backgrounds, skills, and perspectives among the directors, and that generally directors should not be persons whose primary activity is investment banking, law, accounting, or consulting. In addition, in selecting directors, the Nominating and Governance Committee will consider the need to strengthen the Board by providing a diversity of persons in terms of their expertise, age, sex, race, ethnicity, education, and other attributes which contribute to the Board’s diversity. Our Board diversity policy is contained within our Corporate Governance Guidelines.
The satisfaction of the above criteria is implemented and assessed through ongoing consideration of directors and nominees by the Nominating and Governance Committee and the Board, as well as through the Board’s self-evaluation process. Based upon these activities and its review of the current composition of the Board, the Nominating and Governance Committee and the Board believe that these criteria have been satisfied.
As outlined in our Corporate Governance Guidelines, any director who receives more “withheld” votes than “for” votes in an uncontested election is required to tender his or her resignation to the Nominating and Governance Committee for consideration and recommendation to the Board. The Board will publicly disclose its decision.

BOARD COMMITTEES AND MEETINGS
The Board documented its governance practices, policies and procedures in our Corporate Governance Guidelines. These governance standards embody many of our long-standing practices, policies and procedures, which are the foundation of our commitment to best practices. In October 2013, the Board conducted an evaluation of the committees and the Board.
The Board has four standing committees: an Audit Committee, a Compensation Committee, a Finance Committee and a Nominating and Governance Committee. Each of the committees is governed by a written charter, copies of which are available on the Investor Relations section of our website at http://www.navistar.com/navistar/investors/corporategovernance/documents.
In fiscal 2013, the full Board met 25 times. In addition, the Board’s independent directors meet regularly in executive session without management present to, among other things, evaluate the performance of the Chief Executive Officer and discuss corporate strategies. The Chairmen of our Audit, Compensation, Nominating and Governance and Finance Committees of the Board each preside as the chair at meetings or executive sessions of independent directors at which the principal items to be considered are within the scope of the authority of his committee.
During fiscal 2013, each of the directors attended 75% or more of all the meetings of the Board and the committees on which he serves. The average attendance of all directors at meetings of the Board and the committees on which he served in fiscal 2013 was 86%. We encourage all Board members to attend all meetings, including the Annual Meeting. All of our directors who were directors at the time of our 2013 annual meeting of stockholders attended that meeting.
Below is a table indicating committee membership and a description of each committee of the Board.

Committee Membership (as of December 31, 2013)
	Audit		Compensation		Finance		Nominating & Governance
Troy A. Clarke
John D. Correnti	✓		✓	*			✓
Michael N. Hammes			✓		✓		✓	*
Vincent J. Intrieri					✓	*	✓
James H. Keyes	✓	*	✓				✓
Stanley A. McChrystal			✓		✓		✓
Samuel J. Merksamer	✓		✓
Mark H. Rachesky			✓		✓	*	✓
Dennis D. Williams	✓
 *    Indicates the chair of the committee. Mr. Intrieri and Mr. Rachesky serve as co-chairs of the Finance Committee.
Audit Committee – The Audit Committee assists the Board in fulfilling its responsibility for oversight of the Company’s financial reporting process, the Company’s legal and regulatory compliance, the independence, qualifications and performance of the Company’s independent registered public accounting firm and the performance of the Company’s internal audit function and corporate compliance function. The Audit Committee reviews the audit plans of the Company’s independent registered public accounting firm and internal audit staff, reviews the audit of the Company’s accounts with the independent registered public accounting firm and the internal auditors, considers the adequacy of audit scope and reviews and discusses with the auditors and management the auditors’ reports. The Audit Committee also reviews environmental reports and compliance activities for the Company’s facilities and the expense accounts of executive officers and directors. The Audit Committee reviews and decides on conflicts of interest and waivers of compliance with the Company's Code of Conduct that may affect executive officers and directors, discusses policies and guidelines with respect to risk assessment and risk management. The Audit Committee reviews and recommends to the Board for approval to either approve, ratify, reject or take other action with respect to related person transactions and it prepares and approves the Audit Committee Report for inclusion in the Company's proxy statement. Additional information on the roles and responsibilities of the Audit Committee is provided in the Audit Committee Report section of this proxy statement. All members of the Audit Committee are independent and the Board designated each Audit Committee member, namely Mr. John D. Correnti, Mr. James H. Keyes, Mr. Samuel J. Merksamer, and Mr. Dennis D. Williams, as an “audit committee financial expert,” as defined by applicable law, rules and regulations. In fiscal 2013, the Audit Committee held 13 meetings. The Audit Committee conducted an evaluation of its performance in October 2013.
Compensation Committee – The Compensation Committee makes recommendations to the Board with respect to the appointment and responsibilities of all executive officers, reviews and approves the compensation of executive officers who are not also directors of the Company, reviews and approves the Company’s compensation strategy and any associated risks, recommends to the independent members of the Board the compensation of executive officers who also are directors of the Company, administers the Company’s equity and incentive compensation plans, engages the compensation consultants that advise the Compensation Committee and approves the consultants' fees and terms of engagement, furnishes an annual Compensation Committee Report on executive compensation and reviews and discusses the Compensation Discussion & Analysis (“CD&A”) with management and recommends to the Board the inclusion of the CD&A in the Company’s proxy statement. Upon management’s recommendation, the Compensation Committee reviews basic changes to non-represented employees’ base compensation and incentive and benefit plans. The Compensation Committee also oversees the development and implementation of succession plans for senior executives (with the exception of our CEO). Additional information on the roles and responsibilities of the Compensation Committee is provided in the CD&A section of this proxy statement. The Compensation Committee held 15 meetings in fiscal 2013. The Compensation Committee conducted an evaluation of its performance in October 2013.
Finance Committee – The Finance Committee reviews the Company’s financing requirements, custody and management of assets which fund the pension and retirement savings plans of the Company’s subsidiaries, procedures by which projections and estimates of cash flow are developed, dividend policy and investment spending and capital expenditure budgets. The Finance Committee also oversees the Company’s policies with respect to financial risk assessment and financial risk management, including liquidity and access to capital and macroeconomic trends. The Finance Committee held 12 meetings in fiscal 2013. The Finance Committee conducted an evaluation of its performance in October 2013.
Nominating and Governance Committee – The Nominating and Governance Committee is responsible for the organizational structure of the Board and its committees, recommending to the Board the directors to serve on the standing Board committees, reviewing and making recommendations to the Board concerning nominees for election as directors, CEO succession planning, reviewing and making recommendations to the Board concerning corporate governance practices and policies and changes to the Company’s Certificate of Incorporation and By-Laws and overseeing risks related to corporate governance and the political environment. In addition, the Nominating and Governance Committee leads the Board in its self-evaluation process and monitors compliance with the Corporate Governance Guidelines. The Nominating and Governance Committee held 22 meetings in fiscal 2013. The Nominating and Governance Committee conducted an evaluation of its performance in October 2013.
COMMUNICATION WITH THE BOARD
Interested parties may communicate with any of our directors, our Board as a group, our non-employee directors as a group or any committees of the Board by sending an e-mail to presiding.director@navistar.com or by writing to the Presiding Director, c/o the Corporate Secretary, at 2701 Navistar Drive, Lisle, Illinois 60532. The Board has given the Corporate Secretary the discretion to distribute communications to the director or directors, after ascertaining whether the communications are appropriate to the duties and responsibilities of the Board. Communications that relate to ordinary business matters that are not within the scope of the Board’s duties and responsibilities will be forwarded to the appropriate employee within the Company. Solicitations, junk email and obviously frivolous or inappropriate communications will not be forwarded. You will receive a written acknowledgment from the Corporate Secretary’s Office upon receipt of your communication.

CODE OF CONDUCT
Our Code of Conduct embodies a code of ethics (the “Code”) applicable to all of our directors, officers and employees. The Code establishes the principles, policies, standards and conduct for professional behavior in the workplace. Every director, officer and employee is required to read and follow the Code. A copy of the Code is available on the Investor Relations section of our website at http://www.navistar.com/navistar/investors/corporategovernance/documents. Any waiver of the Code for executive officers or directors of the Company requires the approval of the Audit Committee and must be promptly disclosed to the Company’s stockholders. We intend to disclose on the Investor Relations section of our website (http://www.navistar.com/navistar/investors/corporategovernance/documents) any amendments to, or waivers from, the Code that is required to be publicly disclosed under the rules of the SEC.
The Audit Committee has established procedures for employees, vendors and other interested parties to communicate concerns with respect to our accounting, internal controls or financial reporting to the Audit Committee, which has responsibility for these matters. Concerns may be reported as follows:

Via the Navistar Business Abuse and Compliance Hotline	Write to the Audit Committee	E-mail the Audit Committee
1 -877-734-2548 or via the Internet at tnwinc.com/webreport/default.asp	Audit Committee c/o Corporate Secretary Navistar International Corporation 2701 Navistar Drive Lisle, Illinois 60532	Audit.committee@navistar.com

AUDIT COMMITTEE REPORT
Management of the Company has the primary responsibility for the integrity of the accounting, auditing and financial reporting practices of the Company, including the system of internal controls. KPMG LLP (“KPMG”), our independent registered public accounting firm, is responsible for performing an independent audit of the Company’s consolidated financial statements and internal controls over financial reporting in accordance with standards established by the Public Company Accounting Oversight Board (United States) and issuing a report thereon. The Audit Committee’s responsibility is to monitor these processes. In this regard, the Audit Committee meets periodically with management, the internal auditors and our independent registered public accounting firm. The Audit Committee has the authority to conduct or authorize investigations into any matters within the scope of its responsibilities and the authority to retain such outside counsel, experts and other advisors as it determines appropriate to assist it in conducting any such investigations. The Audit Committee is responsible for selecting and, if appropriate, replacing our independent registered public accounting firm.
The Audit Committee discussed with KPMG the overall scope and execution of the independent audit and reviewed and discussed the audited financial statements with management. Discussions about the Company’s audited financial statements included KPMG’s judgments about not only the acceptability of the accounting principles, but also the quality of, and the reasonableness of significant judgments and the clarity of disclosures in, the financial statements. The Audit Committee also discussed with KPMG other matters required by Statement on Auditing Standards No. 61 (AICPA, Professional Standards, AU section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T. KPMG provided to the Audit Committee the written disclosures and the letter required by the applicable requirements of the Public Company Accounting Oversight Board regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence, and the Audit Committee discussed the independence of the independent registered public accounting firm with management and KPMG. The Audit Committee concluded that KPMG’s independence had not been impaired.
Based on the above-mentioned review and discussions with management and KPMG, and subject to the limitations on the roles and responsibilities of the Audit Committee referred to above and in the Audit Committee’s written charter, the Audit Committee recommended to the Board that the Company’s audited consolidated financial statements be included in its Annual Report on Form 10-K for the fiscal year ended October 31, 2013 for filing with the SEC. In addition, the Audit Committee engaged KPMG to serve as the Company’s independent registered public accounting firm for fiscal year 2014.
Audit Committee
James H. Keyes, Chairman
John D. Correnti
Samuel J. Merksamer
Dennis D. Williams

PERSONS OWNING MORE THAN FIVE PERCENT OF NAVISTAR COMMON STOCK
This table indicates, as of January 10, 2014, all persons we know to be beneficial owners of more than 5% of our Common Stock. This information is based, in part, on a review of Schedule 13D, Schedule 13G and Section 16 reports filed with the SEC by persons and entities listed in the table below.

Name and Address	Total Amount and Nature of Beneficial Ownership		Percent of Class (A)
Franklin Resources, Inc. One Franklin Parkway San Mateo, CA 94403-1906	14,588,520	(B)	17.96%
Carl C. Icahn c/o Icahn Associates Corp., 767 Fifth Avenue, Suite 4700 New York, NY 10153	13,309,735	(C)	16.38%
Mark H. Rachesky, M.D. 40 West 57th Street, 24th floor New York, NY 10019	13,074,857	(D)	16.09%
GAMCO Investors, Inc. et. al. One Corporate Center Rye, NY 10580-1435	8,210,182	(E)	10.11%
Citadel Advisors LLC 131 South Dearborn Street, 32nd Floor Chicago, Illinois 60603	4,348,428	(F)	5.35%

(A)	Applicable percentage ownership is based upon 81,242,023 shares of Common Stock outstanding as of January 10, 2014.

(B)
As reported in Schedule 13G/A filed with the SEC on February 12, 2013 by Franklin Resources, Inc. ("FRI"), Charles B. Johnson, Rupert H. Johnson, Jr. and Templeton Global Advisors Limited. These securities are beneficially owned by one or more open- or closed-end investment companies or other managed accounts that are investment management clients of investment managers that are direct and indirect subsidiaries of FRI. Charles B. Johnson and Rupert H. Johnson, Jr. each own in excess of 10% of the outstanding common stock of FRI and are the principal stockholders of FRI. See the Schedule 13G/A for certain disclaimers of beneficial ownership.

(C)
As reported in Schedule 13D/A filed with the SEC on July 19, 2013 by High River Limited Partnership (“High River”), Hopper Investments LLC (“Hopper”), Barberry Corp. (“Barberry”), Icahn Partners Master Fund LP (“Icahn Master”), Icahn Partners Master Fund II LP (“Icahn Master II”), Icahn Partners Master Fund III LP (“Icahn Master III”), Icahn Offshore LP (“Icahn Offshore”), Icahn Partners LP (“Icahn Partners”), Icahn Onshore LP (“Icahn Onshore”), Icahn Capital LP (“Icahn Capital”), IPH GP LLC (“IPH”), Icahn Enterprises Holdings L.P. (“Icahn Enterprises Holdings”), Icahn Enterprises G.P. Inc. (“Icahn Enterprises GP”), Beckton Corp. (“Beckton”), and Carl C. Icahn (collectively, the “Icahn Reporting Persons”). The Icahn Reporting Persons reported the following: High River has sole voting power and sole dispositive power with regard to 2,661,946 shares of Common Stock and each of Hopper, Barberry and Mr. Icahn has shared voting power and shared dispositive power with regard to such shares of Common Stock; Icahn Master has sole voting power and sole dispositive power with regard to 4,241,590 shares of Common Stock and each of Icahn Offshore, Icahn Capital, IPH, Icahn Enterprises Holdings, Icahn Enterprises GP, Beckton and Mr. Icahn has shared voting power and shared dispositive power with regard to such shares of Common Stock; Icahn Master II has sole voting power and sole dispositive power with regard to 1,660,223 shares of Common Stock and each of Icahn Offshore, Icahn Capital, IPH, Icahn Enterprises Holdings, Icahn Enterprises GP, Beckton and Mr. Icahn has shared voting power and shared dispositive power with regard to such shares of Common Stock; Icahn Master III has sole voting power and sole dispositive power with regard to 730,846 shares of Common Stock and each of Icahn Offshore, Icahn Capital, IPH, Icahn Enterprises Holdings, Icahn Enterprises GP, Beckton and Mr. Icahn has shared voting power and shared dispositive power with regard to such shares of Common Stock. Icahn Partners has sole voting power and sole dispositive power with regard to 4,015,130 shares of Common Stock and each of Icahn Onshore, Icahn Capital, IPH, Icahn Enterprises Holdings, Icahn Enterprises GP, Beckton and Mr. Icahn has shared voting power and shared dispositive power with regard to such shares of Common Stock.

Barberry is the sole member of Hopper, which is the general partner of High River. Icahn Offshore is the general partner of each of Icahn Master, Icahn Master II and Icahn Master III. Icahn Onshore is the general partner of Icahn Partners. Icahn Capital is the general partner of each of Icahn Offshore and Icahn Onshore. Icahn Enterprises Holdings is the sole member of IPH, which is the general partner of Icahn Capital. Beckton is the sole stockholder of Icahn Enterprises GP, which is the general partner of Icahn Enterprises Holdings. Mr. Icahn is the sole stockholder of each of Barberry and Beckton. As such, Mr. Icahn is in a position indirectly to determine the investment and voting decisions made by each of the Icahn Reporting Persons. In addition, Mr. Icahn is the indirect holder of approximately 92.6% of the outstanding depositary units representing limited partnership interests in Icahn Enterprises L.P. (“Icahn Enterprises”). Icahn Enterprises GP is the general partner of Icahn Enterprises, which is the sole limited partner of Icahn Enterprises Holdings. See the Schedule 13D/A filed by the Icahn Reporting Persons for certain disclaimers of beneficial ownership.

(D)
As reported in a Form 4 filed with the SEC on September 9, 2013 by MHR Institutional Partners III LP, MHR Institutional Advisors III LLC, MHR Fund Management LLC, MHR Holdings LLC and Dr. Rachesky. MHR Institutional Partners III LP and MHR Institutional Advisors III LLC each has sole voting and dispositive power over 11,922,293 shares of Common Stock. MHR Fund Management LLC and MHR Holdings LLC have sole voting and dispositive power over 13,072,979 shares of Common Stock. Dr. Rachesky has sole voting and dispositive power over 13,074,857 shares of Common Stock, which includes 1,878 shares acquired in connection with his service as a director of Navistar. The shares reported therein are held for the accounts of (a) MHR Capital Partners Master Account LP, (b) MHR Capital Partners (100) LP, and (c) MHR Institutional Partners III LP.

(E)
As reported in a Schedule 13D/A filed with the SEC on September 6, 2013, by Gabelli Funds, LLC, GAMCO Asset Management, Inc., Gabelli Securities, Inc., Gabelli Foundation, Inc., MJG Associates, Inc., MJG-IV Limited Partnership, Teton Advisors, Inc., and Mario J. Gabelli (collectively, the "Gabelli Reporting Persons"). The Gabelli Reporting Persons reported the following: Gabelli Funds LLC has sole voting and dispositive power with regard to 2,577,334 shares of Common Stock, GAMCO Asset Management Inc. has sole voting power with regard to 5,161,348 shares of Common Stock and sole dispositive power with regard to 5,548,848 shares of Common Stock, Gabelli Securities, Inc. has sole voting and dispositive power with regard to 1,500 shares of Common Stock, Gabelli Foundation, Inc. has sole voting and dispositive power with regard to 9,000 shares of Common Stock, MJG Associates, Inc. has sole voting and dispositive power with regard to 3,000 shares of Common Stock, MJG-IV Limited Partnership has sole voting and dispositive power with regard to 2,000 shares of Common Stock, Teton Advisors, Inc. has sole voting and dispositive power with regard to 2,000 shares of Common Stock, Mr. Gabelli has sole voting and dispositive power with regard to 66,500 shares of Common Stock. Mr. Gabelli is deemed to have beneficial ownership of the shares of Common Stock owned beneficially by each of the foregoing entities due to the fact that he directly or indirectly controls or acts as chief investment officer for such entities. See the Schedule 13D/A filed by the Gabelli Reporting Persons for certain disclaimers of beneficial ownership.

(F)
As reported in a Schedule 13G filed with the SEC on January 3, 2013, by Citadel Advisors LLC, Citadel Holdings II LP, Citadel Investment Group II, L.L.C. and Kenneth Griffin (collectively, the "Citadel Reporting Persons"). The Citadel Reporting Persons reported the following: Citadel Advisors LLC has shared voting power and shared dispositive power with regard to 4,196,228 shares of Common Stock, Citadel Holdings II LP, has shared voting power and shared dispositive power with regard to 4,196,228 shares of Common Stock, Citadel Investment Group II, L.L.C. has shared voting power and shared dispositive power with regard to 4,348,428 shares of Common Stock, and Kenneth Griffin has shared voting power and shared dispositive power with regard to 4,348,428 shares of Common Stock. See the Schedule 13G filed by the Citadel Reporting Persons for certain disclaimers of beneficial ownership.

NAVISTAR COMMON STOCK OWNED BY EXECUTIVE OFFICERS AND DIRECTORS
The following table sets forth certain information regarding beneficial ownership of our Common Stock as of December 31, 2013 by: (i) each of our directors or nominees for director; (ii) each of our executive officers named in the Summary Compensation Table (“NEOs”); and (iii) all of our directors, nominees for director and executive officers as a group. In general, “beneficial ownership” includes those shares of Common Stock a director, nominee for director or NEO has the power to vote or transfer, stock units convertible into Common Stock within 60 days and stock options exercisable within 60 days. Except as noted, the persons named in the table below have the sole voting and investment power with respect to all shares of Common Stock beneficially owned by them.

Name/Group	Owned (A)	Number of DSUs, PSUs or RSUs Convertible into Common Stock (B)	Obtainable Through Stock Option Exercise	Total		Percent of Class
John J. Allen	28,032	6,915	78,838	113,785		*
Walter G. Borst	—	—	—	—		*
Lewis B. Campbell	—	—	—	—		*
Andrew J. Cederoth	—	6,779	18,533	25,312		*
Troy A. Clarke	54,100	1,827	50,000	105,927		*
John D. Correnti	6,063	13,257	24,600	43,920		*
Steven K. Covey	25,810	3,601	136,539	165,950		*
Michael N. Hammes	6,395	—	15,400	21,795		*
Vincent J. Intrieri	—	1,231	1,667	2,898		*
James H. Keyes	3,416	16,424	24,600	44,440		*
Stanley A. McChrystal	1,508	8,204	5,000	14,712		*
Samuel J. Merksamer	—	585	1,667	2,252		*
Mark H. Rachesky(C)	13,074,857	—	1,667	13,076,524		16.1
Michael Sirignano	—	—	—	—		*
Eric Tech	15,094	1,148	49,458	65,700		*
Dennis D. Williams(D)	—	—	—	—		*
All Directors and Executive Officers as a Group (20 persons)(E)	13,252,951	66,146	512,430	13,831,527	(F)	17.0

*	Percentage of shares beneficially owned does not exceed one percent.

(A)
The number of shares shown for each NEO (and all directors and executive officers as a group) includes the number of shares of Common Stock owned indirectly, as of December 31, 2013, by such executive officers in our Retirement Accumulation Plan, as reported to us by the Plan trustee.

(B)	For additional information on deferred share units (“DSUs”), premium share units (“PSUs”) and restricted stock units (“RSUs”) see below.

(C)
As reported in a Form 4 filed with the SEC on September 9, 2013 by MHR Institutional Partners III LP, MHR Institutional Advisors III LLC, MHR Fund Management LLC, MHR Holdings LLC and Dr. Rachesky. See also Footnote D to the section Persons Owning More Than Five Percent of Navistar Common Stock in this proxy statement.

(D)	At the request of the UAW, the UAW representative director, Dennis Williams, does not receive stock or stock option grant awards.

(E)	Includes all current directors, NEOs and officers for purposes of Section 16 of the Exchange Act as a group.

(F)	Includes 7,822 shares over which there is shared voting and investment power by certain executive officers (not including the NEOs) included in the Directors and Executive Officers as a group.

DSUs PSUs and RSUs
Under our Executive Stock Ownership Program in effect for fiscal 2013 and prior years, executives may defer their cash bonus into DSUs. If an executive officer elects to defer a cash bonus, the number of shares shown for such NEO includes these DSUs. These DSUs vest immediately. The number of shares shown as owned for each NEO (and all Executive Officers as a group) also includes PSUs that were awarded pursuant to the Executive Stock Ownership Program. PSUs vest in equal installments on each of the first three anniversaries of the date on which they are awarded. Effective November 1, 2013, our Executive Stock Ownership Program was amended and restated to, among other things, eliminate an executive's ability to earn PSUs or defer their cash bonus into DSUs.
Under our Non-Employee Directors Deferred Fee Plan, directors may defer all or a portion of their annual retainer into DSUs, and prior to calendar year 2012 when attendance at board and committee meetings were also paid, all or a portion of their meeting fees into DSUs. If a director elected to defer a portion of their annual retainer and/or meeting fees into DSUs, these DSUs are shown as owned.
Certain of our executives have been awarded share settled restricted stock units (RSUs) that were granted under the 2013 Performance Incentive Plan. The RSUs vest in equal installments on each of the first three anniversaries of the date of grant and are converted into common stock on a one to one basis at time of vesting.

COMPENSATION
COMPENSATION COMMITTEE REPORT
The Compensation Committee of our Board (the “Compensation Committee”) reviewed and discussed the Compensation Discussion and Analysis (“CD&A”) required by Item 402(b) of Regulation S-K with management, and based upon this review and discussion, the Compensation Committee recommended to the Board that the CD&A be included in this proxy statement. The independent members of the Board reviewed and discussed the compensation of the Chief Executive Officer.

The Compensation Committee	The Independent Members of the Board of Directors (non-Compensation Committee members)
John D. Correnti, Chairperson	Vincent Intrieri
Michael N. Hammes	Dennis D. Williams
James H. Keyes
Samuel J. Merksamer
General (Retired) Stanley A. McChrystal
Mark H. Rachesky
(Approved by the members of the Compensation Committee and the other independent members of the Board on December 16, 2013.)
COMPENSATION DISCUSSION AND ANALYSIS
The Compensation Committee has the responsibility to approve and monitor all compensation and benefit programs for our executive officers (for purposes of this proxy statement, the term executive officer means the senior leadership of the Company, including officers for purposes of Section 16 of the Exchange Act ("Section 16 Officers") and NEOs) and makes recommendations for the compensation and benefits of our Chief Executive Officer (the “CEO”), which is then reviewed and approved by the independent members of our Board. As part of its responsibilities, the Compensation Committee reviews the performance of our executive officers and approves compensation based on the overall successes of the individual executive, his or her specific business unit to the extent applicable, and the organization as a whole. The Compensation Committee is governed by a written charter, a copy of which is available on the Investor Relations section of our website at http://www.navistar.com/navistar/investors/corporategovernance/documents.

Executive Summary

Throughout the past year, the Compensation Committee engaged in an extensive review of our executive compensation programs after seeing the results of the non-binding advisory vote on our executive compensation programs from our 2013 annual meeting of stockholders. Members of the Compensation Committee and management met with proxy advisory firms and major stockholders to understand and address their concerns, key among which were due to special circumstances in connection with our turnaround, including the departure of our former CEO, the promotion of our current CEO, and the recruitment of our current CFO. In response to this outreach, our executive compensation programs have been modified to align management and stockholder interests in executing a turnaround plan in fiscal 2013, as well as incorporating best practices in executive pay programs.

Navistar can currently be best described as a closely-held large public company, with two stockholders holding over 30% of our Common Stock and occupying several Board seats. Our top 4 stockholders hold over 60% of our Common Stock and have significant input into both the management and compensation decisions over the past year. Major changes among our NEOs in fiscal 2013 include:
•Troy Clarke as the new President and Chief Executive Officer (CEO).
•Walter Borst as the new Executive Vice President and Chief Financial Officer (CFO).
•Jack Allen as the new Executive Vice President and Chief Operating Officer (COO).
With respect to the Board, two new members have been added to the Compensation Committee and those additions are directors appointed by two of our largest stockholders. In fact, we have stockholder-nominated directors on each of our committees. Also, the Board will be fully declassified for the first time at the Annual Meeting with each director up for election.
In August 2012, Mr. Lewis B. Campbell succeeded Mr. Daniel C. Ustian, as our Executive Chairman and Interim Chief Executive Officer to lead Navistar's turnaround efforts on an interim basis, until a permanent successor was identified. Mr. Troy A. Clarke was chosen as successor and was appointed President and CEO by the Board effective April 15, 2013. At that time, the Board also made the decision to separate the roles of Chairman and CEO and Mr. Keyes was appointed the independent Chairman of the Board.
Overall pay for current executives was actually down in fiscal 2012 in response to the Company's performance.
•No annual incentive was awarded for fiscal 2012.

•	Realized pay for stock options and performance shares under the Total Shareholder Return ("TSR") program, i.e. the actual amount these awards were worth to our NEOs as of October 31, 2012, was $0.
During fiscal 2013, the Compensation Committee took the following actions with respect to the Company's executive compensation program:

•	Engaged the services of a new executive compensation consultant to assess our current policies and programs and recommend changes to better align with best practices.

•
Approved an Annual Incentive Plan ("AI Plan") for fiscal 2013 with four performance measures aligned with our turnaround strategy consisting of (i) Manufacturing cash, (ii) Earnings Before Interest, Taxes, Depreciation and Amortization ("EBITDA"), (iii) SG&A savings and (iv) successful quality engine launch.

•	Approved changes to our Long-Term Incentive Plan ("LTI Plan"), with executives receiving only performance-based equity instruments.

•
Structured a pay package for a new CEO with direct input from major stockholders, aligning his incentives with a Company turnaround by issuing an upfront equity grant in lieu of any long-term incentive payments over the next 3 years in order to measure performance over the long-term.

New for fiscal 2014

•	Approved a new peer group, placing Navistar at the median based on revenue and enterprise value.

•
Approved a new Executive Stock Ownership Program ("ESOP") which increases ownership multiples, adds retention requirements, and eliminates premium shares. These changes are effective beginning fiscal 2014.

•
Adopted a new recoupment policy effective fiscal 2014 which enables the Company to recover incentive-based compensation in the event of an accounting restatement due to material non-compliance with financial reporting requirements, as well as intentional misconduct.

•
Approved certain revisions to our Executive Severance Agreement ("ESA") template for fiscal 2014 and going forward, including, but not limited to: (i) reducing the duration of the agreement period post-Change in Control (“CIC”); (ii) modifications to the definition of CIC; (iii) reducing the duration of the post-CIC period and (iv) inclusion of the Company’s ability to recoup incentive pay under the Company’s Recoupment Policy.

Looking Forward: Pay for Performance
The Company experienced a net loss in fiscal 2012 and 2013. These operating results were largely due to our inability to achieve EPA approval under our previous emissions strategy, expenses related to the new engine launches, a continuing decrease in our military-related business, lower market share during the transition to the new engine strategy, and higher warranty expense. As such, no annual incentives awards were paid in respect of the fiscal 2012 AI Plan and fiscal 2012 LTI Plan values decreased with a depressed stock price. For fiscal 2013, the AI Plan was revamped to address key goals for the turnaround effort using multiple metrics and the LTI Plan was overhauled to be 100% performance-based.
The focus in fiscal 2014 is to return to profitability by meeting targets along the following parameters:

•
Cash: Short-term liquidity is key to continuing operations and positive cash flow from operations needs to be achieved. Navistar is continuing to work on improving the balance sheet by restructuring and focusing on core businesses.

•	Market Share: In our capital intensive industry, market share is key to both operational efficiency and long term viability.

•	Earnings: To maintain a long-term value proposition for stockholders, Navistar needs to balance market share goals with profitability by achieving competitive margin levels.
An additional area of focus is product quality. As the current warranty challenges have illustrated, the timeline for identifying issues extends beyond the first 12 months of the product life cycle. During fiscal 2014, we intend to identify fleets, designate comparative products, and establish a baseline quality metric for use in continuing incentive programs.
Detailed Review of Executive Compensation
Fiscal 2013 NEO's
The following table lists our fiscal 2013 NEOs that will be discussed throughout the CD&A.

NEO	Title
Troy A. Clarke	President and Chief Executive Officer
Walter G. Borst	Executive Vice President and Chief Financial Officer
John J. Allen	Executive Vice President and Chief Operating Officer
Steven K. Covey	Senior Vice President, General Counsel and Chief Ethics Officer
Eric Tech	Senior Vice President, Strategy and Planning & President Global and Specialty Businesses
Lewis B. Campbell	Former Chairman and Interim Chief Executive Officer
Andrew J. Cederoth	Former Executive Vice President and Chief Financial Officer

Compensation Philosophy and Objectives
We believe the compensation of our executives should be closely tied to the performance and growth of the Company, so that their interests are aligned with the long-term interests of our stockholders. Consistent with this philosophy, the following guiding principles provide a framework for the Company's executive compensation program:

•	Competitive Positioning: Total remuneration is designed to attract and retain the executive talent necessary to achieve our goals through a market competitive total remuneration package.

•
Pay-for-Performance: Executive compensation is performance-based with a direct link to Company, business unit, and individual performance. It is also designed to align the interests of executives and stockholders.

•
Ownership and Responsibility: Compensation programs are designed to recognize individual contributions as well as link executive and stockholder interests through programs that reward our executive officers, based on the financial success of the Company and increases to stockholder value.

Compensation Consultant
The Compensation Committee undertook a search process to engage a new independent executive compensation consultant. The search process included in-depth interviews with three consultancy firms and culminated in the appointment of Frederic W. Cook and Company, Inc. ("Cook & Co.") in June 2013 as an independent advisor to the Compensation Committee to provide executive compensation consulting services. Cook & Co. was engaged by and reports solely to the Compensation Committee. Cook & Co. has been retained to render the following services:

•	Attend all committee meetings at the request of the Compensation Committee.

•	Advise the Compensation Committee on market trends, regulatory issues and developments and how they may impact our executive compensation programs.

•	Review the compensation strategy and executive compensation programs for alignment with our strategic business objectives.

•	Advise on the design of executive compensation programs to ensure the linkage between pay and performance.

•	Provide market data analyses to the Company.

•	Advise the Compensation Committee and the Board on setting the Chairman and CEO pay.

•	Review the annual compensation of the other NEOs as recommended by the CEO.

•	Perform such other activities as requested by the Compensation Committee.
The Compensation Committee has the sole authority to approve the terms of Cook & Co.'s engagement. Cook & Co. did not provide any services to the Company other than executive compensation consulting services during fiscal 2013.
In compliance with SEC and NYSE requirements regarding the independence of compensation consultants, Cook & Co. provided the Compensation Committee information regarding any personal, financial, or business relationships between Cook & Co. and the Company, its management or the members of the Compensation Committee that could impair its independence or present a conflict of interest. Based on its review of this information, the Compensation Committee determined that there were no relationships that impair the independence or create a material conflict of interest between the Company and Cook & Co. and the partners, consultants, and employees who service the Compensation Committee on executive compensation matters and governance issues.
Chief Executive Officer Compensation
The new executive appointments made by the Board were in the best interests of the Company as it executes on its turnaround plan. Mr. Troy A. Clarke was named as the new President and CEO, after an interim term by Mr. Lewis B. Campbell. A key concern expressed by stockholders is the alignment of CEO pay and Company performance. The Board, with the assistance of the independent executive compensation consultant, reviewed CEO pay levels of our peer group, as well as those of other manufacturing organizations with similar revenues. Consistent with our compensation philosophy and the market review for other Navistar executive officers, the Compensation Committee targeted total compensation at the market median but believed the pay for the President and CEO should be weighted with the greatest emphasis on performance.

•	Mr. Campbell’s compensation as interim CEO was based on the interim nature of the position.

◦	Mr. Campbell was awarded a base salary of $500,000 and was awarded 500,000 stock options as a new hire inducement grant.

◦	This represented a significant decrease in CEO pay and a larger percentage of CEO compensation tied to the Company’s stock performance.

•
Mr. Clarke's compensation when promoted from President and COO to President and CEO is specifically structured to focus on performance over the longer term as part of the turnaround strategy. Mr. Clarke’s compensation package was negotiated with significant input from our stockholder-nominated directors.

◦
Mr. Clarke’s base salary was increased to $900,000 and he was awarded a significant equity grant of stock options in lieu of future grants under the Company's fiscal 2014, 2015, and 2016 LTI Plan; however, over half of the grant value is subject to a 125% premium exercise price and/or earnings before interest, taxes, depreciation, amortization, pension and other post-employment obligations ("EBITDAPO") and market share goals. The time vesting stock options are scheduled to vest at the rate of 33-1/3% on each of the first three anniversaries, and performance vesting stock options vest as the performance goals pre-established by the Compensation Committee are satisfied.

◦
As President and Chief Operating Officer, Mr. Clarke also received a fiscal 2013 LTI Plan award comprised of performance stock options and performance share units. The performance stock options and performance share units each have a three (3) year cliff vesting schedule.

◦
In general, our practice excludes the use of employment contracts. However, in connection with Mr. Clarke's appointment to President and CEO, we entered into a three-year employment and services agreement with him (the "Employment Agreement"). The following summarizes the material terms of the Employment Agreement:

◦	Base salary of $900,000;

◦	AI Plan target of $810,000 (90% of base salary);

◦	Stock option grant of $14,262,001 (50% time based, 50% performance based):

▪	with a grant date value of $10,602,643 awarded in fiscal 2013 (746,665 shares)

▪	with a grant date value of $3,659,358 to be awarded in fiscal 2014 with the number of shares to be determined at the time of of grant;

◦	Life insurance equal to five times base salary;

◦	Vacation equal to four weeks;

◦	Annual flexible perquisite payment of $46,000;

◦
Severance provisions that provide for a severance payment equal to the sum of (i) two times Mr. Clarke's base salary, (ii) the amount of his target annual incentive award and (iii) a pro-rated portion of his annual incentive award at the time such payments are made to the employees generally, in the event that Mr. Clarke is terminated without cause or due to constructive termination; and

◦
Severance provisions that provide for a severance payment equal to the sum of (i) two times Mr. Clarke's base salary, (ii) the amount of his target annual incentive award and (iii) a pro-rated portion of his annual incentive award paid at the time of his termination, in the event that Mr. Clarke is terminated without cause or due to constructive termination within 24 months of a change-in-control of the Company (or during the 90 days preceding the date of a change-in-control).

Below is a table illustrating CEO Total Direct Compensation ("TDC") on a contractual and annualized basis.

	Contractual Terms				Annualized
	Fiscal 2013		Fiscal 2014	Fiscal 2015	Fiscal 2013	Fiscal 2014	Fiscal 2015
Annual Base Salary(1)	$900,000		$900,000	$900,000	$900,000	$900,000	$900,000
Annual Incentive(2)	$324,000		$810,000	$810,000	$324,000	$810,000	$810,000
Long-Term Incentive / COO	$2,563,033		$0	$0	$2,563,033	$0	$0
Long-Term Incentive / CEO	$10,602,643	(3)	$3,659,358	$0	$4,754,000	$4,754,000	$4,754,000
Total Direct Compensation	$14,389,676		$5,369,358	$1,710,000	$8,541,033	$6,464,000	$6,464,000

1Assumes base salary remains constant each year.
2AI paid at 40% of Target (Target is 90% of base salary) for fiscal 2013 and pays at Target level for fiscal 2014 and 2015.
3Value excludes Premium Share Units (PSUs) in the amount of $46,017 awarded in conjunction with the Executive Stock Ownership Program. Premium shares have been discontinued effective November 1, 2013.
External Market Compensation Review
We continuously monitor the external competitiveness of our executive compensation program. Over the past few years, the Compensation Committee reviewed various components of our executive compensation program to ensure (i) pay opportunities are competitive with the external market, (ii) there is an appropriate link between performance and pay and (iii) the program supports our stated compensation philosophy. For example, to address the link between pay and performance in fiscal 2013, we reduced our AI Plan target opportunity from 100% to 75% to align with our turnaround strategy while driving key performance behaviors.
In fiscal 2013 our Compensation Committee reviewed a broader industry survey published by Aon Hewitt for compensation market data. Please refer to Appendix A of this proxy statement for a list of participants in Aon Hewitt’s 2013 Total Compensation Measurement ("TCM") survey.
We continued our compensation philosophy of targeting the 50th percentile (market median), for base salary, short-term incentives, and long-term incentives. We consider an NEO to be within the competitive range if his or her base salary is within 80 to 120 percent of the market median. Under special circumstances, when we are recruiting for critical roles, we may target an NEO's salary to a higher level. Our incentive compensation plans provide NEOs the opportunity to earn total compensation at the 50th percentile of the competitive market for target performance and at the 75th percentile for distinguished performance.
For NEO's, if the market data from the peer group of companies was not statistically reliable because of the small sample size, we used the manufacturing group (or if that sample size is not large enough, the all-industry group) of this broader survey data. When we use broader industry surveys, we use market data within our revenue scope, either overall consolidated revenue for corporate roles and/or business unit revenue for business unit specific roles. This is especially true for the base salary competitive market review.
Compensation Peer Group
For fiscal 2013, our Compensation Committee approved the following peer group of twenty two companies which was chosen from a cross section of manufacturing and transportation and equipment companies that have revenues ranging from one half to two times our revenues.

AGCO Corporation	Genuine Parts Company	PACCAR Incorporated
Cummins Incorporated	Goodyear Tire and Rubber	Parker-Hannifin
Dana Holding Corporation	Harley Davidson, Incorporated	PPG Industries, Inc.
Danaher Corporation	Illinois Tool Works	Textron, Incorporated
Deere and Company	Ingersoll-Rand Co. Ltd.	TRW Automotive Holdings Corporation
Dover Corporation	Lear Corporation	Whirlpool Corporation
Eaton Corporation	Masco Corporation
General Dynamics	Oshkosh Corporation
As noted in several other sections of this proxy statement, we are working to address stockholder concerns on our pay practices. The selection of peer group companies is a major determinant of overall executive compensation. A concern expressed regarding the current peer group is the size of Navistar relative to the peer group median.

For fiscal 2014, the Compensation Committee approved a new peer group placing Navistar at the median based on revenue and enterprise value. The Compensation Committee relied on Cook and Co's. methodology to determine the appropriate peer group for Navistar. Nine companies were removed and seven companies were added, for a total of twenty companies in the new peer group. The Company market cap remains low relative to the new peer group because the Company is in a turnaround situation. Please reference the table below for the Company's fiscal 2014 peer group.

AGCO Corporation	Illinois Tool Works	SPX
Borg Warner, Incorporated	Joy Global	Tenneco
Cummins Incorporated	Lear Corporation	Terex
Dana Holding Corporation	Masco Corporation	Textron
Delphi Automotive	Oshkosh Corporation	TRW Automotive Holdings Corporation
Dover Corporation	PACCAR Incorporated	Visteon
Goodyear Tire and Rubber	Parker-Hannifin
Pay Mix
Our pay mix of base salary, short-term incentives, and long-term incentives (collectively, “Total Direct Compensation” or “TDC”) generally tracks with the marketplace. The major components of TDC, specifically short-term and long-term incentives, are contingent upon performance and, therefore, fluctuate with our financial results and share price. For fiscal 2013, the LTI Plan was further enhanced to support the pay for performance link in our compensation philosophy through two factors:

•	The AI Plan awards were modified to a 50/50 split between cash and restricted stock units (RSUs).

•	The LTI Plan was modified to be 100% performance-based on either stock price hurdles or EBITDAPO goals.
Elements of Executive Compensation
The key elements of our executive compensation program include base salary, short-term incentives, long-term incentives, retirement benefits, perquisites, and other benefits. We also maintain stock ownership guidelines for our executives, including our NEOs. Although recommendations relative to each of these compensation elements are made separately, the Compensation Committee considers the total compensation and benefits package when making any compensation decision.
Base Salary
We provide each executive officer a competitive base salary paid monthly for services rendered during the year. Base salaries for executive officers are typically reviewed on an annual basis and adjusted based on evaluating (i) the responsibilities of their positions, (ii) the competitive market data and (iii) the performance of each executive during the fiscal year.

Summary of the Executive Salary Planning Approval Process for Fiscal 2013

•	The CEO reviews and approves and/or adjusts all salary recommendations for executive officers other than his own.

•
The Compensation Committee reviews the salary for the CEO and reviews and approves the CEO’s salary recommendations for most Section 16 Officers. The CEO does not recommend nor is he involved in decisions regarding his own compensation.

•
The Compensation Committee then recommends and the independent members of the Board approve or adjust the salary recommendation for the CEO. We have a detailed procedure in place for reviewing the performance of the CEO and determining the annual salary of the CEO as described in greater detail below.

In fiscal 2013, traditional base salary performance increases were not provided to executive officers due to the organization's turnaround environment. The table below summarizes the base salary for our NEO’s in fiscal 2013, as well as their previous base salary.
NEO Fiscal 2013 Base Salary

NEO	Previous Base Salary		Effective Date	Base Salary as of October 31, 2013		Effective Date
Troy A. Clarke	$775,000		August 27, 2012	$900,000	(1)	April 15, 2013
Walter G. Borst	--		--	$700,000	(2)	August 1, 2013
John J. Allen	$660,000	(3)	November 1, 2012	$740,000	(4)	April 16, 2013
Steven K. Covey	$575,000		January 1, 2012	$575,000		January 1, 2012
Eric Tech	$480,000		January 1, 2012	$480,000		January 1, 2012
Lewis B. Campbell	$500,000		August 26, 2012	$—	(5)	January 1, 2012
Andrew J. Cederoth	$575,000		January 1, 2012	$—	(6)	January 1, 2012

(1)	Appointed as President and Chief Executive Officer effective April 15, 2013.

(2)	Appointed as Executive Vice President and Chief Financial Officer in June 2013 but his start date was August 1, 2013.

(3)	Base salary increase effective November 1, 2012.

(4)	Promoted to Executive Vice President and Chief Operating Officer effective April 16, 2013.

(5)	Mr. Campbell's actual base salary as of October 31, 2013 was $0 as Mr. Campbell left the Company effective April 15, 2013.

(6)	Mr. Cederoth's actual base salary as of October 31, 2013 was $0 as Mr. Cederoth left the Company effective June 30, 2013.
CEO Performance Evaluation
Traditionally, each year in December, the Compensation Committee and the independent members of the Board evaluate the CEO’s performance for the prior fiscal year. This review is based on the CEO’s achievement of goals set for the start of that year. The CEO presents this information solely to the independent members of the Board, who then discuss it in executive session. The CEO is not present during this discussion. The independent members’ evaluation of the CEO’s performance then forms the basis for the decision on the CEO’s short-term incentive award under our AI Plan for the prior fiscal year and base salary for the new fiscal year. The chairman of the Compensation Committee then informs the CEO of the performance evaluation and any compensation decisions on which those decisions were based.
In April 2013, based on the recommendation of the Compensation Committee, the independent members of the Board approved a promotional increase to base salary for Mr. Clarke from $775,000 to $900,000 effective April 15, 2013.
Mr. Clarke's primary goal for fiscal 2013 is to continue the Company turnaround efforts. In December 2012, the Compensation Committee approved CEO goals for fiscal 2013 which included delivering the operating plan in conjunction with continuing to reduce our overhead costs, improving our balance sheet, and strengthening our leadership team. The goals include six guiding principles: (i) Quality, (ii) Cost, (iii) Urgency, (iv) Great Products, (v) Customer Satisfaction and (vi) People.

In December 2013, the independent members of the Board discussed and evaluated Mr. Clarke's accomplishments as CEO. These accomplishments included:

•	Rebuilt and strengthened the senior leadership team;

•	Met all key dates related to product launches;

•	Received EPA certifications for Navistar MaxxForce 13L with SCR;

•	Improved quality;

•	Engaged dealers and increased confidence in organizational direction and leadership;

•	Completed various ROIC fix/close/sell actions;

•	Significantly exceeded structural cost goal;

•	Reduced working capital; and

•	Created and communicated a vision for the future.
Additionally, in December 2013, based on the recommendation of the Compensation Committee, the independent members of the Board approved a fiscal 2013 AI Plan award of $324,000 for Mr. Clarke which equates to 40% of target, consistent with the AI Plan calculation for all eligible employees described in the Annual Incentive section of this proxy statement discussed below.
Also in December 2013, the Compensation Committee approved Mr. Clarke's CEO goals for fiscal 2014 which included (i) reduced warranty costs; (ii) increased revenues and market share; (iii) reduced material costs; (iv) financial goal attainment; (v) focus on lean enterprise; (vi) drive strategic changes; (vii) succession planning and leader development; and (viii) successful negotiations with United Auto Workers ("UAW").
Annual Incentive
Navistar provides its executives with annual incentive compensation opportunity through a short-term incentive plan designed to align a significant portion of their total cash compensation with the overall financial performance of the Company. Each executive is assigned a percentage of their base pay based on organization level as their target award. For fiscal 2013, Mr. Clarke's target annual incentive opportunity is 90% of base salary. For other NEOs target awards range from 65-75% of base salary.
The AI Plan for fiscal 2013 was based on attaining financial and non-financial performance goals established and approved by the Compensation Committee. The AI Plan is authorized under our stockholder approved 2013 Performance Incentive Plan (the "2013 PIP").
Fiscal 2013 has been designated as Navistar's turnaround year focused on the following objectives:

•	Alignment of actions with drivers of stockholder value.

•	Achievement of key financial and operation goals.

•	Providing employees with line of sight and progress toward specific goals.
Key features of our AI Plan for fiscal 2013 are as follows:

•	Performance based on four (4) performance financial and non-financial measures and weights

◦	Total manufacturing cash (30%)

◦	EBITDA (30%)

◦	Successful quality launch (25%)

◦	Company-wide SG&A savings(15%)

•	AI Plan target opportunity reduced to 75%

•	AI Plan awards to be paid as a 50/50 split between cash and RSUs

•	No individual performance component
The AI Plan has threshold, target, and distinguished performance payout levels for the executive officers which range from 25% to 150% of target. Consolidated financial results between performance levels are interpolated on a straight-line basis to determine payment amounts.
We believe that it is important to encourage executive officers to work together to achieve the best consolidated organizational results rather than solely focus on individual/business unit results.
The following tables show the goals and the actual results for each of the four metrics of the fiscal 2013 AI Plan.
Manufacturing Cash (30%)

Goal	Annual Incentive ($)
Threshold	1,045M
Target	1,285M
Distinguished	1,435M
Actual Results	1,056M
EBITDA (30%)

Goal	Annual Incentive ($)
Threshold	260M
Target	465M
Distinguished	620M
Actual Results	(401)M
SG&A (15%)

Goal	Annual Incentive ($)
Threshold	160M
Target	200M
Distinguished	230M
Actual Results	248M
Engine Launch (25%)

Goal	Actual Results
Meeting launch date targets for ProStar ISX and ProStar MxF13 SCR	Met Goal
80% Coverage of Engine Applications	Met Goal
Quality measured by warranty claims for 90-day in-service data	Met goal for ProsStar ISX; Final data not available for ProStar MxF13 SCR
The AI Plan is funded based on total manufacturing cash except for the engine launch portion. The financial metrics of annual incentive may only be paid if the year ends with at least $1,045M of manufacturing cash. However, the portion of annual incentive based on the success of the engine launches may be paid regardless of obtaining any financial goals.
Typically, the CEO in consultation with the Compensation Committee establishes goals for the Company including its major functions/business units. Performance relative to the goals is assessed quantitatively and qualitatively at the end of the fiscal year. A participant’s award may be adjusted based on the performance of their business unit and/or functional area as well as their individual performance. However, for fiscal 2013, as part of the turnaround strategy, all goals were quantitative, no individual performance adjustments will be applied, and only the Compensation Committee shall have negative discretion.

 Fiscal 2013 Annual Incentive Target Award Percentages and Amount Earned

Named Executive Officer	Target as a $ or % of Base Salary	2013 AI Amount Earned
Troy A. Clarke	90%	$324,000
Walter G. Borst (1)	75%	$525,000
John J. Allen	75%	$222,000
Steven K. Covey	65%	$149,500
Eric Tech	65%	$124,800
Lewis B. Campbell	$1,000,000	$—
Andrew J. Cederoth (2)	75%	$115,000

(1)	Per Mr. Borst's employment offer, Mr. Borst's AI Plan award for fiscal 2013 is guaranteed at 100% of standard Target.

(2)
Mr. Cederoth's fiscal 2013 pro-rata AI Plan award due to his separation from the Company effective June 30, 2013. In accordance with the terms of the 2013 AI Plan, 50% ($57,500) was paid in cash and 50% to be paid in RSUs was forfeited.

Fiscal 2014 Annual Incentive
Upon consideration of our 2013 Say-on-Pay vote results, discussions with our stockholders, and in conjunction with our fiscal 2014 strategic and operating plan that was reviewed with our Board, the Compensation Committee engaged Cook & Co. to recommend changes to the AI Plan for fiscal 2014 that more closely aligned with our goals. In a collaborative effort with the Compensation Committee, the Board, Cook & Co., and management, the fiscal 2014 AI Plan was approved to incentivize management along three parameters. The rationale for this plan is to minimize year-over-year change in design parameters while further simplifying the design and retaining the performance-based nature of the plan.

•
Manufacturing cash (40%) - Short-term liquidity is key to continuing operations. Manufacturing cash is a metric that the entire organization can target since it encompasses both working capital and capital expenditures. In addition, Navistar is continuing to work on improving the balance sheet and the cash metric is important in that effort.

•	Market share (20%) - In our capital intensive industry, market share is key to both operational efficiency and long-term viability.

•
Earnings (40%) - To maintain a long-term value proposition for stockholders, Navistar needs to balance market share goals with profitability. EBITDA is a metric we chose to measure performance against.

Long-Term Incentives
Our objectives for including long-term incentives as part of our executive officers’ total compensation package include:

•	Aligning executive and stockholder interests by tying compensation to share price appreciation;

•	Build long-term stockholder value; and

•	Cultivating stock ownership.
Long-term incentive awards are governed by the 2013 PIP, which is an omnibus plan that allows for various awards such as cash, stock options, stock appreciation rights, RSUs, performance share units ("PSUs"), deferred share units ("DSUs") and performance shares.
The Compensation Committee approved long-term incentive awards under our 2013 PIP for fiscal 2013 for eligible plan participants in February 2013. Long-term incentive awards granted to executives were 100% performance based in fiscal 2013. They were changed from a mix of stock options and cash-settled performance share units based upon relative Total Shareholder Return ("TSR") measured against a peer group to a mix of only performance-based equity instruments listed below:

•	Performance Stock Options with stock price hurdles (described below)

•	Performance Share Units based upon EBITDAPO goals (described below)

In addition, LTI Plan awards were changed from a fixed-share methodology to a target value by position to ensure alignment of TDC with the external market.
The following are features of the fiscal 2013 LTI Plan:

•	The performance-vesting stock options with stock price hurdles cliff vest after three (3) years subject to the following award payout schedule and have a seven (7) year exercise term:

Stock Price (20-consecutive day average during 3-year vesting period)	Percent of Stock Options Vested
$38.00 (approximately 40% appreciation)	100% (attained)
$35.00 (approximately 29% appreciation)	90% (attained)
$32.00 (approximately 18% appreciation)	80% (attained)
<$32.00 ($27.24 stock price at grant)	—%
At the December 2013 Board meeting, the Compensation Committee certified that the $38 stock price target had been met. The performance stock options remain subject to the three (3) year cliff vesting schedule per the award agreement.
The performance share units with EBITDAPO goals cliff vest after three (3) years subject to the following award payout schedule:

	Threshold	Target	Maximum
2015 EBITDAPO ($Mil)	$990	$1,175	$1,365
Award Payout as % of Target	50%	100%	200%

•
As previously noted, the President and CEO will not participate in the LTI Plan for fiscal 2014, 2015, and 2016. Per the terms of Mr. Clarke's agreement, he is not eligible for additional LTI Plan awards for the duration of his current agreement.

NEO Fiscal 2013 Long-Term Incentive Awards Granted Under the 2013 PIP

NEO	Performance Stock Options	Share-Settled Performance Shares (EBITDAPO Goals at Target)	Targeted Economic Value
Troy A. Clarke (1)	102,796	47,259	$2,500,000
Walter G. Borst (2)	58,789	28,393	$2,000,000
John J. Allen	71,957	33,081	$1,750,000
Steven K. Covey	32,895	15,123	$800,000
Erich Tech	32,895	15,123	$800,000
Lewis B. Campbell (3)	—	—	$—
Andrew J. Cederoth (4)	41,118	18,904	$1,000,000

(1)
In addition to the amounts shown on this table, in connection with Mr. Clarke's promotion to President and CEO, effective April 15, 2013, he received a mix of time-vested stock options that vest as to 1/3 of the shares on each of the first three anniversary dates of the grant, and performance stock options that vest as the performance goals pre-established by the Compensation Committee are satisfied.

(2)	Mr. Borst's stock options are time based options that vest as to 1/3 of the shares on each of the first three anniversary dates of the grant.

(3)	Mr. Campbell did not participate in the 2013 LTI Plan for fiscal 2013.

(4)	Mr. Cederoth's awards were forfeited on July 1, 2013, due to his separation from the Company on June 30, 2013.

Fiscal 2014 Long-Term Incentive
The Compensation Committee engaged Cook & Co. to review and recommend changes to the LTI Plan for fiscal 2014. In a collaborative effort with the Compensation Committee, the Board, Cook and Co., and management we have been working on various LTI Plan design elements that align with our long-term strategic plan and focus on stockholder value. Based on initial discussions with the Compensation Committee, the intent is to design the fiscal 2014 LTI Plan using a mix of performance-based equity instruments, including performance share units and performance-vesting stock options using performance metrics that reflect key long-term goals of the organization.
Executive Stock Ownership Program
Our stock ownership guidelines apply to all executives Level 9 and above and are designed to increase an executive's equity stake in Navistar and more closely align his or her financial interests with those of the Navistar's stockholders. At fiscal end 2013, our stock ownership guidelines applied to 42 executive officers, the majority of whom hold the title of vice president and above.
Our ownership guidelines prior to fiscal 2014 included requirements that executives own share amounts representing 75% to 300% of an executive's base salary (225% to 300% for NEOs) and were fixed at the number of shares that were required to be held as of the date of an executive officer’s promotion or hire, based on the fair market value of the shares at that time. Executives were expected to meet the ownership level for their position within five years of attaining that position.
In fiscal 2013, the Compensation Committee approved a new Executive Stock Ownership Program ("ESOP") effective November 1, 2013. Based upon a market analysis and best practice recommendations from Cook & Co., the new guidelines increase stock ownership guideline multiples to (6) times salary for the President and CEO and (3) times salary for other senior executives and have the following features:

•
A requirement that executives retain a certain amount of shares received pursuant to Company executive compensation programs (75% for the CEO and 50% for other executives) until the executive satisfies the stock ownership guideline multiples described above.

•
A one-year holding period (75% for the CEO and 50% for other executives for one year) of shares received pursuant to Company executive compensations programs after the executive satisfies the stock ownership guideline multiples described above.

•	Elimination of required time frame to fulfill stock ownership guidelines.

•	Elimination of premium shares granted as an inducement to executives to fulfilling stock ownership guidelines on an accelerated basis.
Hedging and Pledging
The Company considers it improper and inappropriate for executives to engage in short-term or speculative transactions in Company's securities. Navistar's policy on transactions in securities prohibits executives from short selling and trading in derivatives. All pledges, hedges, and margin account use must be pre-cleared through the Corporate Secretary or the General Counsel.

Recoupment (Clawback) Policy
Although the SEC has not yet adopted rules implementing the recoupment policies as required by the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, effective November 1, 2013 the Company adopted a new recoupment policy. Under this policy, the Company may recover incentive-based compensation from an executive officer in the event of an accounting restatement due to material non-compliance with financial reporting requirements, as well as intentional misconduct.
Executive Benefits and Perquisites
The following table summarizes the executive benefits and perquisites we provide to our NEOs:

NEO	Life Insurance(1)	Executive Physical Program(2)	Executive Flexible Perquisite Program(3)	Pension /Retirement/401(k) Plans(4)					Retiree Medical Benefits and Retiree Life Benefits(5)
				RPSE	MRO	RAP	SRAP	SERP
Troy A. Clarke	✓	✓	✓			✓	✓	✓
Walter G. Borst	✓	✓	✓			✓	✓	✓
John J. Allen (6)	✓	✓	✓	✓	✓	✓		✓	✓
Steven K. Covey(6)	✓	✓	✓	✓	✓	✓		✓	✓
Eric Tech	✓	✓	✓			✓	✓	✓
Lewis B. Campbell	✓	✓	✓
Andrew J. Cederoth	✓	✓	✓	✓		✓	✓	✓	✓

(1)	Life Insurance. We provide our executives Company-paid life insurance equal to five times base salary.

(2)
Executive Physical Exam. This program provides a Company-paid physical when an executive is first hired or promoted to an executive position. This program has been discontinued effective January 1, 2013.

(3)
Executive Flexible Perquisites. We maintain a flexible perquisites program for our executives, which we believe is competitive and consistent with our overall compensation program, and which assists us in attracting and retaining our executive officers. The Executive Flexible Perquisites Program provides a cash stipend to each of our NEOs, the amount of which varies by executive, based upon the executive’s organization level. The purpose of the cash stipend is to provide each of our NEOs with the ability to choose the perquisite that best fits his or her professional and personal situation. This program is in lieu of providing and administering such items as car leases, tax preparation, financial planning, and home security systems. We do not require the NEOs to substantiate the expenses for which they use this stipend. The annual perquisite amount is paid prospectively in equal installments in May and November.

Annual Executive Flexible Perquisite – Fiscal 2013

Named Executive Officer	Annual Flexible Perquisite Payment ($)
Troy A. Clarke(a)	46,000
Walter G. Borst (b)	37,000
John J. Allen	37,000
Steven K. Covey	28,000
Eric Tech	28,000
Lewis B. Campbell (c)	46,000
Andrew J. Cederoth	37,000

(a)
Mr. Clarke's annual flexible perquisite payment is $46,000. In fiscal 2013, he received $42,250 which includes $18,500 in November 2012 as President and Chief Operating Officer and $23,000 in May 2013 plus $750 for one month of retroactive payment for April 2013 as President and CEO.

(b)
Mr. Borst start date was August 1, 2013 and as such he did not receive any flexible perquisite payments in fiscal 2013. Mr. Borst will receive three (3) months retroactive payment with his November 2013 executive flexible perquisite payment.

(c)
Mr. Campbell received flexible perquisite payments in November 2012 in the amount of $30,667 which includes $23,000 plus $7,667 for two months of retroactive payments for September and October 2012. Mr. Campbell left the Company effective April 15, 2013.

In certain circumstances, where a commercial flight is not available to meet an NEOs travel schedule, our NEOs and directors are authorized to use chartered aircraft for business purposes only. In these situations, we believe chartered aircraft allows us to make effective use of the executive’s time. A spouse may accompany an NEO while he or she is traveling on Company business. Although this occurs on a limited basis, the spouse's travel expense is included in taxable compensation of the NEO.

(4)	Pension/Retirement/401(k) Plans
We began transitioning to defined contribution/401(k) plans as the primary retirement income program for all non-represented employees hired on or after January 1, 1996. These plans are as follows:

•	Retirement Plan for Salaried Employees (“RPSE”). This is our tax-qualified defined benefit pension plan for salaried employees hired prior to January 1, 1996.

•
Managerial Retirement Objective Plan (“MRO”). The MRO is our unfunded non-qualified defined benefit pension plan designed primarily to restore the benefits that executives, including our NEOs, would otherwise have received if the Internal Revenue Code limitations had not applied to the RPSE.

•
Retirement Accumulation Plan (“RAP”). This is our tax-qualified defined contribution/401(k) plan for salaried employees. Our NEOs receive age-weighted contributions and/or matching contributions depending on their eligibility for other retirement income programs and retiree medical coverage.

•
Supplemental Retirement Accumulation Plan (“SRAP”). This is our non-qualified deferred compensation plan designed primarily to restore the contributions that participants would otherwise have received if the Internal Revenue Code limitations had not applied to the RAP.

•	Supplemental Executive Retirement Plan (“SERP”). This is designed as a pension supplement to attract and retain key executives. The SERP is unfunded and is not qualified for tax purposes.
Additional information on the pension/401(k) plans are provided in the Pension Benefits, Non-Qualified Defined Contribution and Other Non-Qualified Deferred Compensation sections of this proxy statement. Mr. Campbell was not eligible for pension / retirement / 401(k) benefits per his employment agreement.

(5)
Retiree Medical Benefits and Retiree Life Insurance Coverage. Certain represented and non-represented employees, including certain NEOs, are eligible for retiree medical benefits and retiree life insurance coverage as part of a 1993 court approved settlement restructuring of our postretirement health care and life insurance benefits. Non-represented employees hired on or after January 1, 1996, including our NEOs other than Mr. Cederoth, Mr. Allen and Mr. Covey are not eligible for retiree medical benefits or retiree life insurance coverage under the 1993 settlement agreement or any other program.

(6)
Effective January 1, 2014, Messrs. Allen and Covey are eligible for the SRAP. Accruals under the MRO were frozen as of December 31, 2013, therefore, allowing contributions to the SRAP for these executives.

Effective November 1, 2009, the Compensation Committee approved a policy statement that eliminates all tax gross-ups for perquisites and other similar benefits to Section 16 Officers, and effective November 1, 2013 Navistar implemented a policy prohibiting tax gross-ups for any cash or equity awards for all employees.
Employment Contracts and Executive Severance Agreements
Except for our President and CEO, Troy A. Clarke, we do not have employment contracts with our executive officers. Employment with each of them is “at will.” However, like many companies, to ensure stability and continuity of management, we provide our executive officers with an executive severance agreement (“ESA”), which provides for severance benefits in the event of a specified termination such as an involuntary termination or a termination in connection with a change in control. Please refer to the Potential Payments Upon Termination or Change-in-Control section of this proxy statement for more information. A summary of Mr. Clarke's Employment Agreement appears in the Chief Executive Officer Compensation section of this proxy statement.
Tax and Accounting Implications
Policy on Deductibility of Compensation
Section 162(m) of the Internal Revenue Code provides that a public company generally may not deduct the amount of non-performance based compensation paid to certain executive officers that exceeds $1 million in any one calendar year. However, this provision does not apply to performance-based compensation that satisfies certain legal requirements, including income from certain stock options and certain formula driven compensation. In general, the Compensation Committee has considered the effect of the Internal Revenue Code limitation and has structured AI Plan awards and LTI Plan awards to NEOs in a manner intended to be exempt from the limitation. However, under certain circumstances the Compensation Committee may decide to grant compensation that is outside of the limits.

EXECUTIVE COMPENSATION TABLES

The table below summarizes the total compensation paid to or earned by each of our NEOs for the fiscal years ended October 31, 2013, 2012, and 2011:
Summary Compensation Table

Name and Principal Position	Year		Salary ($)	Bonus ($)		Stock Awards ($)(1)		Option Awards ($)(2)		Non-Equity Incentive Plan Comp ($)(3)	Change in Pension Value & Non-Qualified Deferred Comp Earnings ($)(4)	All Other Comp ($)(5)	Total ($)
Troy A. Clarke	2013	(6)	843,182	—		1,333,352	(7)	11,878,341		324,000	1,554	147,429	14,527,858
President and Chief Executive Officer	2012		659,692	—		1,209,464	(8)	576,090		—	1,451,329	439,973	4,336,548

Walter G. Borst	2013	(9)	175,000	500,000	(10)	2,949,722	(11)	1,000,001		525,000	1,439,225	1,332,006	7,920,954
Executive Vice President and Chief Financial Officer

John J. Allen	2013	(12)	703,333	—		1,906,663	(13)	892,986		222,000	—	53,271	3,778,253
Executive Vice President and Chief Operating Officer	2012		588,725	—		89,910		480,940		—	1,764,838	62,368	2,986,781

Steven K. Covey	2013		575,000	—		411,951		408,227		149,500	—	43,238	1,587,916
Senior Vice President, General Counsel and Chief Ethics Officer	2012		570,600	—		64,800		346,000		—	1,821,004	41,108	2,843,512
	2011		548,600	—		753,840	(14)	528,000		344,823	1,214,931	39,565	3,429,759

Eric Tech	2013		480,000	—		411,951		408,227		124,800	4,334	85,418	1,514,730
Senior Vice President, Strategy & Planning and President Global and Specialty Businesses

Lewis B. Campbell	2013	(15)	208,333	—		—		—		—	—	1,323,238	1,531,571
Former Executive Chairman and Chief Executive Officer	2012	(16)	94,203	250,000	(17)	—		5,335,000	(18)	—	—	88,377	5,767,580

Andrew J. Cederoth	2013	(19)	383,333	—		525,345	(20)	510,274		115,000	31,051	2,177,912	3,742,915
Former Executive Vice President and Chief Financial Officer	2012		564,750	—		142,325		480,940		—	597,094	94,832	1,879,941
	2011		513,500	—		1,079,641		926,796		372,416	34,635	220,525	3,147,513

(1)
The amounts reported in this column reflect the aggregate fair value of stock-based awards (other than stock options) granted in the year computed in accordance with FASB ASC Topic 718, except that in compliance with SEC requirements, for awards that are subject to performance conditions, we reported the value at the grant date based upon the probable outcome of such conditions. These amounts are not paid to or realized by the officer. The fair values of stock-based awards are estimated using the average price of our stock on the grant date. Stock-based awards settle in common stock on a one-for-one basis. The grant date fair values of each individual stock based award in fiscal 2013 (including restricted stock units (RSUs) and premium share units (PSUs) are set forth in the 2013 Grant of Plan Based Awards table of this proxy statement. Additional information about these values is included in Note 19 to our audited financial statements included in our Form 10-K for fiscal 2013. A description of PSUs and RSUs appears in the narrative text under the 2013 Grants of Plan-Based Awards table of this proxy statement. In February 2013, we granted performance shares to our NEO's, except for Mr. Campbell who received no equity awards in fiscal 2013 and Mr. Borst who received a performance award in August 2013. The performance shares conditions are measured at the end of the third fiscal year following the grant date and vest as long as performance conditions and service requirements have been met. Our NEO's earn performance shares only if EBITDAPO meets certain target levels. Potential payouts range from 0% to 200% of the target values of these awards. The amounts in this table assume achievement of the target level of performance (100% payout) for such awards. Assuming performance at the highest level, the aggregate grant date values of the stock awards for each of our NEO's who received a performance share award were as follows: $2,574,670 for Mr. Clarke; $2,000,003 for Mr. Borst; $1,029,890 for Mr.Cederoth; $1,802.253 for Mr. Allen; $823,901 for Mr. Covey; and $823,901 for Mr. Tech.

(2)
The amounts reported in this column reflect the aggregate fair value of stock options, granted in the year computed in accordance with FASB ASC Topic 718, except that in compliance with SEC requirements, for awards that are subject to performance conditions, we reported the value at the grant date based upon the probable outcome of such conditions. These amounts are not paid to or realized by the officer. Assumptions used in the calculation of these values are included in Note 19 to our audited financial statements included in our Form 10-K for fiscal 2013. A description of stock options appears in the narrative text under the 2013 Grants of Plan-Based Awards table of this proxy statement. All of our NEO's, except for Mr. Campbell and Mr. Borst, received performance stock options in February 2013 that vest three years from the date of grant if certain 20 day average stock price requirements are met. The grant date fair values for these awards assumed the highest level of performance condition would be achieved. In addition, in April 2013, Mr. Clarke received two performance stock option grants, one with an exercise price based at the money and one with an exercise price based on a premium price. Mr. Clarke's April 2013 performance stock option awards, were based on achieving certain EBITADPO target levels for fiscal 2014 and fiscal 2015, and targeted market share numbers for sales of certain of our trucks for fiscal 2014 and 2015. The amounts in this table assume achievement of Mr. Clarke's April 2013 performance stock option awards at target level of performance (100% payout). Assuming performance at the highest level, the aggregate grant date value of Mr. Clarke's April 2013 performance stock option awards is $4,184,283.

(3)
The amounts reported in this column represent the fiscal 2013 AI Plan award payment based on 40% of standard target. Awards will be paid in early February 2014 as a mix of 50% cash and 50% cash-settled RSUs unless the Company elects to grant share-settled RSUs.

(4)
This amount represents the change in the actuarial present value of the RPSE and MRO for Messrs. Allen and Covey. This amount also represents the change in actuarial present value of the SERP and certain interest on the SRAP for Messrs. Clarke and Tech. For Mr. Borst, the amount represents the actuarial present value of the SERP. For Mr. Cederoth the amount represents the change in actuarial present value of the RPSE and SERP as well as an interest crediting rate of 7.5% per annum compounded on a daily basis. This is the rate used to design the SRAP as a comparable replacement for the MRO. The interest crediting rate constitutes an "above-market interest rate" under the Internal Revenue Code.

(5)
This includes such items as flexible perquisites cash allowances, Company-paid life and AD&D insurance premiums, Company contributions to the RAP and the SRAP, taxable spouse travel, non-cash awards, club memberships, executive physicals and severance payments to the NEOs in fiscal 2013.

NEO	Flexible Perquisites	Company Paid Life and AD&D Insurance	RAP	SRAP	Relocation		Severance		Other Lump Sum		Tax Gross-up or Reimbursement	Other	All Other Comp Total
Clarke	$42,250	$14,182	$25,325	$64,276	$—		$—		$—		$—	$1,396	$147,429
Borst	$—	$1,232	$14,875	$—	$15,899	(a)	$—		$1,300,000	(b)	$—	$—	$1,332,006
Allen	$37,000	$9,905	$—	$—	$—		$—		$—		$—	$6,366	$53,271
Covey	$28,000	$14,688	$—	$—	$—		$—		$—		$—	$550	$43,238
Tech	$28,000	$4,162	$23,525	$27,750	$—		$—		$—		$—	$1,981	$85,418
Campbell	$30,667	$18,519	$—	$—	$23,423	(c)	$—		$1,250,000	(d)	$—	$629	$1,323,238
Cederoth	$37,000	$3,982	$12,750	$108,727	$—		$2,012,500	(e)			$—	$2,953	$2,177,912
a.Mr. Borst's relocation expenses include travel and temporary living expenses and movement of household goods.
b.Mr. Borst received a cash lump sum payment in the amount of $1,300,000 for payment in lieu of former employer retirement benefits.
c.Mr. Campbell's relocation expenses include travel and temporary living expenses and movement of household goods.

d.	Mr. Campbell received a lump sum payment in the amount of $1,250,000 consisting of a retention payment and payment in lieu of payments under the Company's fiscal 2013 AI Plan.

e.
Mr. Cederoth was terminated on June 30, 2013 and received a severance payment in the amount of $2,012,500. The severance amount paid was in accordance with his ESA effective January 1, 2010. In connection with his termination the total number of performance shares eligible for payout will be pro-rated based on his length of service during the performance period. All of his unvested stock awards, in addition to performance shares granted in fiscal 2013 were forfeited.

(6)	Mr. Clarke was appointed to President and CEO effective April 15, 2013.

(7)	Includes the grant date fair value of 1,263 PSUs that were issued on May 23, 2013, the fair market value of our stock on the date of grant was $36.435.

(8)	In connection with Mr. Clarke’s promotion to President and Chief Operating Officer, Mr. Clarke received a restricted stock grant which vests only upon the third anniversary of the date of grant.

(9)	Mr. Borst's start date was August 1, 2013.

(10)	This amount represents Mr. Borst's cash sign on bonus paid or earned in fiscal 2013.

(11)
Includes the grant date fair value of 45,074 RSUs granted on August 1, 2013, the fair market value of our stock on the date of grant was $35.22 and 10,366 PSUs that were granted on August 1, 2013, the fair market value on the date of grant was $34.9425 per share.

(12)	Mr. Allen was appointed to Executive Vice President and Chief Operating Officer effective April 16, 2013.

(13)	Includes the grant date fair value of 36,914 RSUs granted on February 19, 2013, the fair market value of our stock on the date of grant was $27.24.

(14)	Includes the grant date fair value of 1,200 PSUs that were issued on January 13, 2011. The average of the high/low of our stock on the date of the grant was $63.20 per share.

(15)	Mr. Campbell separated from the Company on April 15, 2013.

(16)	Mr. Campbell's date of hire was effective August 26, 2012.

(17)	This amount represents Mr. Campbell's first of two installments of his signing and retention bonus.

(18)
In connection with Mr. Campbell's appointment as Chief Executive Officer, the Company entered into an Employment and Services Agreement with him in which Mr. Campbell was awarded a new hire inducement grant of 500,000 stock options.

(19)	Mr. Cederoth separated from the Company effective June 30, 2013. In connection with his separation, all of his unvested stock awards and stock options granted in fiscal 2013 were forfeited.

(20)	Includes the grant date fair value of 474 PSUs that were issued on December 15, 2012, the fair market value of our stock on the date of grant was $21.94.

Grants of Plan-Based Awards Table – Fiscal 2013
The following table provides information for each of our NEOs with respect to annual and long-term incentive award opportunities, including the range of potential payouts under non-equity incentive plans for the fiscal year ended October 31, 2013. Specifically the table presents the fiscal 2013 grants of AI Plan awards, performance shares, stock options, performance stock options, RSUs, and PSUs. All AI Plan stock awards and option awards were granted under the 2013 PIP, except for PSUs granted to Andrew J. Cederoth, which were awarded under the 2004 Performance Incentive Plan (the "2004 PIP").

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards (1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)			Estimated Future Payouts Under Equity Incentive Plan Awards(3)			All Other Stock Awards: Number of Shares of Stock or Units # (4)(5)	All Other Option Awards: Number of Securities Underlying Options (#)(6)	Exercise or Base Price Of Option Awards ($/Sh)(7)	Grant Date Fair Value of Stock and Option Awards ($)(8)
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)	Threshold (#)	Target (#)	Maximum (#)
Troy A. Clarke
AI Plan Award - Cash	12/16/2013	75,938	303,750	607,500
AI Plan Award - RSU	2/3/2014				75,938	303,750	607,500
Stock Option	2/19/2013							82,237	92,516	102,796			$27.24	$1,275,698
Performance Unit	2/19/2013							23,630	47,259	94,518				1,287,335
Stock Option	4/22/2013											373,333	30.64	5,585,062
Stock Option	4/22/2013											224,000	38.30	2,925,440
Stock Option	4/22/2013							37,333	74,666	149,332			30.64	1,117,003
Stock Option	4/22/2013							37,333	74,666	149,332			38.30	975,138
PSU	5/23/2013										1,263			46,017
Walter G. Borst
AI Plan Award - Cash	12/16/2013	131,250	525,000	1,050,000
Stock Option	8/1/2013											58,789	35.22	1,000,001
RSUs	8/1/2013										45,074			1,587,506
Performance Unit	8/1/2013							14,197	28,393	56,786				1,000,001
PSU	8/1/2013										10,366			362,214
John J. Allen
AI Plan Award - Cash	12/16/2013	52,031	208,125	416,250
AI Plan Award - RSU	2/3/2014				52,031	208,125	416,250
Stock Option	2/19/2013							57,566	64,761	71,957			27.24	892,986
Performance Unit	2/19/2013							16,541	33,081	66,162				901,126
RSU	2/19/2013										36,914			1,005,537
Steven K. Covey
AI Plan Award - Cash	12/16/2013	40,430	161,719	323,438
AI Plan Award - RSU	2/3/2014				40,430	161,719	323,438
Stock Option	2/19/2013							26,316	29,606	32,895			27.24	408,227
Performance Unit	2/19/2013							7,562	15,123	30,246				411,951
Eric Tech
AI Plan Award - Cash	12/16/2013	33,750	135,000	270,000
AI Plan Award - RSU	2/3/2014				33,750	135,000	270,000
Stock Option	2/19/2013							26,316	29,606	32,895			27.24	408,227
Performance Unit	2/19/2013							7,562	15,123	30,246				411,951
Lewis B. Campbell	—	—	—	—	—	—	—	—	—	—	—	—	—	—
Andrew J. Cederoth (9)
AI Plan Award - Cash	12/16/2013	40,430	161,719	323,438
Stock Option	2/19/2013							32,894	37,006	41,118			27.24	510,274
Performance Unit	2/19/2013							9,452	18,904	37,808				514,945
PSU	12/15/2012										474			10,400

(1)
Under the terms of Company's fiscal 2013 AI Plan, 50% of the award was to be paid in cash and 50% of the award was to be paid in cash or share settled RSUs, at the Company's discretion. The amounts set forth in this column represent the 50% cash portion of estimated payments to be awarded under the fiscal 2013 AI Plan. Amounts indicated are adjusted to reflect fiscal 2013 adjusted AI Plan target from 100% to 75%. Per Mr. Borst's employment offer, his fiscal 2013 AI Plan award is guaranteed at 100% standard target. For additional information regarding such awards, see the Annual Incentives section of this proxy statement and footnote 3 to the Summary Compensation Table.

(2)
Under the terms of the Company's fiscal 2013 AI Plan, 50% of the award was to be paid in cash and 50% of the award was to be paid in cash or share settled RSUs, at the Company's discretion. The amounts set forth in this column represent the grant date fair value of the RSU award. The actual number of shares to be granted will be determined at the time the RSUs are issued. The RSUs will vest as to 1/3rd of the shares granted on each of the first three anniversaries of the date of grant so that in three years the award will be 100% vested. Per Mr. Borst's employment offer, 100% of his fiscal 2013 AI Plan award is to be paid in cash. Mr. Cederoth forfeited his rights to the RSU portion of the AI Plan award payment upon his separation from the Company on June 30, 2013. The Compensation Committee approved the RSU payment on December 16, 2013, however the grant date was determined to be February 3, 2014.

(3)
Performance Stock Options and EBITDAPO Performance Share Units. The amounts shown represent the threshold, target and maximum number of performance stock options or EBITDAPO performance shares that we awarded in fiscal 2013 to the NEO’s under our 2013 PIP as we describe more fully under the Long-Term Incentives section of this proxy statement. The EBITDAPO performance shares will vest and be earned based upon the achievement of certain EBITDAPO performance goals for the period beginning on November 1, 2014 and ending on October 31, 2015 ("FY 2015"), provided that the NEO is continuously employed at the Company through the performance period. If EBITDAPO performance goals are met we intend to pay the awards in shares of our common stock.

Performance stock options were granted on February 19, 2013 and will vest and become exercisable, if at all, as to 80% of the shares on February 19, 2016, if the average daily closing price of Navistar's common stock on any established stock exchange or national market system during any 20 consecutive calendar day period exceeds $32, as to 90% if the average daily closing price exceeds $35, and as to 100% if the average daily closing price exceeds $38. If the performance stock options vest on February 19, 2013 they will be exercisable until February 19, 2020.
Two performance stock options were granted to Mr. Clarke on April 22, 2013 (74,666 shares with an exercise price of $30.64 per share, the closing price of our stock on the date of grant and 74,666 shares with an exercise price of $38.30 per share, a 25% premium above the closing price of our stock on the date of grant), in connection with his promotion to President and CEO. The April 22 performance stock options will vest and be earned as to 50% of the shares granted based on the achievement of certain EBITDAPO target levels for FY 2015, as to 25% of the shares granted based on the achievement of certain EBITDAPO target levels for FY 2014, and as to 25% of the shares granted based on the achievement of market share performance targets for our Class 6-8 trucks for FY 2014 and FY 2015. If Mr. Clarke's performance stock options vest they will be exercisable until April 22, 2020.

(4)
Premium Share Units. The amounts shown represent the number of PSUs awarded to the NEOs in the fiscal year. PSUs represent shares of Common Stock granted pursuant to our Executive Stock Ownership Program as in effect during fiscal 2013 and are based on the attainment of certain stock ownership thresholds. PSUs generally vest over a three year period with 1/3rd of the award vesting on each of the first three anniversaries of the date on which they are awarded. PSUs do not have an exercise price and are settled only for shares of our Common Stock on a one-for-one basis. Settlement of PSUs will occur within 10 days after an NEO’s separation of employment or at such later date as required by Internal Revenue Code Section 409A.

(5)
Restricted Stock Units. Represents the number of shares of RSUs granted to Mr. Borst in connection with being hired as the Company's Chief Financial Officer and the number of shares of restricted stock units granted to Mr. Allen as a retention grant. Mr. Borst's RSUs vest as to 1/3rd of the shares granted on each anniversary date of the award, so that in three years they will be 100% vested. Mr. Allen's RSUs vest at to 100% of the shares on the 3rd anniversary of the date of grant.

(6)
Stock Options. The amounts shown represent the number of stock options granted in the fiscal year. The stock options generally vest over a three year period with 1/3 vesting on each of the first three anniversaries of the date on which they are awarded. The stock options expire seven years after the date of grant.

(7)
The exercise price per share is the fair market value (closing price) of Common Stock on the date of grant, except for two stock option awards granted to Mr. Clarke that were granted at a 25% premium above the closing price.

(8)
The amounts shown do not reflect realized compensation by the NEOs. The amounts shown represent the value of the stock option, performance stock options RSUs, EBITADPO performance shares and PSU awards granted to the NEO’s based on the grant date fair value of the awards as determined in accordance with FASB ASC Topic 718. The EBITDAPO performance share awards are reflected at the target payout level. If the EBITADPO performance share awards were reflected at maximum payout levels, the amounts in this column would be $2,574,670 for Mr. Clarke, $2,000,003 for Mr. Borst, $1,802,253 for Mr. Allen, $823,901 for Mr. Covey, $823,901 for Mr. Tech and $1,029,890 for Mr. Cederoth. The two performance stock options granted to Mr. Clarke on April 22, 2013 (one with an exercise price at fair market value (the closing price on the date of grant) one with an exercise price at a 25% premium above the fair market value) are reflected at the target payout level, if these performance stock options were reflected at maximum payout levels the amounts in this column would be $2,234,007 for the performance options granted with an exercise price at fair market value and $1,950,276 for the performance options granted with an excise price set at 25% above the fair market value.

(9)
In connection with Mr. Cederoth's separation from the Company on June 30, 2013, all of his stock awards, performance stock option awards, PSUs granted in fiscal 2013, and the portion of the fiscal 2013 AI Plan award payable in RSUs were forfeited.

Outstanding Equity Awards at Fiscal-End 2013
The following table provides information on the holdings of stock options and stock awards by our NEOs as of the fiscal year ended October 31, 2013. The table includes unexercised and unvested stock option awards performance stock options; unvested PSUs, unvested RSUs and unvested performance shares. The vesting information for each grant is provided in the footnotes to this table, based on the stock option or stock award grant date. The market value of the stock awards is based on the closing price of our Common Stock as of October 31, 2013, the last trading day of the fiscal year, which was $36.16 per share. For additional information about the stock option awards and stock awards, see the description of Long-Term Incentive Compensation section of this proxy statement.

	Option Awards (1) (4)					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#)		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock Held that Have Not Vested (#)(2)(4)	Market Value of Shares or Units of Stock Held that Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(3)(4)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
	Exercisable	Unexercisable
Troy A. Clarke	18,533	9,267	—	58.915	12/14/2017	4,286	154,982	11,100	401,376
	11,100	22,200	—	37.200	12/19/2018	41,445	1,498,651	13,300	480,928
	—	—	102,796	27.240	2/19/2020	—	—	47,259	1,708,885
	—	373,333	—	30.640	4/22/2020	—	—	—	—
	—	224,000	—	38.300	4/22/2020	—	—	—	—
	—	—	74,666	30.640	4/22/2020	—	—	—	—
	—	—	74,666	38.300	4/22/2020	—	—	—	—
Total:	29,633	628,800	252,128			45,731	1,653,633	71,659	2,591,189
Walter G. Borst	—	58,789	—	35.220	8/1/2020	45,074	1,629,876	28,393	1,026,691
	—	—	—	—	—	10,366	374,835	—	—
Total:	—	58,789	—			55,440	2,004,710	28,393	1,026,691
John J. Allen	11,199	—		22.655	12/16/2018	305	11,029	11,100	401,376
	21,306	—		35.805	12/15/2016	36,914	1,334,810	11,100	401,376
	2,670	—		49.215	12/9/2013	—	—	33,081	1,196,209
	6,922	—		49.215	12/10/2013	—	—	—	—
	18,533	9,267		58.915	12/14/2017	—	—	—	—
	9,267	18,533		37.200	12/19/2018	—	—	—	—
	—	—	71,957	27.240	2/19/2020	—	—	—	—
Total:	69,897	27,800	71,957			37,219	1,345,839	55,281	1,998,961
Steven K. Covey	2,218	—	—	42.885	12/9/2013	400	14,464	8,000	289,280
	282	—	—	42.885	12/10/2013	—	—	8,000	289,280
	30,900	—	—	40.915	12/14/2014	—	—	15,123	546,848
	30,900	—	—	26.150	10/18/2015	—	—	—	—
	20,703	—	—	22.655	12/16/2018	—	—	—	—
	20,703	—	—	35.805	12/15/2016	—	—	—	—
	13,333	6,667	—	58.915	12/14/2017	—	—	—	—
	6,667	13,333	—	37.200	12/19/2018	—	—	—	—
	—	—	32,895	27.240	2/19/2020	—	—	—	—
Total:	125,706	20,000	32,895			400	14,464	31,123	1,125,408
Eric Tech	2,323	—	—	22.655	12/16/2018	453	16,380	8,000	289,280
	13,802	—	—	35.805	12/15/2016	—	—	8,000	289,280
	13,333	6,667	—	58.915	12/14/2017	—	—	15,123	546,848
	6,667	13,333	—	37.200	12/19/2018	—	—	—	—
	—	—	32,895	27.240	2/19/2020	—	—	—	—
	36,125	20,000	32,895			453	16,380	31,123	1,125,408
Lewis B. Campbell	500,000	—	—	22.980	8/26/2017	—	—	—	—
Total:	500,000	—	—			—	—	—	—
Andrew J. Cederoth	31,959	—		35.805	7/1/2014	—	—	—	—
	18,533	—		58.915	7/1/2014	—	—	—	—
	9,267	—		37.200	7/1/2014	—	—	—	—
Total:	59,759	—				—	—	—	—

(1)
All stock options, other than performance stock options and the options to purchase 500,000 shares of Common Stock granted to Mr. Campbell on August 26, 2012 and any restoration options, became or will become exercisable under the following schedule: 1/3rd on each of the first three anniversaries of the date of grant. Mr. Campbell's stock option award vested as to 100% of the shares on the day he separated employment with the Company on April 15, 2013 and became exercisable on August 26, 2013. Performance stock options that expire on February 19, 2020 vest on the three year anniversary of the date of grant if performance conditions have been met. As of October 31, 2013 performance conditions have been met as to 90% of the shares granted. Mr. Clark's performance options that expire on April 22, 2020, will vest as to 25% of the shares granted on the date we file our FY 2014 Annual Report on Form 10-K, if performance conditions have been met and upon certification by the Compensation Committee, and as to 75% of the shares on the date we file our FY 2015 Annual Report on Form 10-K, if performance conditions have been met and upon certification by the Compensation Committee. The value of Mr. Clark's performance shares that expire on April 22, 2020 was based on achieving performance goals at target level.

In the event an optionee exercises a non-qualified stock option with already-owned shares of Common Stock, he may be eligible to receive restoration stock options, if at the time of exercise an election was made to restore the exercised stock options. Restoration stock options contain the same expiration dates and other terms as the stock options they replace except that they have an exercise price per share equal to the fair market value of the Common Stock on the date the restoration stock option is granted and become exercisable in full six months after they are granted or one month before the end of the remaining term of the stock options they replace. The restoration feature was eliminated for all stock options granted on or after December 16, 2008.

(2)
Amounts in this column represent RSUs, PSUs or restricted stock. In general RSUs and PSUs become vested as to 1/3rd of the shares granted on each of the first three anniversaries of the date of grant. The restricted stock grant referenced in this column was made to Mr. Clarke and vests as to 100% of shares three years from the date of grant. Mr. Allen received a grant of RSUs that vest as to 100% of the shares on the three year anniversary of the grant.

(3)
Amounts in this column represent TSR performance shares or EBITDAPO performance shares which are fully vested and eligible for payout three years from the date of grant provided applicable performance goals have been achieved. The value reported for the TSR performance shares and EBITDAPO performance shares was based on achieving performance goals at target level.

(4)
The vesting dates of outstanding unexercisable stock options, performance stock options and unvested restricted stock, RSUs, PSUs, TSR performance shares and EBITDAPO performance shares at October 31, 2013 are listed below.

Name	Type of Award	Grant Date	Number of Unexercised or Unvested Shares Remaining from Original Grant	Number of Shares Vesting and Vesting Date in 2013	Number of Shares Vesting and Vesting Date in 2014	Number of Shares Vesting and Vesting Date in 2015	Number of Shares Vesting and Vesting Date in 2016
Troy A. Clarke	Options	12/14/2010	9,267	9,267 on 12/14/2013
	Options	12/19/2011	22,200	11,100 on 12/19/2013	11,100 on 12/19/2014
	Options	2/19/2013	102,796				102,796 on 2/19/2016
	Options	4/22/2013	373,333		124,445 on 4/22/2014	124,444 on 4/22/2015	124,444 on 4/22/2016
	Options	4/22/2013	224,000		74,667 on 4/22/2014	74,666 on 4/22/2015	74,667 on 4/22/2016
	Options	4/22/2013	74,666		18,667 on 10/31/2014	55,999 on 10/31/2015
	Options	4/22/2013	74,666		18,667 on 10/31/2014	55,999 on 10/31/2015
	Performance	12/14/2010	11,100	11,100 on 12/14/2013
	Performance	12/19/2011	13,300		13,300 on 12/19/2014
	Performance	2/19/2013	47,259				47,259 on 2/19/2016
	PSUs	3/24/2011	211		211 on 3/24/2014
	PSUs	8/27/2012	2,812		1,406 on 8/27/2014	1,406 on 8/27/2015
	PSUs	5/23/2013	1,263		421 on 5/23/2014	421 on 5/23/2015	421 on 5/23/2016
	Restricted	8/27/2012	41,445			41,445 on 8/27/2015

Walter G. Borst	Options	8/1/2013	58,789		19,596 on 8/1/2014	19,597 on 8/1/2015	19,596 on 8/1/2016
	Performance	8/1/2013	28,393				28,393 on 8/1/2016
	PSUs	8/1/2013	10,366		3,457 on 8/1/2014	3,454 on 8/1/2015	3,455 on 8/1/2016
	RSUs	8/1/2013	45,074		15,025 on 8/1/2014	15,024 on 8/1/2015	15,025 on 8/1/2016

Name	Type of Award	Grant Date	Number of Unexercised or Unvested Shares Remaining from Original Grant	Number of Shares Vesting and Vesting Date in 2013	Number of Shares Vesting and Vesting Date in 2014	Number of Shares Vesting and Vesting Date in 2015	Number of Shares Vesting and Vesting Date in 2016
John J. Allen	Options	12/14/2010	9,267	9,267 on 12/14/2013
	Options	12/19/2011	18,533	9,266 on 12/19/2013	9,267 on 12/19/2014
	Options	2/19/2013	71,957				71,957 on 2/19/2016
	Performance	12/14/2010	11,100	11,100 on 12/14/2013
	Performance	12/19/2011	11,100		11,100 on 12/19/2014
	Performance	2/19/2013	33,081				33,081 on 2/19/2016
	PSUs	3/29/2011	305		305 on 3/29/2014
	RSUs	2/19/2013	36,914				36,914 on 2/19/2016

Steven K. Covey	Options	12/14/2010	6,667	6,667 on 12/14/2013
	Options	12/19/2011	13,333	6,666 on 12/19/2013	6,667 on 12/19/2014
	Options	2/19/2013	32,895				32,895 on 2/19/2016
	Performance	12/14/2010	8,000	8,000 on 12/14/2013
	Performance	12/19/2011	8,000		8,000 on 12/19/2014
	Performance	2/19/2013	15,123				15,123 on 2/19/2016
	PSUs	1/13/2011	400		400 on 1/13/2014

Eric Tech	Options	12/14/2010	6,667	6,667 pm 12/14/2013
	Options	12/19/2011	13,333	6,666 on 12/19/2013	6,667 on 12/19/2014
	Options	2/19/2013	32,895				32,895 on 2/19/2016
	Performance	12/14/2010	8,000	8,000 on 12/14/2013
	Performance	12/19/2011	8,000		8,000 on 12/19/2014
	Performance	2/19/2013	15,123				15,123 on 2/19/2016
	PSUs	1/13/2011	246		246 on 1/13/2014
	PSUs	9/18/2011	207		207 on 9/18/2014

Option Exercises and Stock Vested Table
The following table provides information regarding stock option exercises by our NEOs during the fiscal year ended October 31, 2013, including the number of shares of Common Stock acquired upon exercise and the value realized and the number of shares acquired upon the vesting of RSUs and PSUs and the value realized by the NEO before payment of any applicable withholding tax and broker commissions based on the fair market value (or market price) of our Common Stock on the date of exercise or vesting, as applicable.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized Upon Exercise ($)	Number of Shares Acquired on Vesting (#)		Value Realized Upon Vesting ($)
Troy A. Clarke	—	—	1,617		55,066	(1)
Walter G. Borst	—	—	—		—
John J. Allen	—	—	2,404		56,478	(2)
Steven K. Covey	—	—	1,760	29,838	39,269	(3)
Eric Tech	—	—	1,811		43,425	(4)
Lewis B. Campbell	—	—	—		—
Andrew J. Cederoth	1,474	20,190	4,046		91,062	(5)

(1)
The realized value above is attributable to the portion of Mr. Clarke's PSUs awards under the Company's Executive Stock Ownership Program that vested during the fiscal year ended October 31, 2013. Upon termination of Mr. Clarke's employment, the PSUs will be settled for a number of shares of our Common Stock on a one-for-one basis.

(2)
$10,426 of the realized value shown above is attributable to the portion of Mr. Allen's PSUs awards under the Company's Executive Stock Ownership Program that vested during the fiscal year ended October 31, 2013. Upon termination of Mr. Allen's employment, the PSUs will be settled for a number of shares of our Common Stock on a one-for-one basis.

(3)
$9,431 of the realized value shown above is attributable to the portion of Mr. Covey's PSUs awards under the Company's Executive Stock Ownership Program that vested during the fiscal year ended October 31, 2013. Upon termination of Mr. Covey's employment, the PSUs will be settled for a number of shares of our Common Stock on a one-for-one basis.

(4)
$13,587 of the realized value shown above is attributable to the portion of Mr.Tech's PSUs awards under the Company's Executive Stock Ownership Program that vested during the fiscal year ended October 31, 2013. Upon termination of Mr. Tech's employment, the PSUs will be settled for a number of shares of our Common Stock on a one-for-one basis.

(5)
$17,936 of the realized value shown above is attributable to the portion of Mr. Cederoth's PSUs awards under the Company's Executive Stock Ownership Program that vested during the fiscal year ended October 31, 2013. Mr. Cederoth's PSUs were settled for a number of shares of our Common Stock on a one-for-one basis in January 2014 after certain holding requirements under 409A of the IRS tax code had been met.

Pension Benefits – Fiscal 2013
The amounts reported in the table below equal the present value of the accumulated benefit at October 31, 2013, for the NEOs under each plan based on the assumptions described below the table:

Pension Benefits Table

Named Executive Officers	Plan Name	Number of Years of Credited Service (#)	Present Value of Accumulated Benefit ($)(1)	Payments During Last Fiscal Year
Troy A. Clarke	SERP	3.0	3,012,311	—
Walter G. Borst	SERP	0.3	1,439,225	—
John J. Allen	RPSE	32.8	1,411,887	—
	MRO	32.8	3,500,136	—
	SERP	32.8	—	—
Steven K. Covey	RPSE	32.5	1,929,480	—
	MRO	32.5	4,535,772	—
	SERP	32.5	—	—
Eric Tech	SERP	7.8	1,037,298	—
Lewis B. Campbell (2)	N/A	0.0	—	—
Andrew J. Cederoth (3)	RPSE	14.6	430,285	—
	SERP	23.6	602,510	—

(1)
Unless otherwise noted, all present values reflect benefits payable at the earliest retirement date when the pension benefits are unreduced. Also unless otherwise noted, form of payment, discount rate (4.2%) and mortality (RP-2000 Combined Mortality Table projected to January 1, 2021 at 100% of scale AA) is based on assumptions from the guidance on accounting for pensions. Additionally, SERP benefits have only been offset by benefits under Navistar sponsored retirement programs. At actual retirement these benefits will also be offset by benefits accumulated under programs for employment prior to Navistar, Inc.

(2)	Mr. Campbell was not eligible for pension benefits per his employment agreement.

(3)
Service for Mr. Cederoth is limited under the RPSE to the service accrued as of December 31, 2004. Present value of the accumulated benefits for Mr. Cederoth is at June 30, 2013, the effective date of his separation.

Historically, we have provided our employees with retirement income programs. Over the years the programs have changed for various reasons. Effective January 1, 1996, we began transitioning from defined benefit retirement income programs to defined contribution retirement income programs as the primary vehicle to deliver those benefits. Effective January 1, 2014, we accelerated the transition by freezing the U.S. defined benefit retirement income programs. Going forward, all U.S. employees will participate in our defined contribution retirement income programs.
The following briefly describes the various programs.

•
Navistar, Inc. Retirement Plan for Salaried Employees (RPSE). The RPSE is a funded and tax-qualified defined benefit retirement program. The plan provides benefits primarily based on a formula that takes into account the employee’s years of service, final average earnings and a percentage of final average earnings per year of service (accrual rates). The table below summarizes the benefit accrual rates under the RPSE.

RPSE Benefit as Percent of Final Average Pay

	Prior to 1989	After 1988	Maximum
Rate of Benefit Accrual per Year of Service up to December 31, 2013.	2.4%	1.7%	60%

The eligible earnings are averaged over the highest 60 consecutive months within the final 120 consecutive months prior to retirement. Eligible earnings include base compensation and specifically exclude AI Plan compensation. Thus any increase in payments under the AI Plan will not increase benefits under the RPSE. Such compensation may not exceed an IRS-prescribed statutory limit applicable to tax-qualified plans ($255,000 for fiscal 2013).

The resulting benefit may commence at age 62 and is offset by a percentage of estimated or actual Social Security benefits. The percentage offset is equal to 1.7% for each year of service up to December 31, 2013 with a maximum offset equal to 60% of Social Security benefits.
The RPSE is available only to employees who were hired prior to January 1, 1996 and is closed to new participants. Additionally, effective January 1, 2005, service has been limited to the service accrued as of December 31, 2004, for participants who were under age 45 as of January 1, 2005. Effective January 1, 2014, service is limited to the service accrued as of December 31, 2013 for those whose service was not already limited to December 31, 2004. Effective January 1, 2014, final average earnings are limited to the highest 60 consecutive months within the final 120 consecutive months prior to December 31, 2013. Additionally the Social Security Offset will be based on the Social Security laws in effect on December 31, 2013.
Benefits under the RPSE are subject to the limitations imposed under Section 415 of the Internal Revenue Code. The Section 415 limit for fiscal 2013 is $205,000 per year for a single life annuity payable at an Internal Revenue Service prescribed retirement age. This ceiling may be actuarially adjusted in accordance with IRS rules for items such as employee contributions, other forms of distributions and different starting dates.
Of the NEOs, Messrs. Allen and Covey participate in the RPSE. Mr. Cederoth also participated in the RPSE but his service was limited to the service accrued as of December 31, 2004.

•
Navistar, Inc. Managerial Retirement Objective Plan (MRO). We offer the MRO to approximately 70 eligible managers and executive officers. The MRO provides for retirement benefits that are either not covered by or that are above those provided under our RPSE. The MRO is unfunded and is not qualified for tax purposes.

Benefits payable under the MRO are equal to the excess of (i) the amount that would be payable in accordance with the terms of the RPSE, disregarding the limitations imposed under the Internal Revenue Code over (ii) the retirement benefit actually payable under the RPSE, taking such Internal Revenue Code limitations into account. Benefits under the MRO are generally payable at the same time and in the same manner as the RPSE, other than if a delay is required under Internal Revenue Code Section 409A.
A pro-rated portion of AI Plan payments is included in the definition of eligible compensation and the amount included is also subject to a cap determined as a percentage of the executive officer’s annualized base salary. The pro-rated portion and the cap depend on the executive officer’s organizational level in the Company.
An executive must have been hired by us prior to January 1, 1996 to be eligible to participate in the MRO. Executive officers who were under age 45 as of December 31, 2004 no longer participate in the MRO. Instead, they now participate in the SRAP, which is described below. Normal retirement under the MRO is age 65 with at least 10 years of service. An executive may retire early with reduced benefits after having worked 10 years and is at least age 55 at retirement.
Effective January 1, 2014, service under the MRO is limited to the service accrued as of December 31, 2013 and final average earnings are limited to the highest 60 consecutive months within the final 120 consecutive months prior to December 31, 2013. Additionally the Social Security Offset will be based on the Social Security laws in effect on December 31, 2013. Effective January 1, 2014, all executives will participant in the SRAP, which is described below.
Of the NEOs, Messrs. Allen and Covey participate in the MRO.

•
Navistar, Inc. Supplemental Executive Retirement Plan (SERP). The SERP is designed as a pension supplement to attract and retain executive officers. Executive officers are eligible to participate in the SERP upon attainment of age 55 or upon their date of hire if later.

The SERP is unfunded and is not qualified for tax purposes. An eligible executive’s benefit under the SERP is equal to a percentage of his or her final average compensation. The final average compensation is computed similarly to that in the MRO plan. The following table summarizes the determination of the total percentage of final average compensation, which is the sum of the accrual rates described below.

	Up to Age 55	On or After Age 55
Each Year of Age	1/2%	1%
Each Year of Service	1/2%	1%

In no event shall the total percentage be greater than 50%.
The resulting benefit is offset by 50% of the executive’s Social Security benefit, and any defined benefit pension plan (qualified or non-qualified) of the Company or any prior employer. The benefit is also offset by the actuarial equivalent of any of our defined contribution pension plans (qualified or non-qualified) or that of any prior employer that is funded by the employer’s contributions and is an integral part of the employer’s retirement program. Normal retirement age is 65. An executive may retire early with reduced benefits after having worked 5 years and is at least age 55.
All of the NEOs, except Mr. Campbell, are eligible to participate in the SERP. However, because the 50% of final average compensation limit is lower than the target benefit provided under the MRO, generally no MRO participant will receive a benefit from the SERP.

•
Other Retirement Income Programs. We also sponsor the Navistar, Inc. 401(k) Plan for Represented Employees (REP) and the Navistar, Inc. Retirement Accumulation Plan (RAP). Represented employees are allowed to defer a portion of their compensation to the 401(k) Plan up to the Internal Revenue Code limitations. All employees are allowed to defer a portion of their compensation to the RAP up to the Internal Revenue Code limitations. Employees that do not receive any additional service accruals under RPSE receive non-elective employer retirement contributions equal to a percentage of compensation ranging from 2% up to 6.5% based on their age at the beginning of the calendar year. Additionally, employees that do not participate in our retiree medical plan receive matching contributions equal to 50% of the first 6% of employee elective pre-tax deferrals. For those executives whose employer contributions would be limited by the Internal Revenue Code, the SRAP (described below) provides for contributions in excess of the Internal Revenue Code limitations. This plan is described in more detail within the Non-Qualified Deferred Compensation section of this proxy statement.

Of the NEOs, Messrs. Clarke, Borst and Tech receive non-elective age-weighted contributions in the RAP and also participate in the SRAP, as did Mr. Cederoth in fiscal 2013 prior to his departure. Effective January 1, 2014, Mr. Allen and Mr. Covey will receive non-elective age-weighted contributions in the RAP and also participate in the SRAP due to the freezing of the RPSE and MRO.
We do not have a policy for granting extra pension service.
Non-Qualified Deferred Compensation Plans
The table below provides information on the non-qualified deferred compensation that our NEOs participated in during the fiscal year ended October 31, 2013.
Non-Qualified Deferred Compensation Table

Named Executive Officers	Executive Contributions in Last Fiscal Year ($)	Company Contributions in Last Fiscal Year(1) ($)	Aggregate Earnings In Last Fiscal Year(2) ($)	Aggregate Balance As of Last Fiscal Year End(3) ($)
Troy A. Clarke	N/A	109,946	89,972	311,906
Walter G. Borst	N/A	374,835	—	374,835
John J. Allen	N/A	—	120,390	250,046
Steven K. Covey	N/A	—	62,693	130,212
Eric Tech	N/A	27,750	32,575	183,253
Lewis B. Campbell	N/A	—	—	—
Andrew J. Cederoth	N/A	108,727	103,167	768,277

(1)
Our contributions represent the sum of any notional contribution credits to the SRAP during the year and the value, based on our Common Stock share price at year end, of the PSUs granted during that fiscal year.

(2)
"Aggregate Earnings in Last Fiscal Year” represent the notional interest credited during the year for participants in the SRAP, if applicable, plus the change in value from the beginning of the year to the end of the year in the PSUs and/or DSUs held by each NEO. For the SRAP, “Aggregate Earnings in Last Fiscal Year” is the interest credited to each NEO from the beginning of the fiscal year until the end of the fiscal year at a 7.5% interest crediting rate. “Aggregate Earnings in Last Fiscal Year” for purposes of the PSU is the aggregate change in value of the PSUs held during the year.

(3)
The “Aggregate Balance as of Last Fiscal Year End” consists of the sum of each NEO’s notional account balance in the SRAP at the end of the year and the value at year end of the outstanding PSUs and/or DSUs.

We sponsor the following non-qualified deferred compensation programs.

•
Navistar, Inc. Supplemental Retirement Accumulation Plan (SRAP). The SRAP provides executive officers with contributions equal to the amount by which their annualized non-elective age-weighted contributions to the RAP are limited by the Internal Revenue Code. The SRAP is unfunded and is not qualified for tax purposes.

A bookkeeping account balance is established for each participant. The account balance is credited with notional contributions and notional interest. The SRAP does not permit any executives to electively defer any of their base compensation or bonuses. However, any increase in payments under the AI Plan will increase contributions to the SRAP because contributions are a function of compensation.
The interest crediting rate is 7.5% per annum compounded on a daily basis. This is the rate used to design the SRAP as a comparable replacement for the MRO. The interest crediting rate constitutes an “above-market interest rate” under the Internal Revenue Code.
An executive officer is eligible for the SRAP if the executive officer was hired on or after January 1, 1996 or was hired prior to January 1 ,1996 and who subsequently ceased participation in the MRO is eligible for the MRO plan.
Executive officers who were hired prior to January 1, 1996 and who subsequently ceased participation in the MRO received an adjustment to their notional contributions. The adjustment is a “Points Multiplier” designed to provide them with value from the SRAP comparable to what they would have received had they continued to participate in the MRO until they reached age 62.
Effective January 1, 2014, all executive officers are eligible for the SRAP due to the freezing of the MRO.

At retirement, each participant may elect to receive the bookkeeping account balance by either or some combination of (1) a lump-sum payment or (2) annual installments over a period of 2 to 20 years. However, if the executive officer also participates in the SERP, they must receive the SRAP account balance in the form of an annuity. This is a requirement under the Internal Revenue Code Section 409A. The NEOs cannot withdraw any amounts from their bookkeeping account balances until they either retire or otherwise terminate employment with us. Of the NEOs, no withdrawals or distributions were made in fiscal 2013.
Of the NEOs, Messrs. Clarke, Borst, and Tech participate in the SRAP, as did Mr. Cederoth in fiscal 2013 prior to his departure. Effective January 1, 2014, Messrs. Allen and Covey will begin to participant in the SRAP due to the freezing of the MRO.

•
Premium Share Units (PSU). In general, our Executive Stock Ownership Program as in effect during fiscal 2013 required all of our executive officers to acquire, by direct purchase or through salary or annual bonus reduction, an ownership interest in Navistar by acquiring a designated amount of our Common Stock at specified times. Participants are required to hold such stock for the entire period in which they are employed by us. PSUs may be awarded under the 2013 PIP to participants who complete their ownership requirement on an accelerated basis. PSUs vest in equal installments on each of the first three anniversaries of the date on which they are awarded. Each vested PSU will be settled by delivery of one share of Common Stock. Such settlement will occur within 10 days after a participant’s termination of employment or at such later date as required by Internal Revenue Code Section Rule 409A.

With the exception of Mr. Campbell, all of the other NEOs participate in the Executive Stock Ownership Program and are eligible to acquire PSUs. The Executive Stock Ownership Program was amended effective November 1, 2014 to elimnate an executive's ability to earn PSUs.

•
Deferred Share Units (DSU). Under the Restoration Stock Option Program, participants generally may exercise vested options by presenting shares that have a total market value equal to the applicable option exercise price times the number of options. Restoration options are then granted with an exercise price equal to the then current fair market price in an amount equal to the number of shares held by the option holder for at least six months that were presented to exercise the original option, plus the number of shares that are withheld for the required tax liability. Participants who hold non-qualified stock options that were vested prior to December 31, 2004 may also defer the receipt of shares of our Common Stock that would have been acquired upon exercise of a restoration stock option exercise of these options. Participants who elect to defer receipt of these shares receive DSUs. DSUs are awarded under the 2013 PIP. DSUs are credited into the participant’s account at the then current market price. The DSUs are generally distributed to the participant in the form of our Common Stock at the date specified by the participant at the time of his election to defer. During the deferral period, the participants will have no right to vote the stock, to receive any dividend declared on the stock, and no other right as a stockholder. In December 2008, we eliminated the Restoration Stock Option Program for future stock options under the 2004 PIP.

Potential Payments Upon Termination or Change-in-Control
The amount of compensation payable to each of the NEOs upon voluntary termination, involuntary termination for or not for cause, involuntary termination in the event of a change in control, or termination as a result of death, disability or retirement are shown in the Estimated Cash Payments Upon Termination table of this proxy statement. Unless otherwise indicated, the amounts shown assume that such termination was effective October 31, 2013, are based on the terms of the applicable plans and agreements that were in effect on October 31, 2013, assume that the executive officer has satisfied all relevant prerequisites for eligibility for such payments and benefits and are estimates of the amounts which would be paid out to the executive officer following his or her termination. The actual amounts of payments and benefits can only be determined at the time the relevant termination event occurs.
To assure stability and continuity of management, we entered into Executive Severance Agreements ("ESAs") with each of our executive officers with the exception of our CEO who has an Employment Agreement.
Executive Severance Agreements
As noted above in the Executive Summary, the Board approved certain revisions to the ESA template for fiscal 2014 and going forward. The following summarizes some of the more substantive amendments:

•
The expiration date of the agreement period post-Change in Control ("CIC") will be the date that occurs eighteen (18) months after the date of the CIC;a decrease from thirty-six (36) months or more post-CIC;

•
A CIC will not occur if certain "Excluded Persons" (including Mark H. Rachesky, Icahn Enterprises and employee or retirement benefit plans or trusts sponsored or established by the Company) become the "Beneficial Owner" of securities representing 50% or more of the combined voting power of the Company's then-outstanding securities;

•
The level of ownership of securities required to trigger a CIC has been increased to fifty (50) percent or more of the combined voting power of the Company’s then-outstanding securities - an increase from the twenty-five (25) percent ownership requirement;

•
A termination will be deemed to occur post-CIC if it occurs during the agreement period and during the eighteen (18) month period immediately following the CIC - a decrease from thirty-six (36) months post-CIC;

•
A diminution of authority sufficient to trigger a termination for “Good Reason” has been narrowed to occur only if the executive officer experiences a decrease in his or her organizational level or a change to his or her reporting structure that requires the executive to report to a supervisor whose organizational level is below the executive’s current organizational level;

•
The executive officer's obligations (i) not to disclose confidential, secret, proprietary or privileged information pertaining to the business of the Company, (ii) to refrain from making any defamatory, disparaging, slanderous, libelous or derogatory statements about the Company and (iii) to cooperate and provide assistance to the Company in connection with litigation or any other matters, have been extended to continue at all times during the agreement period of the ESA and at all times following the executive officer's termination of employment for any reason; and

•
The Compensation Committee may require the executive officer to repay incentive pay previously received from the Company if the Compensation Committee determines that repayment is due on account of a restatement of the Company’s financial statements or for another reason under the Company’s Recoupment Policy.

Relevant provisions of the current ESA template, effective January 1, 2010, which remain effective and will not change in the revised ESAs include, but are not limited to, the following:

•
The amended ESA will not become effective unless and until the executive officer signs a written release agreement in a form acceptable to the Company. In the event of a termination under the ESA, the executive officer's eligibility for separation payments and benefits is conditioned on the executive officer's timely signing, and not revoking, a written release agreement in a form acceptable to the Company; and

•	No payments are eligible for Internal Revenue Code 280G excise tax gross-up.
Summary of the Circumstances, Rights and Obligations Attendant to Each Type of Termination

All executive officers are "at-will" employees of the Company, but for the Company's CEO who has an Employment Agreement. The "at-will" relationship between the executive officer and the Company means that either party may terminate the employment relationship at any time, and for any reason. Depending on the circumstances of the executive's termination from the Company, the executive may be eligible for certain separation payments and benefits as described below:

•
Voluntary Termination and Involuntary (Termination for "Cause") Termination: We are not obligated to provide the executive with any additional or special compensation or benefits upon a voluntary termination by the executive or involuntary (termination for "Cause") termination by us. All compensation, bonuses, benefits, and perquisites cease upon a voluntary termination by the executive or involuntary (termination for "Cause") termination by us. In general, in the event of either such termination, an executive officer would:

•	Be paid the value of unused vacation;

•	Not be eligible for an annual incentive payment if the termination occurred prior to fiscal year end or if the termination occurred after fiscal year end and prior to the payment date;

•	Be able to exercise vested stock options for three months or twelve months depending on the date of grant, following a voluntary termination;

•	Forfeit any unvested stock options;

•	Forfeit any unvested restricted stock and RSUs; and

•	Forfeit any unvested cash-settled performance shares.
As defined in the ESA, “Cause” generally means the reason for the executive’s involuntary termination of employment was (i) willful misconduct involving an offense of a serious nature that is demonstrably and materially injurious to the Company, monetarily or otherwise, (ii) conviction of, or entry of a plea of guilty or nolo contendere to, a felony as defined by the laws of the United States of America or by the laws of the State or other jurisdiction in which the executive is so convicted, or (iii) continued failure to substantially perform required duties for the Company (other than a failure due to physical or mental disability).

The executive officer would not receive any cash severance in the event of either a voluntary or involuntary (termination for "Cause") termination of employment.

•	Retirement and Early Retirement: If an executive officer terminates employment due to retirement, then the officer would generally be eligible to receive:

•	The value of unused vacation;

•	Monthly income from any defined benefit pension plans, both tax-qualified and non-tax-qualified, that the executive participated in solely to the extent provided under the terms of such plans;

•
Lump sum distributions from any defined contribution plans, both tax-qualified and non-tax-qualified, that the executive participated in solely to the extent provided under the terms of such plans; and

•	A pro-rata portion of cash-settled performance shares.
Retirement and early retirement are defined in the respective plans in which the executive officer participates. In addition, if an executive meets the “qualified retirement” definition under the 2004 PIP and 2013 PIP or award agreement (as applicable) and holds outstanding stock options, he or she may exercise those stock options to the extent that those stock options are exercisable or become exercisable in accordance with their terms, at any time during the term of the option grant. If he or she holds restricted stock or RSUs, they will continue to vest according to the terms of the restricted stock grant. If he or she holds PSUs, vesting accelerates and the shares will be issued after retirement.

•
Involuntary Termination (Not for "Cause") or Good Reason Termination: If the employment of an executive officer is terminated due to either an involuntary termination by us without "Cause" or a "Good Reason" (as defined below) termination by the executive, in each case either before the date of a Change in Control (as defined in the ESA) or more than 36 months after the date of the most recent Change in Control, then the executive would generally be eligible to receive the following:

•
An amount equal to one-hundred to two-hundred percent (100-200%) of the total of (i) the executive’s annual base salary in effect at the time of termination and (ii) the executive’s AI Plan award at target level (the “Severance Pay”);

•
Continued health insurance for the 24-month period following termination; provided that for the first 12 month period, the executive shall pay for such coverage at no greater after tax costs to the executive than the after-tax cost to the executive officer immediately prior to the date of termination and for the remaining 12-month period, the executive officer shall pay for such coverage on a monthly cost of coverage basis;

•
Pro-rata annual incentive for the number of months of fiscal year eligible participation which is based upon actual results and will only be paid if and at the same time that the Company pays AI Plan awards to active employees;

•	Continued life insurance coverage for the 24-month period following termination;

•	Outplacement services;

•	Retention of any flexible perquisite allowance actually paid to the executive officer on or before the time of termination;

•	A lump sum cash payment equal to the value of unused vacation;

•
Such pension and post-retirement health and life insurance benefits due to the executive officer upon his or her termination pursuant to and in accordance with the respective Company-sponsored benefit plans, programs, or policies under which they are accrued and/or provided (including grow-in rights as provided under the terms of the applicable plan, program or policy);

•	The right to exercise vested stock options for three months or twelve months, depending upon date of grant; and

•	Forfeit any unvested cash-settled performance shares, any unvested stock options and any unvested restricted stock, RSUs or PSUs.
As defined in the ESA, “Good Reason” means the occurrence of any of the following events or conditions: (i) we reduce the executive officer’s base salary by ten percent (10%) or more (either upon one reduction or during a series of reductions over a period of time); provided, that such reduction neither comprises a part of a general reduction for the executive officer’s then-current peers as a group (determined as of the date immediately before the date on which the executive officer becomes subject to such material reduction) nor results from a deferral of the executive officer’s base salary, or (ii) a demotion in position (including a decrease in organization level) resulting in the material diminution of the executive officer’s authority (including, but not limited to, the budget over which the executive officer retains authority), duties, or responsibilities within the Company except, in case of each of (i) or (ii), in connection with the involuntary termination of the executive officer’s employment for Cause.

•
Termination Related to a Change in Control: If the employment of an executive officer is involuntarily terminated for any reason other than for "Cause" or if a "Constructive Termination" (as described below) occurs within 36 months after a Change in Control, the executive officer would generally be eligible to receive the following:

•
An amount equal to (i) a pro rata portion of the executive officer’s AI Plan award at target level, which payment shall be in lieu of any payment to which the executive officer may otherwise have been entitled to receive under a Change in Control-sponsored incentive or bonus plan (the “CIC Prorated Bonus”), plus (ii) a multiplier ranging from 150% to 300% of the sum of the executive officer’s annual base salary in effect at the time of termination and the executive officer’s AI Award at Target level (the “CIC Severance Pay”). The CIC Severance Pay and the CIC Prorated Bonus shall be paid in a lump sum on the payment date;

•
Continued health insurance for the 24-month period following termination; provided that for the first 12 month period, the executive officer shall pay for such coverage at no greater after tax costs to the executive officer than the after tax cost to the executive officer immediately prior to the date of termination and for the remaining 12-month period, the executive officer shall pay for such coverage on a monthly cost of coverage basis;

•	Outplacement services;

•	Tax counseling and tax preparation services;

•	Retention of any flexible perquisite allowance actually paid to the executive officer on or before the time of termination;

•	A lump sum cash payment equal to the value of unused vacation;

•
Acceleration of the exercisability of options that would otherwise have vested over a period of three years from the date of the Change in Control had the executive officer continued employment for that period;

•	Acceleration of the vesting of cash-settled performance shares at the target performance level; and

•
A lump sum cash payment equal to the difference in (i) the actuarial present value of the executive officer’s non-tax-qualified pension benefits assuming the executive officer was three years older and had three more years of service, over (ii) the actuarial present value of the executive officer’s non-tax-qualified pension benefits at the date of termination. The lump sum payout of the supplemental pension benefits is offset by the value of any ongoing payments.

As defined in the ESA, “Constructive Termination” means the occurrence of any of the following events or conditions: (i) a material diminution in the executive officer’s authority (including, but not limited to, the budget over which the executive retains authority), duties or responsibilities, (ii) the executive officer’s base salary or total incentive compensation opportunity is reduced by 10% or more, (iii) a material breach of the executive officer’s ESA, and (iv) the executive officer is required to be based anywhere more than 45 miles from the location of either the executive officer’s office (if other than the Company's headquarters) or Company’s headquartered offices, other than in connection with the executive officer’s retirement with his consent.

The table below states the multiplier of the sum of annual base salary plus AI Plan award at target level (bonus) used in the NEO’s severance formula under Involuntary Not for Cause or Good Reason Termination and Change in Control provisions.

NEO	Multiplier - Involuntary Not for Cause or Good Reason Termination	Multiplier - Change in Control
Troy A. Clarke(1)	200%	200%
Walter G. Borst	200%	300%
John J. Allen	200%	300%
Steven K. Covey	150%	300%
Eric Tech	150%	300%
Lewis B. Campbell (2)	N/A	300%
Andrew J. Cederoth (3)	200%	300%

(1)
Mr. Clarke does not have an ESA. Per his Employment Agreement, in the event his employment and service with the Company is terminated (i) by the Company without Cause, or (ii) by Executive due to Constructive Termination, as defined in his Employment Agreement, then in addition to accrued obligations, he is eligible for the sum of 200% of base salary plus annual incentive target.

(2)
Mr. Campbell did not have an ESA. Per his employment agreement, in the event he was terminated for any reason, accrued obligations are due. In the event of a Constructive Termination as defined in his employment agreement, he was eligible for the sum of 300% of base salary plus annual incentive target.

(3)	Mr. Cederoth left the Company June 30, 2013.

•
Disability and Death: If an executive officer is disabled and is prevented from working for pay or profit in any job or occupation, he or she may be eligible for our “Non-Represented Employee Disability Benefit Program” which provides for short-term and long-term disability (“LTD”) benefits. Our executive officers are not covered under a separate program. While covered under LTD, an executive officer is eligible for 60 percent of his or her base salary reduced (or offset) by other sources of income, such as social security disability. In the event of a total and permanent disability as defined by this program, an executive officer may exercise outstanding stock options any time within three years after such termination. In the event an executive officer has restricted stock, or RSUs, the restricted stock or RSUs will continue to vest according to the terms of the grant. In the event an executive officer has PSUs, vesting accelerates and the shares are issued immediately. In addition, while classified as disabled, the executive officer continues to accrue benefits under the defined benefit plans.

In the event of an executive officer’s death, a beneficiary of the executive officer may exercise an outstanding stock option at any time within a period of two years after death. Restricted stock, RSUs or PSUs will vest as of the date of death and all restrictions lapse and the restricted stock, RSUs or PSUs will be immediately transferable to the executive officer’s beneficiary or estate. The executive officer’s beneficiary will also be eligible for a pro-rata payment under the AI Plan based upon the number of months the executive officer was an active employee during the year. The executive officer’s beneficiary will also receive surviving spouse benefits under the defined benefit and defined contribution plans solely to the extent provided in those plans.

The table below shows the estimated cash payments that our NEOs would receive if their employment was terminated under various circumstances based on the terms of the plans and agreements that were in effect as of October 31, 2013.

Estimated Cash Payments Upon Termination

NEO	Severance Amount/ Cash Payment ($)		Unvested Options ($)(1)	Restricted Stock/ Units ($)(2)	Performance Shares ($)(3)	Benefit Continuation ($)(4)	Outplacement Counseling ($)(5)	Total ($)
Troy A. Clarke
Involuntary Not for Cause or Good Reason Termination(6)	$3,420,000		$—	$—	$—	$55,641	$19,000	$3,494,641
Change in Control(6)	$4,320,860	(11)	$3,389,895	$1,653,633	$2,591,189	$55,641	$19,000	$12,030,218
Disability(7)	$540,000		$3,389,895	$1,653,633	$320,619	$—	$—	$5,904,147
Death(8)	$—		$3,389,895	$1,653,633	$320,619	$—	$—	$5,364,147
Voluntary and Involuntary for Cause Termination	$—		$—	$—	$—	$—	$—	$—
Walter G. Borst
Involuntary Not for Cause or Good Reason Termination(9)	$2,450,000		$—	$—	$—	$10,060	$19,000	$2,479,060
Change in Control(10)	$4,200,000		$55,262	$2,004,710	$1,026,691	$10,060	$19,000	$7,315,723
Disability(7)	$420,000		$55,262	$2,004,710	$—	$—		$2,479,972
Death(8)	$—		$55,262	$2,004,710	$—	$—	$—	$2,059,972
Voluntary and Involuntary for Cause Termination	$—		$—	$—	$—	$—	$—	$—
John J. Allen
Involuntary Not for Cause or Good Reason Termination(9)	$2,590,000		$641,856	$1,334,810	$267,584	$47,271	$19,000	$4,900,521
Change in Control(10)	$5,180,217	(11)	$641,856	$1,334,810	$1,998,961	$47,271	$19,000	$9,222,115
Disability(7)	$444,000		$641,856	$1,334,810	$267,584	$—	$—	$2,688,250
Death(8)	$—		$641,856	$1,334,810	$267,584	$—	$—	$2,244,250
Voluntary and Involuntary for Cause Termination	$—		$—	$—	$—	$—	$—	$—
Steven K. Covey
Involuntary Not for Cause or Good Reason Termination(9)	$1,423,125		$293,423	$—	$192,853	$59,728	$19,000	$1,988,129
Change in Control(10)	$3,220,000		$293,423	$—	$1,125,408	$59,728	$19,000	$4,717,559
Disability(7)	$345,000		$293,423	$—	$192,853	$—	$—	$831,276
Death(8)	$—		$293,423	$—	$192,853	$—	$—	$486,276
Voluntary and Involuntary for Cause Termination	$—		$—	$—	$—	$—	$—	$—
Eric Tech
Involuntary Not for Cause or Good Reason Termination(9)	$1,188,000		$—	$—	$—	$38,720	$19,000	$1,245,720
Change in Control(10)	$4,537,680	(11)	$293,423	$16,380	$1,125,408	$38,720	$19,000	$6,030,611
Disability(7)	$288,000		$293,423	$16,380	$192,853	$—	$—	$790,656
Death(8)	$—		$293,423	$16,380	$192,853	$—	$—	$502,656
Involuntary Not for Cause or Good Reason Termination(9)	$—		$—	$—	$—	$—	$—	$—
Lewis B. Campbell
Involuntary Not for Cause	$1,250,000	(12)	$—	$—	$—	$36,918	$—	$1,286,918
Andrew J. Cederoth
Involuntary Not for Cause or Good Reason Termination(9)	$2,012,500	(13)	$—	$245,129	$—	$37,910	$19,000	$2,314,539

(1)
The per share value for options is equal to the difference between the option exercise price and the closing price as of the last day of the fiscal year (October 31, 2013), which was $36.16 per share. Please refer to the Outstanding Equity Awards Table of this proxy statement for more information on this subject as the amounts in these columns represent awards that have already been granted to the NEOs in previous years.

(2)
The value of restricted stock, RSU or PSU is based on the October 31, 2013 closing price of $36.16 per share. Please refer to the Outstanding Equity Awards Table of this proxy statement for more information on this subject as the amounts in this column represent awards that have already been granted to the NEOs in previous years. Amounts indicated for for Voluntary and Involuntary for Cause Termination represent deferred shares that have already been earned.

(3)	This amount represents the value of all unvested cash-settled performance shares based on a change in control effective October 31, 2013 with a closing price of $36.16.

(4)
Benefits include 12 months continued health care coverage with an option to purchase an additional 12 months at the cost of coverage rate and 24 months of continued life insurance coverage for all NEOs for terminations following an involuntary not-for-cause termination, good reason termination or a termination following a Change in Control.

(5)	This represents our cost for NEO outplacement counseling and services.

(6)
Mr. Clarke does not have an ESA. In the event Mr. Clarke's employment and service with the Company terminates for any reason, including due to his death or disability, Mr. Clarke will be entitled to unpaid and accrued payments and benefits.

If Mr. Clarke's employment and service with the Company is terminated by the Company without Cause or by Mr. Clarke due to a Constructive Termination, in either case during the thirty-six months after the date of the then-most recent "Change in Control" (as defined in the Employment

Agreement), then in addition to his accrued obligations and the accelerated vesting of his options, subject to Mr. Clarke's execution of a release (without revocation), Mr. Clarke will be entitled to the following:

1.	A lump sum severance payment equal to 200% of the sum of his base salary and annual incentive target;

2.	Twelve months continued health care coverage with the an option to purchase an additional 12 months at the cost of coverage rate;

3.	24 months continued life insurance coverage;

4.	Outplacement services;

5.	Retention of any remaining flexible perquisite allowance already paid;

6.	Company-paid tax counseling and tax forms preparation services up to and including the taxable year of Mr. Clarke in which the termination occurred;

7.
Pro rata portion of the annual incentive award that would have been payable to Mr. Clarke for the Company's fiscal year in which the termination occurred, based on actual performance at effective October 31; and

8.
Pro rata vesting of outstanding 2013 time-vested options and 2014 stock options. A pro rata portion of the outstanding unvested performance-vested 2013 stock options and 2014 stock options will remain eligible for vesting upon the conclusion of the applicable performance period, if and only to the extent that the performance conditions are satisfied.

(7)
This amount is 60% of annualized base salary as of October 31, 2013 and is not offset by other sources of income, such as social security. It represents the amount that would be paid annually over the term of the disability.

(8)
Surviving spouse benefits are payable under the applicable pension plan. Messrs. Allen and Covey are participants in the defined benefit pension plan that provide surviving spouse benefits. Messrs. Clarke, Borst, Tech and Cederoth participate in our defined contribution plans and a defined benefit plan that provides a surviving spouse benefit.

(9)	This calculation, as described in the ESA, is 150% - 200% of the sum of the NEO's annual base salary plus annual incentive target.

(10)
The Internal Revenue Code 280G excise tax gross-up upon a Change in Control was eliminated. The Change in Control calculation, as defined in the ESA, is 300% of the sum of the executive’s annual base salary plus annual incentive target plus pro-rata annual incentive.

(11)
Included in the Severance Amount /Cash Payment figure above for Change in Control is the lump sum cash payment equal to the difference in (i) the actuarial present value of the NEOs non-tax qualified pension benefits assuming the executive was three years older and had three more years of service, over (ii) the actuarial present value of the NEOs non-tax qualified pension benefits at the date of termination. The figures are as follows: For Mr. Allen $740,217, Mr. Tech $1,849,680 and Mr. Cederoth $188,431. Mr. Clarke's Employment Agreement does not have a provision for this lump sum cash payment; however, since he is not eligible for the SERP, he would be eligible to receive his lump sum SRAP payment in the amount of $90,860.

(12)	Mr. Campbell's employment with the Company ended as of April 15, 2013. This amount reflects the amount the Company actually paid Mr. Campbell and not theoretical potential payments.

(13)	Mr. Cederoth's employment with the Company ended as of June 30, 2013. This amount reflects the amount the Company actually paid Mr. Cederoth and not theoretical potential payments.

COMPENSATION RISK
The Company performed a risk assessment to determine whether our compensation policies, practices, plans and programs were “reasonably likely to have a materially adverse impact” on the Company. Approximately thirty compensation-related topics were reviewed during fiscal 2013, including but not limited to, programs governed by our 2013 PIP. A matrix was created for management’s use that summarized the program reviewed, as well as any associated mitigating factors. Management discussed the analysis internally (including with the Compensation Committee's compensation consultant), and discussed final results of this review with the Compensation Committee.
Our Board and Compensation Committee believe that the following are factors that tend to mitigate the likelihood of excessive risk taking.

•	Compensation Committee approval of overall compensation philosophy and plan design.

•	Compensation mix of base salary, short-term and long-term incentives.

•	Executive stock ownership guidelines which align executives’ interests with stockholders.

•	Fiscal 2013 AI Plan:

◦	Design focuses on three key financial performance metrics and one operational metric relevant to Navistar’s turnaround year.

◦	AI targets decreased from 100% to 75% taking into account the challenges associated with meeting an aggressive operating plan.

◦	AI awards to be paid 50% cash and 50% cash/share settled RSUs.

•	Fiscal 2013 LTI Plan:

◦	Performance-based equity-based awards are made at the discretion of the Compensation Committee and are intended to focus participants on the long-term growth of the Company.

◦	Eligibility for qualified retirement extended to one year and one day beyond the effective date of the LTI Plan award.

◦	Valuation methodology changed from fixed shares to fixed value.

•	Capital expenditure approval policies and procedures that control the possibility of engaging in unintended risk-taking.

•	Sarbanes Oxley / Internal Controls procedures and processes adopted by the Company.

•	Effective for fiscal 2014, a recoupment policy based on financial restatement or intentional misconduct.

COMPENSATION OF DIRECTORS
Director Fees and Equity Compensation for Fiscal 2013
In recent years, our non-employee director pay has been low in comparison to our peer group of companies. In fiscal 2013, during our annual review of director compensation, our analysis of competitive survey data and peer group proxy information, confirmed that our non-employee director total direct compensation was still below median, with our total cash compensation being slightly below median and our total equity compensation being slight above median. We also noted that our committee chair retainers and our Chairman retainer fees are competitive. Based upon these findings, on June 18, 2013, the Board made no changes to our non-employee director compensation.
The following table describes components of non-employee director compensation in effect during fiscal and calendar 2013 (unless otherwise noted):

Compensation Element	Calendar Year 2013 Compensation Program
Annual Retainer:	$120,000 retainer only; $100,000 paid in cash, $20,000 paid in restricted stock
Additional Chairman of the Board Annual Retainer:	$140,000, effective as of April 2013
Lead Director Additional Annual Retainer:	$25,000, eliminated as of April 2013.
Committee Chairman Additional Annual Retainer:	$10,000 for Compensation Committee $10,000 for Nominating and Governance Committee $10,000 for Finance Committee, and $20,000 for Audit Committee
Committee Member Additional Annual Retainer:	None
Attendance Fees:	None
Stock Options:	5,000 shares annually (the exercise price is equal to the fair market value of our Common Stock on the date of grant).
Other Benefits:
We also pay the premiums on directors’ and officers’ liability insurance policies covering the directors and reimburse directors for expenses related to attending Board and committee meetings and director continuing education seminars.

Special Committees:	Determined on a case by case basis.
The following table provides information concerning the compensation of our non-employee directors for fiscal 2013. Directors who are employees of the Company receive no compensation for their services as directors or as members of the Board or a committee thereof. For a complete understanding of the table, please review the footnotes and the narrative disclosures that follow the table.

Fiscal Year 2013 Director Compensation Table

Name	Fees Earned or Paid in Cash ($)(1)(2)(3)	Stock Awards ($)(2)(3)(4)(5)(6)	Option Awards ($)(5)(6)(7)	All Other Compensation ($)	Total ($)
John D. Correnti	110,002	19,998	53,100	—	183,100
Diane H. Gulyas (8)	13,043	—	—	—	13,043
Michael N. Hammes	118,732	19,998	53,100	—	191,830
Vincent J. Intrieri	90,951	29,946	53,100	—	173,997
James H. Keyes	196,411	19,998	53,100	—	269,509
Stanley A. McChrystal	—	120,000	53,100	—	173,100
Samuel J. Merksamer	87,283	20,000	53,100	—	160,383
John C. Pope (8)	66,315	24,092	53,100	—	143,507
Mark H. Rachesky	81,007	39,889	53,100	—	173,996
Dennis D. Williams (9)	120,000	—	—	—	120,000

(1)	Amounts in this column reflect fees earned by our non-employee directors in fiscal 2013.

(2)
Under our Non-Employee Directors Deferred Fee Plan (the “Deferred Fee Plan”), our directors who are not employees receive an annual retainer, payable quarterly, at their election, either in shares of our Common Stock or in cash. A director may elect to defer any portion of such compensation until a later date in DSUs or in cash. Each such election is made prior to December 31st for the next succeeding calendar year or within 30 days of first joining the Board. Vincent J. Intrieri, General Stanley A. McChrystal, Samuel J. Merksamer, John C. Pope and Mark H. Rachesky, elected to defer the receipt of some or all of their compensation received for their retainer fees in 2013. Mr. Intrieri deferred receipt of 50% of his quarterly retainer fees in calendar year 2012 and 100% percent of his first quarter retainer payable in restricted stock and received 1,049.260 DSUs. General McChrystal deferred receipt of 100% of his quarterly retainer fees in DSUs and received 3,975.642 DSUs. Mr. Merksamer deferred receipt of 100% of his first quarter retainer fees payable in restricted stock and received 585.052 DSUs. Mr. Pope deferred receipt of 20% of his quarterly retainer fees in calendar year 2012 and 100% of his first quarter retainer payable in restricted stock and received 776.062 DSUs. Mr. Rachesky deferred receipt of 100% of his quarterly retainer fees in calendar year 2012 and received 928.416 DSUs. The amount of DSUs for Mr. Intrieri, General McChrystal, Mr. Merksamer, Mr. Pope and Mr. Rachesky has been credited as stock units in an account under each of their names at the then current market price of our Common Stock. The units issued to Mr. Intrieri, General McChrystal, and Mr. Merksamer during 2013 will be issued within 60 days after their separation from service with us. The units issued to Mr. Rachesky during 2013 were converted into Common Stock and issued on February 17, 2013. The units issued to Mr. Pope during 2013 were converted into Common Stock and issued on July 31, 2013.

(3)
Effective April 1, 2013, each non-employee director received 585 shares of restricted stock in lieu of their first quarterly retainer, except for Ms. Gulyas, who retired from the Board on December 10, 2012, and for Mr. Intrieri, General McChrystal, Mr. Merksamer and Mr. Pope who each elected to defer receipt of their shares in DSUs, as described in footnote 2 above. The grant date fair value of the restricted stock and DSUs were determined in accordance with FASB ASC Topic 718. Mr. Williams, does not personally receive compensation for his service on the Board, as noted under footnotes 5 and 9 below. For additional information regarding assumptions underlying valuation of equity awards see the consolidated financial statements in our Annual Report on Form 10-K for the fiscal year ended October 31, 2013.

(4)
The aggregate number of shares subject to stock awards granted by the Company that were outstanding for each non-employee director as of October 31, 2013, including DSUs owned by Mr. Correnti, Mr. Intrieri, Mr. Keyes, General McChrystal, and Mr. Merksamer is indicated in the table below. DSUs acquired by Mr. Pope are not included in the table below because the units were converted into Common Stock, within 60 days of his retirement on July 14, 2013. All of these stock awards and DSUs are 100% vested:

Name	Total Number of Stock Awards Outstanding (#)
John D. Correnti	17,943
Diane Gulyas	—
Michael N. Hammes	6,395
Vincent J. Intrieri	1,231
James H. Keyes	19,840
General Stanley A. McChrystal	7,524
Samuel J. Merksamer	585
John C. Pope	827
Mark H. Rachesky	1,878
Dennis D. Williams	—

(5)	At the request of the UAW, the UAW representative director, Dennis D. Williams, does not receive stock or stock option awards.

(6)
The values in this column reflect the grant date fair value as determined in accordance with FASB ASC Topic 718. For additional information see the consolidated financial statements in our Annual Report on Form 10-K for the fiscal year ended October 31, 2013 regarding assumptions underlying valuation of equity awards.

(7)	The number of options granted in fiscal 2013 and the aggregate number of stock options outstanding for each non-employee director as of October 31, 2013 are indicated in the table below.

Name	Total Stock Option Awards Outstanding at 2013 Year End (#)	Option Awards Granted During 2013 (#)	Grant Price ($) (a)	Grant Date Fair Value of Option Awards Granted During Year ($)
John D. Correnti	33,600	5,000	21.015	53,100
Diane H. Gulyas (b)	13,000	—	—	—
Michael N. Hammes	20,400	5,000	21.015	53,100
Vincent J. Intrieri	5,000	5,000	21.015	53,100
James H. Keyes	33,600	5,000	21.015	53,100
General Stanley A. McChrystal	10,000	5,000	21.015	53,100
Samuel J. Merksamer	5,000	5,000	21.015	53,100
John C. Pope	5,000	5,000	21.015	53,100
Mark H. Rachesky	5,000	5,000	21.015	53,100

(a)
These amounts do not reflect compensation realized by our directors. The amounts shown represent the value of the stock options based on the grant date fair value of the award as determined in accordance with FASB ASC Topic 718. The stock options generally vest over a three year period with 1/3rd vesting on each of the first three anniversaries of the date on which they are awarded, so that in three years the stock options are 100% vested. The stock options granted on December 11, 2012 expire seven years after the date of grant. For additional information regarding assumptions underlying valuation of equity awards see the consolidated financial statements in our Annual Report on Form 10-K for the fiscal year ended October 31, 2013.

(b)	As noted below in footnote (8), Ms. Gulyas retired from the Board effective December 10, 2012, and was no longer a member of the Board when the grants of stock options were made in fiscal 2013.

(8)	Effective December 10, 2012, Ms. Gulyas retired from the Board. Effective July 14, 2013 Mr. Pope retired from the Board.

(9)
At the request of the UAW, the organization which elected Mr. Williams to the Board, the entire cash portion of Mr. Williams’ annual retainer and attendance fees, are contributed to a trust which was created in 1993 pursuant to a restructuring of our retiree health care and life insurance benefits.

Share Ownership Requirements for Non-Employee Directors
To encourage directors to own our shares, effective January 1, 2012, $20,000 of each director’s annual retainer is paid in the form of restricted stock each year. The stock is priced as of the date the first quarterly disbursement of the annual retainer is due. The restricted stock portion of the annual retainer is provided pursuant to the 2013 PIP. For additional information regarding the 2013 PIP, see Note 19, Stock-based compensation plans, to our consolidated financial statements included in our Form 10-K for the fiscal year ended October 31, 2013. Directors are expected to own shares equivalent to three times their annual cash retainer by June 2015 or within five years of being designated as a Board member.
Deferred Fee Plan For Non-Employee Directors
Under our Non-Employee Directors Deferred Fee Plan, directors may defer fees otherwise payable in the form of cash or restricted stock. The amount otherwise payable in cash may be deferred in cash or in DSUs. Any amount deferred in cash is generally paid to the director, with interest at the prime rate, at the date specified by the director at the time of his or her election to defer. The amount otherwise payable in restricted stock may be deferred in DSUs. Any amount deferred in DSUs is credited into the director’s account at the then current market price. Such units are generally distributed to the director in the form of our Common Stock at the date specified by the director at the time of his or her election to defer. Elections to defer are made in the calendar year prior to the year in which the fees are earned.
Compensation Committee Interlocks and Insider Participation
None

EQUITY COMPENSATION PLAN INFORMATION
This table provides information regarding the equity securities authorized for issuance under our equity compensation plans as of October 31, 2013.

Plan Category(1)	(a) Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights	(b) Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights	(c) Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column(a))
Equity compensation plans approved by stockholders	6,289,909 (2)	$37.396 (3)	997,887 (4) (5)
Equity compensation plans not approved by stockholders(6)	798,588 (6) (7)	29.517 (3)	—
Total	7,088,497	N/A	997,887

(1)
This table does not include information regarding our 401(k) plans. Our 401(k) plans consist of the following: Navistar, Inc. 401(k) Plan for Represented Employees and Navistar, Inc. RAP. As of October 31, 2013, there were 570,782 shares of Common Stock held in these plans.

(2)
This number includes stock options granted under our 1994 Performance Incentive Plan (“1994 PIP”); stock options, restoration stock options, DSUs and PSUs (as described in the Executive Stock Ownership Program discussed below) granted under our 2004 PIP; and stock options, performance stock options, RSUs, DSUs, PSUs and performance units granted under our 2013 PIP. Prior to February 17, 2004, restoration stock options were granted under our 1998 Supplemental Stock Plan (not approved by stockholders), as supplemented by the Restoration Stock Option Program. Under the Restoration Stock Option Program, generally one may exercise vested options by presenting shares that have a total market value equal to the option price times the number of options. Restoration options are then granted at the market price in an amount equal to the number of shares that were used to exercise the original option, plus the number of shares that are withheld for the required tax liability. Participants who own non-qualified stock options that were vested prior to December 31, 2004, may also defer the receipt of shares of Common Stock due in connection with a restoration stock option exercise of these options. Participants who elect to defer receipt of these shares will receive deferred stock units. The deferral feature is not available for non-qualified stock options that vest on or after January 1, 2005. The Restoration Stock Option Program was eliminated for all stock options granted on or after December 16, 2008. Stock options awarded to employees for the purchase of Common Stock from the 1994 PIP, the 2004 PIP and the 2013 PIP were granted at the fair market value of the stock on the date of grant, generally have a 10-year contractual life, except for options granted under the 2004 PIP after December 15, 2009 and options granted under the 2013 PIP which have a contractual life of 7-years, and generally become exercisable as to one-third of the shares on each of the first three anniversaries of the date of grant, so that in three years the shares are 100% vested. Performance stock options granted under the 2013 PIP on February 19, 2013 do not become exercisable until after the three year anniversary of the date of grant. Performance Options granted to our CEO on April 22, 2013 vest upon achievement of performance conditions at measurement date. Awards of RSUs granted under the 2013 PIP were established by the Board or committee thereof at the time of issuance. The 1994 PIP expired on December 16, 2003 and the 2004 PIP expired on February 18, 2013, and as such no further awards may be granted under the 1994 PIP or the 2004 PIP. As of October 31, 2013, 389,829 stock option awards remain outstanding for shares of Common Stock reserved for issuance under the 1994 PIP, 3,017,145 stock option awards, 7,730 DSUs, and 51,248 PSUs remain outstanding for shares of Common Stock reserved for issuance under the 2004 PIP, and 1,904,961 stock options, including performance options, 250,622 RSUs, 651,870 performance units, 3,092 DSUs and 13,412 PSUs remain outstanding for shares of Common Stock reserved for issuance under the 2013 PIP. For more information on the 2013 PIP see footnote 5 below.

(3)
RSUs, DSUs, PSUs, and performance units settled in shares do not have an exercise price and are settled only for shares of our Common Stock on a one-for-one basis. These awards have been disregarded for purposes of computing the weighted-average exercise price. For more information on DSUs and PSUs see the discussion under the paragraph below entitled “The Executive Stock Ownership Program.”

(4)
Our 2004 PIP was approved by the Board and the independent Compensation and Governance Committee on October 15, 2003, and, subsequently by our stockholders on February 17, 2004. Our 2004 PIP was subsequently amended on April 21, 2004, March 23, 2005, December 12, 2005, April 16, 2007, June 18, 2007, May 27, 2008, December 16, 2008, January 9, 2009, February 16, 2010, and April 19, 2010. The 2004 PIP replaced, on a prospective basis, our 1994 PIP, the 1998 Supplemental Stock Plan, both of which expired on December 16, 2003, and our 1998 Non-Employee Director Stock Option Plan (collectively, the “Prior Plans”). A total of 3,250,000 shares of Common Stock were reserved for awards under the 2004 PIP. On February 16, 2010, our stockholders approved an amendment to increase the number of shares available for issuance under the 2004 PIP from 3,250,000 to 5,750,000. Shares subject to awards under the 2004 PIP, or the Prior Plans after February 17, 2004 and before February 19,2013, that were canceled, expired, forfeited, settled in cash, tendered to satisfy the purchase price of an award, withheld to satisfy tax obligations or otherwise terminated without a delivery of shares to the participant again became available for awards.

(5)
The 2013 PIP was approved by the Board and the Compensation Committee on December 11, 2012 and by our stockholders on February 19, 2013. The 2013 PIP replaced on a prospective basis the 2004 PIP and the Prior Plans, and awards may no longer be granted under the 2004 PIP or the Prior Plans. A total of 3,665,500 shares of Common Stock were reserved for awards under the 2013 PIP. Shares subject to awards under the 2013 PIP, the 2004 PIP or the Prior Plans after February 19, 2013, that are canceled, expired, forfeited, settled in cash, tendered to satisfy the purchase price of an award, withheld to satisfy tax obligations or otherwise terminated without a delivery of shares to the participant again become available for awards. This number represents the remaining number of unused shares from the year ended October 31, 2013 which are available for issuance.

(6)
The following plans were not approved by our stockholders: The 1998 Supplemental Stock Plan (as supplemented by the Restoration Stock Option Program (the “Supplemental Plan”)), The Executive Stock Ownership Program (the “Ownership Program”), The 1998 Non-Employee Director Stock Option Plan (the “Director Stock Option Plan”), and The Non-Employee Directors Deferred Fee Plan (the “Deferred Fee Plan”), except that any DSUs awarded out of the Deferred Fee Plan on or after September 30, 2013 are now issued out of the 2013 PIP. Below is a brief description of the material features of each plan, but in each case the information is qualified in its entirety by the text of such plans. We also granted 500,000 non-qualified stock options to Lewis B. Campbell upon his appointment as Executive Chairman and CEO of the Company on August 26, 2012. These stock options were a non-plan grant made under NYSE inducement grant rules.

The Supplemental Plan. The Supplemental Plan was approved by the Board on December 15, 1998. A total of 4,500,000 shares of Common Stock are reserved for awards under the Supplemental Plan. Stock options awarded under the Supplemental Plan were granted at the fair market value of the stock on the date of grant, generally have a 10-year contractual life and generally become exercisable as to one-third of the shares on each of the first three anniversaries of the date of grant, so that in three years the shares are 100% vested. Awards of restricted stock granted under the Supplemental Plan are established by the Board or committee thereof at the time of issuance. As of October 31, 2013, 229,000 stock option awards remain outstanding for shares of Common Stock reserved for issuance under the Supplemental Plan. Prior to February 17, 2004 the Restoration Stock Option Program was administered under and supplemented by the Supplemental Plan. The Supplemental Plan expired December 16, 2003, and as such no further awards may be granted under the Supplemental Plan.
The Executive Stock Ownership Program. On June 16, 1997, the Board approved the terms of the Executive Stock Ownership Program, and on April 17, 2001, October 15, 2002, August 30, 2004, December 16, 2008, January 9, 2009 the Board approved certain amendments thereto. In general, the Executive Stock Ownership Program requires all of our officers and senior managers to acquire, by direct purchase or through salary or annual bonus reduction, an ownership interest in Navistar by acquiring a designated amount of our Common Stock at specified timelines. Participants are required to hold such stock for the entire period in which they are employed by the Company. Participants may defer their cash bonus or defer salary into DSUs. These DSUs vest immediately. There were 12,643 DSUs deferred under the Executive Stock Ownership Program (albeit 1,821 DSUs were granted under the Executive Stock Ownership Program, 7,730 DSUs were granted under the 2004 PIP and 3,092 DSUs were granted under the 2013 PIP) and outstanding as of October 31, 2013. PSUs may also be awarded to participants who complete their ownership requirement on an accelerated basis. PSUs vest as to one-third of the shares on each of the first three anniversaries of the date of grant, so that in three years the shares are 100% vested. There were 76,698 PSUs earned under the Executive Stock Ownership Program (albeit 12,038 PSUs were granted under the Executive Stock Ownership Program, 51,248 PSUs were granted under the 2004 PIP and 13,412 PSUs were granted under the 2013 PIP) and outstanding as of October 31, 2013. Each vested DSU and PSU will be settled by delivery of one share of Common Stock. Such settlement will occur within 10 days after a participant’s termination of employment. DSUs and PSUs are no longer granted under the Executive Stock Ownership Program or the 2004 PIP, but instead are granted under the 2013 PIP. Effective November 1, 2013, the Executive Stock Ownership Program was amended and restated to, among other things, eliminated an executive's ability to earn PSUs or defer their cash bonus into DSUs.
The Director Stock Option Plan. The Director Stock Option Plan was approved by the Board on December 16, 1997 and amended on December 11, 2001. A total of 250,000 shares of Common Stock are reserved for awards under the Director Stock Option Plan. The Director Stock Option Plan provided for an annual grant to each of our non-employee directors an option to purchase 4,000 shares of Common Stock. The option price in each case was 100% of the fair market value of the Common Stock on the business day following the day of grant. As of October 31, 2013, 16,000 stock option awards remain outstanding for shares of Common Stock reserved for issuance under the Director Stock Option Plan. Stock options awarded under the Director Stock Option Plan generally become exercisable in whole or in part after the commencement of the second year of the term of the option, which term is 10 years. The optionee is also required to remain in the service of the Company for at least one year from the date of grant. The Director Stock Option Plan was terminated on February 17, 2004. All future grants to non-employee directors were issued under the 2004 PIP and its successor plan the 2013 PIP.
The Deferred Fee Plan. Under the Deferred Fee Plan, directors may elect to receive all or a portion of their annual retainer fees (in excess of their mandatory one-fourth restricted stock grant (as discussed above)) and meeting fees in cash or restricted stock, or they may defer payment of those fees in cash (with interest) or in DSUs. Deferrals in the deferred stock account are valued as if each deferral was vested in Common Stock as of the deferral date. As of October 31, 2013, there were 40,553 outstanding deferred stock units under the Deferred Fee Plan (including 824 DSUs awarded under the 2013 PIP).

(7)
Includes 1,821 DSUs and 12,038 PSUs granted under the Executive Stock Ownership Program and 39,729 deferred stock units granted under the Deferred Fee Plan; all of which were outstanding as of October 31, 2013.

PROPOSAL 2—RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The Board is asking our stockholders to ratify the Audit Committee’s appointment of KPMG as the Company’s independent registered public accounting firm for the fiscal year ending October 31, 2014. KPMG has been the Company’s auditors since 2006. For additional information regarding the Company’s relationship with KPMG, please refer to the Audit Committee Report and the Independent Registered Public Accounting Firm Fee Information contained elsewhere in this proxy statement.
If the appointment of KPMG as our independent registered public accounting firm for fiscal 2014 is not ratified by our stockholders, the adverse vote will be considered a direction to the Audit Committee to consider other auditors for next year. However, because of the difficulty in making any substitution of auditors after the beginning of the current year, the appointment for fiscal 2014 will stand, unless the Audit Committee finds other good reason for making a change.
Representatives of KPMG will be present at the Annual Meeting and will have the opportunity to make a statement if they desire to do so. The representatives will also be available to respond to questions at the Annual Meeting.
YOUR BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSAL 2.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FEE INFORMATION
The following table presents aggregate fees billed or expected to be billed by KPMG, our independent registered public accounting firm, for audit services and fees for professional services incurred for the fiscal years ended October 31, 2013 and 2012, on our behalf:

(in millions)	2013	2012
Audit fees	$12.7	$13.0
Audit-related fees	0.5	0.5
Tax fees	—	0.1
All other fees	—	—
Total fees	$13.2	$13.6
A description of the types of services provided in each category is as follows:
Audit Fees – These are fees for professional services for the audit of our annual consolidated financial statements, limited review of our quarterly consolidated financial statements, and services that are normally provided in connection with statutory and regulatory filings. This includes fees for the audit of Navistar Financial Corporation (“NFC”).
Audit-Related Fees – These are fees for the assurance and related services that are reasonably related to the performance of the audit or review of our financial statements, including procedures related to our and NFC’s financing transactions.
Tax Fees – These are fees for professional services rendered for tax compliance, tax advice and tax planning.
All Other Fees – These are fees for permissible services provided by KPMG that do not meet the above categories. For fiscal years 2012 and 2013, the Company did not incur any other fee.
The Audit Committee pre-approved all audit and non-audit services provided to us in accordance with the Audit Committee’s pre-approval policy. In accordance with the Audit Committee’s pre-approval policy, the Audit Committee annually considers for pre-approval all proposed audit and non-audit services which are known early in the year to be performed in the coming year by our independent registered public accounting firm and the estimated fees for such services. Additional fees related to certain audit-related or non-audit services proposed to be provided by our independent registered public accounting firm may be pre-approved by management, so long as the fees for such additional services individually or in the aggregate do not exceed $400,000 in any 12-month period, and are reported to the Audit Committee at the next regularly scheduled committee meeting. Other proposed audit-related or non-audit services (not within the scope of the approved engagement) may be considered and, if appropriate, pre-approved by the chair of the Audit Committee if the related additional fees are estimated to be less than $250,000, otherwise the Audit Committee must pre-approve all additional audit-related and non-audit services to be performed by our independent registered public accounting firm. In making its decision to utilize our independent registered public accounting firm, the Audit Committee considers whether the provision of such services is compatible with maintaining that firm’s independence and to that end receives certain representations from the firm regarding their independence and permissibility under applicable laws and regulations related to non-audit services provided by the firm to us.

PROPOSAL 3—ADVISORY VOTE ON EXECUTIVE COMPENSATION

At our 2011 annual meeting of stockholders, a majority of our stockholders voted in favor of holding a non-binding advisory vote on executive compensation on an annual basis. In light of those results, our Board determined that the Company will hold a non-binding advisory vote on executive compensation on an annual basis. The next required non-binding advisory vote regarding the frequency interval will be in 2017, although an earlier vote regarding such frequency interval may be held at the Board’s discretion.

At our 2012 annual meeting of stockholders, our stockholders expressed their support of our executive compensation programs by approving our non-binding advisory vote on our executive compensation. However, at our 2013 annual meeting, approximately 80% of votes cast reflected disapproval of our executive compensation programs as disclosed in the proxy statement, thereby, not approving the advisory vote on executive compensation. The disapproval was largely based on alignment of pay with worse than anticipated fiscal 2012 business results. In response to company performance, tremendous changes have been made to both the Board and the management team. The new Board and management reached out to our stockholders and aligned management and stockholder interests in continuing efforts to execute our turnaround plan, as well as incorporate best practices in executive pay programs. As described more fully in our CD&A, our executive compensation programs for our NEOs, as well as other executives, are designed to closely align executive rewards with the total return to stockholders and corporate, group and individual performance. Our Compensation Committee has developed an overall compensation philosophy that is built on a foundation of the following principles:

•	Competitive Positioning: Total remuneration is designed to attract and retain the executive talent necessary to achieve our goals through a market competitive total remuneration package.

•
Pay-for-Performance: Executive compensation is designed to align the interests of our executives and stockholders. It is also performance-based with a direct link to Company, business unit, and individual performance.

•
Ownership and Responsibility: Our compensation programs are designed to recognize individual contributions as well as link executive and stockholder interests through compensation plans and programs that reward our executives, including our NEOs based on increases to stockholder value and the financial success of the Company.

The Board urges our stockholders to read the CD&A which describes the changes made to the executive compensation programs and how the executive compensation programs are designed to support our Company and our business strategies in concert with our culture, compensation philosophies and guiding principles. We believe that the Company’s executive compensation programs appropriately align pay and performance and enable the Company to attract and retain talented executives within our industry.
We are asking our stockholders to indicate their support for our executive compensation as described in this proxy statement. This proposal, commonly known as a “say-on-pay” proposal, gives you as a stockholder the opportunity to express your views on our fiscal 2013 executive compensation policies and procedures described in this proxy statement. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our NEOs. Accordingly, we ask our stockholders to vote “FOR” the following resolution at the Annual Meeting:
RESOLVED, that the stockholders of Navistar International Corporation (the “Company”) approve, on an advisory basis, the compensation of the named executive officers, as disclosed pursuant to Item 402 of Regulation S-K in the Company’s proxy statement for the 2014 Annual Meeting of Stockholders.
Although this is an advisory vote that will not be binding on the Compensation Committee or the Board, we will carefully review the results of the vote, as we did last year. The Compensation Committee will consider our stockholders’ concerns and take into account the outcome of “say on pay” votes when designing future executive compensation programs. The Board recommends that you indicate your support for the Company’s executive compensation in fiscal 2013, as outlined in the above resolution.

YOUR BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSAL 3.

PROPOSAL 4—STOCKHOLDER PROPOSAL
GAMCO Asset Management, Inc., One Corporate Center, Rye, New York, 10580, owner of 8,210,182 shares of our Common Stock, advised the Company that it intends to present the following stockholder proposal at the Annual Meeting. In accordance with federal securities regulations, we include in this proxy statement the proposal, plus the supporting statement submitted by the proponent, exactly as submitted.
RESOLVED: that the stockholders of Navistar International Corporation (the “Company”) request the Board of Directors redeem the rights issued pursuant to the Rights Agreement, dated as of June 19, 2012, unless the holders of a majority of the outstanding shares of common stock approve the issuance at a meeting of the stockholders held as soon as practical.
SUPPORTING STATEMENT:
As of June 19, 2012, the Board of Directors adopted a Rights Agreement. The Rights represent a corporate anti-takeover device, commonly known as a “poison pill.” Absent Board intervention, the Rights are exercisable when a person or group acquires a beneficial interest in 15% or more of the outstanding common stock of the Company.
We oppose the use of Rights to prevent a potential bidder from effecting any merger or tender offer that is not approved by the Board of Directors. A poison pill stops a potential bidder from taking their offer directly to the stockholders even if an overwhelming majority would have accepted the offer. The potential bidder must instead negotiate with management, and a Board or management may sometimes have interests that conflict with interests of the stockholders. In effect, the pill allows a Board to arrogate to itself the sole right to determine what price a potential buyer must pay to acquire the entire company. The power of stockholders to accept an offer by a potential bidder provides an important check and balance on management and the Board in their stewardship of the stockholders' interests. We believe the stockholders should retain the right to decide for themselves what represents a fair price for their holdings.
We urge stockholders to vote in favor of this proposal.
The Board of Directors Makes No Recommendation
Background
On June 19, 2012, the Board adopted a Stockholder Rights Agreement (as amended, the “Rights Plan”) to protect the Company and its stockholders from unsolicited attempts or inequitable offers to acquire the Company. The Company subsequently amended the Rights Plan on October 5, 2012, October 19, 2012, June 17, 2013 and on July 14, 2013. The July 14, 2013 amendment was entered into in connection with settlement agreements between the Company and each of the Icahn Group and the MHR Group. The July 14, 2013 amendment to the Rights Plan increased the level of beneficial ownership of the Company’s common stock at which a Person (as defined in the Rights Plan) becomes an “Acquiring Person” from 15% to 20% of outstanding Common Stock of the Company and extended the expiration date of the Rights Plan to June 18, 2015. The Board approved the July 14, 2013 amendment increasing the threshold percentage and extending the term of the Rights Plan in connection with the overall settlement agreements with each of the Icahn Group and the MHR Group, two of the Company’s largest stockholders, and consistent with it fiduciary duties under Delaware law as it believed this action to be in the best interests of the Company.
Our Board has considered the stockholder's proposal relating to the Rights Plan, and has determined to make no voting recommendation on the proposal to stockholders. The Board recognizes that stockholder rights agreements remain controversial and believes that there are valid arguments in favor of, and in opposition to, stockholder rights agreements. After careful consideration, and upon the recommendation of the Nominating & Governance Committee, the Board has determined that it wants to use this proposal as an opportunity for stockholders to express their views on this subject without being influenced by any recommendation from the Board.
Vote Required
Approval of the stockholder proposal requires affirmative vote of a majority of the shares present or represented by proxy at the Annual Meeting and entitled to vote. Votes for, against, abstentions and broker non-votes will each be counted as present for purposes of determining the presence of a quorum. Broker non-votes will not have any effect on the outcome of the vote on this proposal but abstentions will count as votes against the proposal. If approved, the stockholder proposal would constitute a non-binding request that our Board redeem the rights issued pursuant to the Rights Plan. Even if stockholders approve the proposal, the Board is not compelled to terminate the Rights Plan and any such termination would be pursued only if the Board determines that doing so would be in the best interests of the Company and its stockholders.
THE BOARD OF DIRECTORS ENCOURAGES STOCKHOLDERS TO CONSIDER AND EXPRESS THEIR VIEWS ON PROPOSAL 4, BUT MAKES NO RECOMMENDATION.

OTHER MATTERS

Section 16(a) Beneficial Ownership Reporting Compliance
Section 16(a) of the Exchange Act requires our directors and executive officers and persons who own beneficially more than ten percent of a registered class of our equity securities to file reports of holdings and transfers of Company stock with the SEC and to provide copies of those reports to Navistar. Based solely on our review of copies of those reports received by us or written representations that all such reports were timely filed, we believe that our directors, executive officers and greater than ten percent beneficial stockholders made all required filings on time.
Availability of Form 10-K and Annual Report to Stockholders

As permitted by the SEC, we are delivering our Proxy Statement and Annual Report via the Internet. On January 24, 2014, we mailed to our stockholders a Notice of Internet Availability of Proxy Materials containing instructions on how to access our Proxy Statement and Annual Report and authorize a proxy to vote their shares online or by telephone. If you wish to request a printed or electronic copy of this Proxy Statement and our Annual Report, you should follow the instructions included in the Notice. The Notice is not a proxy card or ballot. You may review Company filings with the SEC by visiting the Company’s website at http://www.navistar.com/navistar/investors/financials/sec.

Matters Raised at the Meeting not Included in this Proxy Statement
We do not know of any matters to be acted upon at the Annual Meeting other than those discussed in this proxy statement. If any other matter is presented, proxy holders will vote on the matter in their discretion.

ADMISSION AND TICKET REQUEST PROCEDURE
Admission
Admission is limited to stockholders of record on January 10, 2014 or a stockholder’s authorized proxy holder or a representative. In each case, the individual must have an admission ticket and valid photo identification to be admitted to the Annual Meeting. In addition, stock ownership will be verified.
Admission Ticket for Registered Holders

•	If your shares of Common Stock are registered in your name and you received your proxy material by mail, an admission ticket is attached to your proxy card.

•
If your shares of Common Stock are registered in your name and (i) you received or accessed your proxy materials electronically over the Internet, and you plan on attending the Annual Meeting, click the appropriate box on the electronic proxy card or (ii) follow the telephone instructions and when prompted, “if you plan to attend the meeting in person,” press 1, and an admission ticket will be held for you at the registration desk at the Annual Meeting. You will need a valid photo identification to pick up your ticket.

Admission Ticket for Beneficial Holders

•
If your shares of Common Stock are held in a bank or brokerage account you may obtain an admission ticket in advance by submitting a request by mail to our Corporate Secretary, 2701 Navistar Drive, Lisle, Illinois 60532 or by facsimile to (331) 332-2261.

Ticket Request Deadline
Ticket requests for all Beneficial Holders and for Beneficial Holders and Registered Holders appointing a representative to attend and/or vote on his/her behalf, must include all information specified in the applicable table below and be submitted in writing and received by the Company on or before March 7, 2014. No requests will be processed after that date.
To Submit Request
Submit requests by mail to our Corporate Secretary, 2701 Navistar Drive, Lisle, Illinois 60532 or by facsimile to (331) 332-2261. Ticket requests by telephone will not be accepted.
Authorized Proxy Representative
A registered stockholder may appoint, and a beneficial stockholder may request that its registered holder (i.e., its broker or bank) appoint, a representative to attend the Annual Meeting and/or vote on his/her behalf. The admission ticket must be requested by the stockholder but will be issued in the name of the authorized representative. Individuals holding admission tickets that are not issued in their name will not be admitted to the Annual Meeting. Stockholder information specified below and a written proxy authorization must accompany the ticket request.

Registered Stockholders (if appointing a representative to attend and/or vote on his/her behalf)	Beneficial Holders
For ownership verification provide:
•      name(s) of stockholder
•      address
•      phone number
•      social security number and/or stockholder account number; or
•      a copy of your proxy card showing stockholder name and address

For ownership verification provide:
•      a copy of your January brokerage account statement showing Navistar stock ownership as of the record date (1/10/14);
•      a letter from your broker, bank or other nominee verifying your record date (1/10/14) ownership; or
•      a copy of your brokerage account voting instruction card showing stockholder name and address

Also include: • name of authorized proxy representative, if one appointed • address where tickets should be mailed and phone number	Also include: • name of authorized proxy representative, if one appointed • address where tickets should be mailed and phone number

Aon Hewitt's
2013 TCM Survey Executive Participants

3M Company
7-Eleven, Inc.
A. O. Smith Corporation
ACCO Brands Corporation
Acushnet Company
ADT Corp
Aegion Corp.
AEI Services LLC
Aerojet-General Corporation
AFC Enterprises, Inc.
Agilent Technologies, Inc.
AGL Resources Inc.
Air Products and Chemicals, Inc.
Alcoa Inc.
Alexander & Baldwin, Inc.
Allergan, Inc.
ALLETE, Inc.
Alliant Energy Corporation
ALSAC-St. Jude's
Altria Group, Inc.
Alyeska Pipeline Service Company
Ameren Corporation
American Axle & Manufacturing Holdings, Inc
American Blue Ribbon Holdings, LLC
American Chemical Society
American Electric Power Company, Inc.
American Heart Association
AMSTED Industries Incorporated
Amway Corp.
Andersen Corporation
ANN INC.
Apple Inc.
Arby's Restaurant Group
Archer-Daniels-Midland Company
Arkansas Electric Cooperatives
Arkema Inc.
Armstrong World Industries, Inc.
Arrow Electronics, Inc.
Atlantic Power
AU BON PAIN
Automatic Data Processing, Inc.
AutoNation, Inc.
Avant Energy, Inc.
Avery Dennison Corporation
Avis Budget Group, Inc.
The Babcock & Wilcox Company
BAE Systems, Inc.
Bain & Company, Inc.
Ball Corporation
The Bama Companies, Inc

APPENDIX A

Barnes Group Inc.
Battelle Memorial Institute
Bausch & Lomb Incorporated
Baxter International Inc.
Beam Inc.
Benihana, Inc.
Bill Barrett Corporation
Bloomin Brands
The Boeing Company
Boise Inc.
The Bon-Ton Stores, Inc.
BorgWarner Inc.
Brady Corporation
BrightSource Energy Inc.
Broadridge Financial Solutions, Inc.
Brown-Forman Corporation
Brunswick Corporation
Buckeye Partners, L.P.
Burlington Northern Santa Fe Corporation
Bush Brothers & Company
Callaway Golf Company
Campbell Soup Company
Cardtronics, Inc.
Career Education Corporation
Carestream Health Inc.
Caribou Coffee Company, Inc.
Carter's, Inc.
Case New Holland
Caterpillar Inc.
CDW Corporation
CEC Entertainment, Inc.
Cemex USA
CenterPoint Energy, Inc.
Chart Industries, Inc.
Chevron Corporation
Chevron Global Power Company
Chicago Bridge & Iron Company N.V.
Chipotle Mexican Grill, Inc.
Chiquita Brands International, Inc.
Chrysler LLC
CHS Inc.
Church & Dwight Company, Inc.
Ciena Corporation
Cimarex Energy Co.
Cisco Systems, Inc.
City Utilities of Springfield
Cleco Corporation
Cliffs Natural Resources Inc.
The Clorox Company
Coach, Inc.

Cobham Management Services Inc.
The Coca-Cola Company
Columbia Sportswear Company
Columbian Chemicals Company
Comcast Corporation
CommScope, Inc.
Con-way Inc.
ConAgra Foods, Inc.
Cosi, Inc.
Cott Corporation
Crosstex Energy, Inc.
Cubic Corporation
Curtiss-Wright Corporation
Dairy Queen
Dana Holding Corporation
Darden Restaurants, Inc.
Dave & Buster's, Inc.
Dean Foods Company
Deere & Company
Del Monte Foods Company
Delhaize America
Deloitte Services LLP
Delphi Automotive PLC
Delta Air Lines, Inc.
Deluxe Corporation
Denso International America, Inc.
Deseret Generation & Transmission
Diageo North America, Inc.
DineEquity, Inc.
DIRECTV
Dolby Laboratories, Inc.
Dollar General Corporation
Donaldson Company, Inc.
Dover Corporation
DST Systems, Inc.
DTE Energy Company
Duke Energy Corporation
Duke Realty Corporation
Dunkin' Brands, Inc.
E. I. du Pont de Nemours and Company
Eastman Chemical Company
Eaton Corporation
Ecolab Inc.
Eddie Bauer Inc.
Edison Mission Energy
Edwards Lifesciences Corporation
Einstein Noah Restaurant Group, Inc.
Eli Lilly and Company
Elkay Manufacturing Company
Emerson Electric Co.
Energizer Holdings, Inc.
Energy Future Holdings Corporation
EnergySource LLC

Enpower Management Corp.
EP Energy
Equifax Inc.
EQUINIX
ESCO Technologies Inc.
The Estee Lauder Companies Inc.
Expedia, Inc.
Express Scripts, Inc.
F5 Networks
Federal Reserve Information Technology
Federal-Mogul Corporation
FedEx Corporation
Fifth & Pacific Companies Inc ( Formerly Liz Claiborne, Inc.)
FirstEnergy Corp.
Fiserv, Inc.
Florida Municipal Power Agency
Flowserve Corporation
Fortune Brands Home & Security, Inc.
Foster Wheeler AG
GAF Materials Corporation
Garden Fresh Restaurant Corp.
Gardner Denver, Inc.
Gate Gourmet, Inc.
GATX Corporation
GCL Solar Energy, Inc.
GDF SUEZ Energy North America, Inc.
Gemological Institute of America
GenCorp Inc.
General Dynamics Corporation
General Dynamics Land Systems
General Mills, Inc.
Genuine Parts Company
Gibraltar Industries, Inc.
Global Payments Inc.
Globeleq Inc.
Gordon Food Service
Graco Inc.
Granite Construction Incorporated
Graphic Packaging Holding Company
Greyhound Lines, Inc.
H&R Block, Inc.
H. J. Heinz Company
H.B. Fuller Company
Hallmark Cards, Inc.
Harley-Davidson, Inc.
Haworth, Inc.
HCA Holdings, Inc
HDR Inc
Helix Energy Solutions Group, Inc.
Henkel Corporation
Herman Miller, Inc.
Hilcorp Energy Company

Hillshire Brands
Hilton Worldwide
HNTB
Hormel Foods Corporation
Hot Topic, Inc.
Houghton Mifflin Company
Hubbell Incorporated
Huntington Ingalls Industries
Hy-Vee, Inc.
Hyatt Hotels Corporation
Iberdrola Renewables Inc.
ICF International, Inc.
IDEX Corporation
IEWC Corp
Ignite Restaurant Group
Illinois Tool Works Inc.
IMG
IMS Health Inc.
In-N-Out Burger
Ingersoll-Rand plc
Integrys Energy Group, Inc.
Intermountain Health Care, Inc.
International Paper Company
Intrawest Corporation
Intuit Inc.
Iron Mountain Incorporated
J. C. Penney Company, Inc.
Jabil Circuit, Inc.
Jack in the Box Inc.
Jacobs Engineering Group Inc.
James Hardie
Jarden Corporation
JMC Steel Group, Inc.
Johns Manville Corporation
Johnson & Johnson
Jones Lang LaSalle Incorporated
Joy Global Inc.
Kaydon Corporation
Kellogg Company
Kelly Services, Inc.
Keystone Foods LLC
Kimberly-Clark Corporation
Kinder Morgan, Inc.
Kohler Company
KONE, Inc.
Kraft Foods Group, Inc
The Kroger Co.
L'Oreal USA, Inc.
L-3 Communications Holdings, Inc.
L.L. Bean, Inc.
Land O'Lakes
Leggett & Platt, Incorporated
Lennar Corporation

Lennox International Inc.
Levi Strauss & Co. 1
LG&E and KU Energy
Linear Technology
Lockheed Martin Corporation
Lorillard, Inc.
Lowe's Companies, Inc.
LSG Sky Chefs
The Lubrizol Corporation
Luxottica Retail
Macy's, Inc.
Magellan Midstream Partners, L.P.
ManpowerGroup
Maple Leaf Foods Inc.
Maritz Holdings Inc.
Marriott International, Inc.
Mars Incorporated
Marshfield Clinic
Martin Marietta Materials, Inc.
Mary Kay Inc.
Masco Corporation
Mattel, Inc.
McCormick & Company, Incorporated
McDonald's Corporation
McJunkin Red Man Corporation
Mead Johnson Nutrition Company
MeadWestvaco Corporation
Mednax, Inc
Medtronic, Inc.
Meijer, Inc.
Mentor Graphics Corporation
Merck & Co., Inc.
Meritor, Inc.
Merrill Corporation
Micron Technology, Inc.
MillerCoors LLC
The MITRE Corporation
Mohawk Industries, Inc.
Mondelez International, Inc.
Morningstar
The Mosaic Company
National Instruments Corporation
National Renewable Energy Lab
Navigant Consulting, Inc.
Navistar International
Nebraska Public Power District
The Neiman Marcus Group, Inc.
Nestle Purina Petcare Company
Nestle USA, Inc.
New York Power Authority
New York University Inc.
Newell Rubbermaid Inc.
NewMarket Corporation

NewPage Corporation
NextEra Energy, Inc.
NIKE, Inc.
Nintendo of America, Inc.
NiSource Inc.
Nordstrom, Inc.
Norfolk Southern Corporation
Northern Star Generation Services Company LLC
Northrop Grumman Corporation
NPC International
NRG Energy, Inc.
NVIDIA Corporation
OfficeMax Incorporated
OGE Energy Corp.
Oglethorpe Power Corporation
Oil States International, Inc.
Old Dominion Electric Cooperative
Olin Corporation
OMNOVA Solutions Inc.
ONEOK, Inc.
Owens Corning
Owens-Illinois, Inc.
P.F. Chang's China Bistro, Inc.
PACCAR Inc
Packaging Corporation of America
Panera Bread
Papa John's International, Inc.
Parker-Hannifin Corporation
Paychex, Inc.
Payless ShoeSource, Inc.
Pentair, Inc.
PepsiCo, Inc.
Petco Animal Supplies, Inc.
PG&E Corporation
Philip Morris International Inc.
Pier 1 Imports, Inc.
Pinnacle West Capital Corporation
Polaris Industries Inc.
PolyOne Corporation
Power Plant Management Services LLC
PPG Industries, Inc.
PPL Corporation
Prairie State Generating Company, LLC
ProBuild Holdings, Inc.
The Procter & Gamble Company
Public Service Enterprise Group Incorporated
Public Utility District 1 of Chelan County
Puget Sound Energy, Inc.
PVH Corp.
QEP Resources, Inc.
Quad/Graphics, Inc.
Qualcomm Inc.
Questar Corporation

Raytheon Company
Reckitt Benckiser Inc.
Recycled Energy Development LLC
Red Hat, Inc.
Red Robin Gourmet Burgers, Inc.
Rent-A-Center
RES Americas, Inc.
Rexel, Inc.
Reynolds American Inc.
RF MICRO DEVICES
Rich Products Corporation
Robert Bosch LLC
Rockwell Automation, Inc.
Rockwell Collins
Rolls-Royce North America Holdings Inc.
Ruby Tuesday, Inc.
Ruth's Hospitality Group, Inc.
Ryder System, Inc.
S. C. Johnson & Son, Inc.
Safelite Group, Inc.
SAIC, Inc.
Sandia National Laboratories
Schneider National, Inc.
Schreiber Foods, Inc.
Seagate Technology, Inc.
Sears Holdings Corporation
Sempra Energy
The ServiceMaster Company 1
The Sherwin-Williams Company
Siemens Corporation
Siliconix Inc.
Snap-on Incorporated
Solo Cup Company
Sonoco Products Company
Space Dynamics Lab / USU Research Foundation
Spectra Energy Corp
Sprague Energy
Staples, Inc.
Star West Generation LLC
Starbucks Corporation
Starwood Hotels & Resorts Worldwide, Inc.
Steelcase Inc.
Strayer Education, Inc
Stryker Corporation
The Sun Products Corporation
SuperMedia Inc.
SUPERVALU INC.
Swift Energy Company
Sypris Solutions, Inc.
T-Mobile U.S.A.
Target Corporation
TE Connectivity Ltd.
Tenaska Energy Inc.

Tenneco Inc.
Texas Industries, Inc.
Texas Instruments Incorporated
Texas Roadhouse, Inc.
Textron Inc.
TIBCO Software Inc
Time Warner Cable Inc.
Timex Group
The TJX Companies, Inc.
Topaz Power Group Llc
The Toro Company
TransCanada Corporation
Trinchero Family Estates
True Value Company
TRW Automotive Holdings Corp.
TTX Company
Tyson Foods, Inc.
Unilever United States Inc.
United Continental Holdings, Inc.
United Launch Alliance, LLC
United Parcel Service
University of Notre Dame
URS Energy & Construction Inc.
Valero Energy Corporation
Valmont Industries, Inc.
The Valspar Corporation
Verizon Communications Inc.
VF Corporation
Vi
Viad Corp
Vulcan Materials Company
W. L. Gore & Associates, Inc.
Wal-Mart Stores, Inc.
Walgreen Company
The Walt Disney Company
Waste Management, Inc.
Waters Corporation
Wells Enterprises, Inc.
Wendy's International, Inc.
The Western Union Company
Westinghouse Electric Company LLC
Whataburger, Inc.
Whirlpool Corporation
White Castle System, Inc.
The Williams Companies, Inc.
Williams-Sonoma, Inc.
Wm. Wrigley Jr. Company
Wolters Kluwer U.S.
Woodward Inc.
WPX Energy
Wyndham Worldwide Corporation
Xerox Corporation
Xylem Inc.

YUM Brands, Inc.
Zale Corporation

*** Exercise Your *Right* to Vote ***

Notice of Meeting and Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to Be Held on March 10, 2014.

NAVISTAR INTERNATIONAL CORPORATION

NAVISTAR INTERNATIONAL CORPORATION
2701 NAVISTAR DRIVE
LISLE, IL 60532

M64871-P45464

Meeting Information

Meeting Type: Annual Meeting
For holders as of: January 10, 2014
Date: March 10, 2014 **Time:** 11:00 AM Central Time
Location: Navistar International Corporation
2701 Navistar Drive
Cyrus Hall Auditorium
Lisle, Illinois 60532

You are receiving this communication because you hold shares in the company named above.

This is not a ballot. You cannot use this notice to vote these shares. This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. You may view the proxy materials online at *www.proxyvote.com* or easily request a paper copy (see reverse side).

We encourage you to access and review all of the important information contained in the proxy materials before voting.

See the reverse side of this notice to obtain proxy materials and voting instructions.

— Before You Vote —

How to Access the Proxy Materials

Proxy Materials Available to VIEW or RECEIVE:

NOTICE AND PROXY STATEMENT   COMBINED DOCUMENT

How to View Online:

Have the information that is printed in the box marked by the arrow → XXXX XXXX XXXX (located on the following page) and visit: *www.proxyvote.com.*

How to Request and Receive a PAPER or E-MAIL Copy:

If you want to receive a paper or e-mail copy of these documents, you must request one. There is NO charge for requesting a copy. Please choose one of the following methods to make your request:

1) *BY INTERNET*: www.proxyvote.com
2) *BY TELEPHONE*: 1-800-579-1639
3) *BY E-MAIL**: sendmaterial@proxyvote.com

* If requesting materials by e-mail, please send a blank e-mail with the information that is printed in the box marked by the arrow → XXXX XXXX XXXX (located on the following page) in the subject line.

Requests, instructions and other inquiries sent to this e-mail address will NOT be forwarded to your investment advisor. Please make the request as instructed above on or before February 24, 2014 to facilitate timely delivery.

— How To Vote —

Please Choose One of the Following Voting Methods

Vote In Person: Many shareholder meetings have attendance requirements including, but not limited to, the possession of an attendance ticket issued by the entity holding the meeting. Please check the meeting materials for any special requirements for meeting attendance. At the meeting, you will need to request a ballot to vote these shares.

Vote By Internet: To vote now by Internet, go to *www.proxyvote.com.* Have the information that is printed in the box marked by the arrow → XXXX XXXX XXXX (located on the following page) available and follow the instructions.

Vote By Mail: You can vote by mail by requesting a paper copy of the materials, which will include a proxy card.

M64872-P45464

Voting Items

1. ELECTION OF DIRECTORS

Nominees:

01) Troy A. Clarke
02) John D. Correnti
03) Michael N. Hammes
04) Vincent J. Intrieri
05) James H. Keyes
06) General (Retired) Stanley A. McChrystal
07) Samuel J. Merksamer
08) Mark H. Rachesky
09) Michael F. Sirignano

The Board of Directors recommends you vote FOR the following proposals:

2. Vote to ratify the selection of KPMG LLP as our independent registered public accounting firm.

3. Advisory Vote on Executive Compensation.

The Board of Directors Makes No Recommendation on the following proposal:

4. Stockholder Proposal requesting the Board of Directors redeem the rights issued pursuant to the Rights Agreement dated June 19, 2012.

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

The foregoing items of business are more fully described in the Proxy Statement accompanying this card. The Board of Directors of the Company has fixed the close of business on January 10, 2014, as the record date for the determination of stockholders entitled to notice of, and to vote at, the Annual Meeting and at any adjournment or postponement thereof.

M64873-P45464